UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-2

BOX, INC.
(Name of Registrant as Specified In Its Charter)

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box

2021
Proxy Statement

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Welcome to the Content Cloud

Secure your content and power
collaboration on one platform

We thank you for your continued support as we fulfill our vision for the Content Cloud and power how the world works together.
— Aaron Levie
We have a unique opportunity and our strategy is yielding significant results. We are better positioned than ever to drive our next phase of growth.
— Bethany Mayer

July 19, 2021

Dear Fellow Stockholders,

It is our pleasure to invite you to attend the 2021 annual meeting of stockholders of Box, Inc. More details on the annual meeting can be found in the enclosed notice for the annual meeting and proxy materials.

Your vote will be especially important at this year’s annual meeting because Starboard Value LP and certain of its affiliates have provided notice to Box of their intent to nominate directors for election to the Board of Directors at the annual meeting. Our Board has attempted to engage constructively with Starboard and has considered each of their director nominees. When determining the Board’s recommendations on the nominees and matters before the annual meeting, the Board has carefully considered the best interests of all our stockholders. The Board recommends that you vote for the company’s nominees and in accordance with the Board’s recommendations on each proposal before the annual meeting using the enclosed BLUE proxy card.

We have a number of important proposals for your consideration at this year’s annual meeting. We are asking for you to vote to: (1) reelect three of our directors—Dana Evan, Peter Leav and Aaron Levie; (2) increase the number of shares reserved for issuance under our 2015 Employee Stock Purchase Plan and eliminate the “evergreen” provision; (3) approve the compensation of our named executive officers, (4) remove the supermajority vote requirements for stockholders to amend certain provisions of our amended and restated certificate of incorporation; and (5) ratify the appointment of Ernst & Young LLP as our independent accountant for fiscal year 2022. More information on the annual meeting, the Board’s recommendations and our company can be found in the enclosed proxy materials or other materials we may send you regarding the annual meeting. We encourage you to read these materials carefully when deciding how to vote your shares at the annual meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible so that your voice is heard.

Thank you for your ongoing support and for being a part of our journey to transform how the world works together and pioneer our industry going forward.

AARON LEVIE Cofounder and CEO Box, Inc.	BETHANY MAYER Chair of the Board Box, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Thursday, September 9, 2021

DATE AND TIME:	Thursday, September 9, 2021 at 8 a.m. Pacific Time
PLACE:	Similar to the past five years, the 2021 annual meeting of stockholders of Box, Inc. (“Box” or the “Company”) (including any postponements, adjournments or continuations thereof, the “Annual Meeting”) will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting www.cesonlineservices.com/box21_vm where you will be able to listen to the meeting live, submit questions and vote online.
ITEMS OF BUSINESS:	1. To elect three Class I directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
2. To approve an amendment to our 2015 Employee Stock Purchase Plan;
3. To approve, on an advisory basis, the compensation of our named executive officers;
4. To approve an amendment to our amended and restated certificate of incorporation (the “Charter”) to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter;
5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022; and
6. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
RECORD DATE:	Our Board of Directors has fixed the close of business on July 12, 2021 as the record date for the Annual Meeting. Only holders of record of the company’s shares of Class A common stock and Series A Convertible Preferred Stock on July 12, 2021 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
PROXY VOTING:	YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to VOTE TODAY by following the instructions on the enclosed BLUE proxy card to vote by the Internet or telephone or by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. More information on voting your BLUE proxy card and attending the Annual Meeting can be found in the accompanying Proxy Statement.

IMPORTANT

Starboard Value LP and certain of its affiliates (collectively, “Starboard”) have provided notice to Box of their intent to nominate up to four director candidates for election to the Board of Directors at the Annual Meeting and to withdraw one of their four director candidates if three directorships are subject to an election at the Annual Meeting, which is the case. You may receive proxy solicitation materials from Starboard. The company is not responsible for the accuracy of any information contained in any solicitation materials filed or disseminated by, or on behalf of, Starboard or any of their affiliates or any other statements that they may otherwise make.

The Board of Directors recommends that you vote “FOR ALL” the company’s nominees and in accordance with the Board of Directors’ recommendations on each proposal before the Annual Meeting, as described in the accompanying Proxy Statement, using the enclosed BLUE proxy card. The Board of Directors also urges you to disregard any materials, and not to sign, return or vote on any white proxy card, that may be sent to you by or on behalf of Starboard. If you have already voted using a white proxy card sent to you by Starboard, you can revoke it by voting using the BLUE proxy card or by voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

We appreciate your continued support of Box.

July 19, 2021
Redwood City, California	By order of the Board of Directors, David Leeb Chief Legal Officer and Corporate Secretary

 YOUR VOTE IS IMPORTANT!

Simply follow the easy instructions on the enclosed BLUE proxy card to vote by telephone, by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. If you received this Notice and Proxy Statement by email, you may also vote by pressing the BLUE “VOTE NOW” button in the accompanying email. Please simply disregard any white proxy card you may receive from Starboard.

If you have questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated, at:

1 (877) 750-8233 (toll-free from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on September 9, 2021

The Notice of Annual Meeting, Proxy Statement and Annual Report for
the fiscal year ended January 31, 2021 are available free of charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or at www.eproxyaccess.com/box2021.

PROXY SUMMARY

This section highlights information contained in other parts of this Proxy Statement. We encourage you to review the entire Proxy Statement for more detail on these items, as well as our Annual Report for the fiscal year ended January 31, 2021.

MATTERS TO BE VOTED ON

Proposal Number	Description	Board Recommendation
1	Election of Directors	FOR ALL the Company’s Nominees
To elect three Class I directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
2	Approve an Amendment to our 2015 Employee Stock Purchase Plan	FOR
To approve an amendment to eliminate the “evergreen” provision and increase the number of shares reserved for issuance under the 2015 Employee Stock Purchase Plan by 6,000,000 shares.
3	Advisory Vote on the Compensation of our Named Executive Officers	FOR
To approve, on an advisory basis, the compensation of our named executive officers.
4	Charter Amendment to Eliminate Supermajority Stockholder Vote Requirement to Amend Certain Charter Provisions	FOR
To approve an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter.
5	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022.

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DIRECTORS AND DIRECTOR NOMINEES

The following table provides summary information about each director nominee and our other directors as of May 31, 2021.

Name	Age	Director Since	Independent	Class	Current Term Expires	AC	CC	NCGC	OC	Skills and Experience
DIRECTOR NOMINEES*
Dana Evan	61	2011	Yes	I	2021
Peter Leav	50	2019	Yes	I	2021
Aaron Levie (CEO)	36	2005	No	I	2021
CONTINUING DIRECTORS:
Kim Hammonds	54	2018	Yes	II	2022
Dan Levin	57	2010	Yes	II	2022
Bethany Mayer (Chair)	59	2020	Yes	II	2022
Sue Barsamian	62	2018	Yes	III	2023
Carl Bass	64	2020	Yes	III	2023
Jack Lazar	55	2020	Yes	III	2023
John Park	38	2021	Yes	III	2023

	Chairperson	Executive Management and Leadership
	Member	Technology
*	If elected, term will expire in 2024	Operations
AC	Audit Committee	Go-To-Market
CC	Compensation Committee	Corporate Governance/Public Company Board
NCGC	Nominating and Corporate Governance Committee	Finance/Investment/Accounting
OC	Operating Committee	Enterprise IT

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CORPORATE GOVERNANCE HIGHLIGHTS

Recent Governance Improvements
✓	Separation of Board Chair and CEO roles
✓	Robust duties and responsibilities for new independent Board Chair role
✓	Women serving as Board Chair and chair of 3 Board committees
✓	4 new directors appointed since 2020
✓	Elimination of supermajority stockholder vote requirements in the Bylaws
✓	Proposal to eliminate all supermajority stockholder vote requirements in the Charter
✓	Majority voting standard in uncontested director elections with a director resignation policy
✓	Corporate Governance Guidelines reflect the Nominating and Corporate Governance Committee’s commitment to actively seeking highly qualified women and individuals from underrepresented communities to include in the initial pool from which director candidates are selected
✓	Average Board tenure goal of ten years or less for independent directors to encourage director refreshment
Historical Governance Practices
✓	9 of 10 directors are independent
✓	Each Board Committee is composed of independent directors
✓	Annual performance evaluations of directors
✓	Ongoing comprehensive succession planning for CEO and key executive officers
✓	Board is composed of 40% women and 20% of directors from underrepresented communities
✓	Limitation on director service on other public company boards
✓	All directors attend 75% or more of all Board meetings
✓	Meaningful stock ownership and retention guidelines for directors and CEO
✓	Policy prohibiting hedging of Company stock by directors and officers
✓	Clawback provisions for both cash and equity awards

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PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Time on Thursday, September 9, 2021

This proxy statement (this “Proxy Statement”) and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors (the “Board of Directors” or the “Board”) for use at the 2021 annual meeting of stockholders of Box, Inc. (“Box” or the “company”) (including any postponements, adjournments or continuations thereof, the “Annual Meeting”). The Annual Meeting will be held virtually on Thursday, September 9, 2021 at 8 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.cesonlineservices.com/box21_vm, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Meeting, this Proxy Statement and our Annual Report on Form 10-K as amended, is first being mailed on or about July 21, 2021 to all stockholders entitled to vote at the Annual Meeting. The proxy materials contain instructions for voting by proxy using the enclosed BLUE proxy card or BLUE voting instruction form. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

Our Board has sent you this Proxy Statement and the accompanying BLUE proxy card to ask for your vote, as a stockholder of Box, on certain matters that will be voted on at the Annual Meeting. For more information on the participants in the Board of Directors’ solicitation, please see “Participants in the Solicitation” beginning on page 73 of this Proxy Statement.

Who is Starboard Value? How are they involved in the Annual Meeting?

Starboard Value LP is an activist hedge fund based in New York. Starboard Value LP and certain of its affiliates (collectively, “Starboard”) have provided notice to Box of their intent to nominate director candidates for election to the Board of Directors at the Annual Meeting. You may receive proxy solicitation materials from Starboard. The company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Starboard or any of their affiliates or any other statements that they may otherwise make.

The Board of Directors does not endorse any of Starboard’s nominees and unanimously recommends that you vote “FOR ALL” the company’s nominees and “FOR” the company’s proposals recommended by the Board of Directors on the enclosed BLUE proxy card. The Board urges you to disregard any materials and NOT to sign, return or vote using any white proxy card sent to you by or on behalf of Starboard. Voting to “withhold” with respect to any of Starboard’s nominees on a white proxy card sent to you by Starboard is not the same as voting for the company’s nominees, because a vote to “withhold” with respect to any of Starboard’s nominees on Starboard’s white proxy card will revoke any BLUE proxy you may have previously submitted. To support the company’s nominees, you should vote “FOR ALL” the company’s nominees on the BLUE proxy card. If you have already submitted a vote using any white proxy card provided by or on behalf of Starboard, you have the right to change your vote by following the instructions on the enclosed BLUE proxy card to vote by Internet or telephone or by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided or by voting virtually at the Annual Meeting. Only your latest-dated proxy will count.

Who is entitled to vote at the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders of the company as of the close of business on July 12, 2021, the record date for the Annual Meeting (the “Record Date”). Only holders of record of our Class A common stock and Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 154,731,305 shares of Class A common stock issued and outstanding and 500,000 shares of Series A Preferred Stock issued and outstanding.

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Holders of the Series A Preferred Stock are entitled to vote with the holders of the Class A common stock on an “as converted” basis as set out in the Certificate of Designations for the Series A Preferred Stock (the “Series A Certificate of Designations”). The Series A Preferred Stock is convertible, in whole or in part, at any time at the option of the holder, into shares of Class A common stock at an initial conversion rate of 37.037 shares of Class A common stock per share of Series A Preferred Stock, subject to certain adjustments described in the Series A Certificate of Designations. As of the Record Date, the Series A Preferred Stock was convertible in the aggregate into 18,612,975 shares of Class A common stock and provides 37.23 votes per share of Series A Preferred Stock.

The Class A common stock together with the Series A Preferred Stock is referred to herein as “Voting Stock.” The Voting Stock votes together as a single class unless otherwise provided.

Each stockholder of record is entitled to one vote per share of Class A common stock and one vote per each share of Class A common stock underlying a share of Series A Preferred Stock on an “as converted” basis.

What matters am I voting on?

You will be voting on:

•	the election of three Class I directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

•	an amendment to eliminate the “evergreen” provision and increase the number of shares reserved for issuance under the 2015 Employee Stock Purchase Plan by 6,000,000 shares;

•	a proposal to approve, on an advisory basis, the compensation of our named executive officers;

•	an amendment to our amended and restated certificate of incorporation (our “Charter”) to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022; and

•	any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends voting on the BLUE proxy card:

•	“FOR ALL” the company’s nominees Aaron Levie, Dana Evan, and Peter Leav to be elected as Class I directors;

•	“FOR” the approval of an amendment to eliminate the “evergreen” provision and increase the number of shares reserved for issuance under the 2015 Employee Stock Purchase Plan by 6,000,000 shares;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;

•	“FOR” the approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022.

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee, whether as a result of stockholder abstention, a withhold vote, or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR ALL” of the Board of Directors’ nominees to the Board of Directors; you may “WITHHOLD ALL,” which will withhold your vote from all the Board of Directors’ nominees; or you may vote “FOR ALL EXCEPT” any nominee or nominees you specify.

•	Proposal No. 2: The approval of the amendment of our 2015 Employee Stock Purchase Plan to eliminate the “evergreen” provision and increase the number of shares available for issuance by 6,000,000 shares requires the affirmative vote of at least a majority of the voting power of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of this proposal.

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•	Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative vote of at least a majority of the voting power of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of this proposal. However, because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our Compensation Committee will consider the outcome of the vote when determining named executive officer compensation in the future.

•	Proposal No. 4: The approval of an amendment to Article X of our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter requires the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of our outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Because this proposal will only pass with the affirmative vote of 66-2/3% of our outstanding Voting Stock, any broker non-votes will have the same effect on this proposal as a vote “Against” this proposal.

•	Proposal No. 5: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022, requires the affirmative vote of a majority of the voting power of the shares of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of this proposal.

How do I vote if I am a stockholder of record?

If you are a stockholder of record, there are four ways to vote:

•	By Internet: Please locate the Control Number on your BLUE proxy card or BLUE voting instruction form. Then, access the website indicated on your BLUE proxy card or BLUE voting instruction form and follow the easy instructions. If you have previously consented to receive your proxy materials by email, you may simply press the BLUE “VOTE NOW” button in the body of the email;

•	By Telephone: Please locate the Control Number on your BLUE proxy card or BLUE voting instruction form. Then, use a touch-tone phone to dial the telephone number shown on your BLUE proxy card or BLUE voting instruction form and follow the easy prompts;

•	By Mail: If you received your proxy materials by mail, you may vote by completing, signing and dating your BLUE proxy card and mailing it in the enclosed, postage pre-paid envelope so it is received prior to the Annual Meeting; or

•	By Attending the Virtual Annual Meeting: If you are stockholder of record, you may attend the virtual Annual Meeting by visiting www.cesonlineservices.com/box21_vm, where you may vote by completing a ballot.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the Annual Meeting, we recommend that you also use the enclosed BLUE proxy card to vote by telephone or Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote if I am a beneficial stockholder with my shares held in street name?

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by telephone or by Internet or by signing, dating and returning a voting instruction form. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares by ballot at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Aaron Levie, Dylan Smith, and David Leeb have been designated as the company’s proxy holders by our Board of Directors for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder.

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Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone on a later date;

•	completing and returning a later-dated proxy card;

•	sending a written notice of revocation to our Secretary at Box, Inc., 900 Jefferson Ave., Redwood City, California 94063; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

If you have already signed any white proxy card provided by or on behalf of Starboard, you have the right to change your vote by using the enclosed BLUE proxy card to vote TODAY by telephone or by Internet using the instructions on the BLUE proxy card or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. Please note that voting to “withhold” with respect to any of Starboard’s nominees on a white proxy card sent to you by Starboard is not the same as voting for the Board of Directors’ nominees, because a vote to “withhold” with respect to any of Starboard’s nominees on Starboard’s white proxy card will revoke any BLUE proxy you may have previously submitted. To support the Board of Directors’ nominees, you should vote “FOR ALL” the Board of Directors’ nominees on the BLUE proxy card.

What should I do if I receive more than one BLUE proxy card or set of proxy materials from the company?

Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must use each BLUE proxy card you receive in order to vote with respect to each account by telephone, by Internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

If Starboard proceeds with their previously announced nominations, the company will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have the company’s latest proxy information and materials to vote. The company will send you a new BLUE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every BLUE proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board of Directors, then you should only submit a BLUE proxy card.

What should I do if I receive a white proxy card or other proxy materials from Starboard?

Starboard has notified the company that they intend to solicit proxies in support of up to four director candidates proposed by Starboard for election to the Board of Directors and to withdraw one of their four director candidates if only three directorships are subject to an election at the Annual Meeting, which is the case. Starboard has since filed preliminary proxy materials with the Securities and Exchange Commission (“SEC”) indicating their intent to solicit proxies in support of three director candidates proposed by Starboard for election to the Board of Directors if three directorships are subject to an election at the Annual Meeting, which is the case. You may receive proxy solicitation materials from Starboard, including a white proxy card. The company is not responsible for the accuracy of any information contained in proxy materials filed or disseminated by, or on behalf of, Starboard or any other statements that Starboard may make.

The Board of Directors does not endorse any of Starboard’s nominees and urges you to disregard any materials and NOT to sign, return or vote any white proxy card sent to you by or on behalf of Starboard. Voting to “withhold” with respect to any of Starboard’s nominees on a white proxy card sent to you by Starboard is not the same as voting for the company’s nominees, because a vote to “withhold” with respect to any of Starboard’s nominees on Starboard’s white proxy card will revoke any BLUE proxy card you may have previously submitted. To support the company’s nominees, you should vote “FOR ALL” the company’s nominees on the BLUE proxy card. If you have already signed any white proxy card provided by or on behalf of Starboard, you have the right to change your vote by completing, signing and dating the enclosed BLUE proxy card and promptly mailing it in the postage-paid envelope provided or to vote using the Internet or telephone by following the instructions on the BLUE proxy card. Only your latest-dated proxy will count.

If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated (“Innisfree”), our proxy solicitor assisting us with the Annual Meeting, at 1 (877) 750-8233 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other locations).

How will my shares be voted if I return the BLUE proxy card?

The shares represented by any BLUE proxy card that is properly executed and received by the company prior to or at the Annual Meeting will be voted in accordance with the specifications made on that proxy card. Where a choice has been specified on the BLUE proxy card with respect to the proposals, the shares represented by the BLUE proxy card will be voted in accordance with the specifications.

The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all BLUE proxy cards received by the Board of Directors will be voted with respect thereto at the discretion of the person or persons named as proxies in the enclosed BLUE proxy card.

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If you return a validly executed BLUE proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR ALL” the Board of Directors’ nominees set forth on the BLUE proxy card: Aaron Levie, Dana Evan, and Peter Leav (Proposal 1); “FOR” the approval of an amendment to eliminate the “evergreen” provision and increase the number of shares reserved for issuance under the 2015 Employee Stock Purchase Plan by 6,000,000 shares (Proposal 2); “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3); “FOR” the approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter (Proposal 4); and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022 (Proposal 5).

Will my shares be voted if I do nothing?

Pursuant to New York Stock Exchange rules applicable to brokers, to the extent a broker provides you with competing proxy materials from Starboard (in addition to the company’s proxy materials), the broker will be prohibited from exercising discretionary authority with respect to any of the proposals to be voted on with respect to your account, unless you provide the broker with specific voting instructions. This is referred to as a “broker non-vote.” In these cases, those shares will not be counted for the purpose of determining whether a quorum is present and will not be considered votes cast on the proposals to be considered at the Annual Meeting. If the broker has not provided you with competing proxy materials from Starboard, the broker may vote your shares without your specific instruction only with respect to Proposal No. 5, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022. Please also note that declining to vote will have the same effect as a vote “Against” the proposal to amend our Charter, as approval of this proposal requires the affirmative vote of 66-2/3% of our outstanding shares, regardless of the number of shares that are present virtually or by proxy at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. To ensure that your shares are represented at the Annual Meeting, we urge you to vote TODAY by following the instructions on the enclosed BLUE proxy card to vote by Internet or telephone, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes. If your bank, broker or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from such holder of record. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker or other nominee, by following the instructions on the enclosed BLUE voting instruction form, to vote your shares in line with the Board of Directors’ recommendations on the BLUE voting instruction form.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws (our “Bylaws”) and Delaware law. Without a quorum, no business may be transacted at the Annual Meeting. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our Voting Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How will the Annual Meeting be conducted?

The Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting www.cesonlineservices.com/box21_vm, where you will be able to listen to the meeting live, submit questions and vote online.

Attendance at the Annual Meeting will be limited to stockholders of the company as of the Record Date, and guests of the company. You will not be able to attend the Annual Meeting in person at a physical location.

•	Pre-Registering for the Annual Meeting. In order to attend the virtual Annual Meeting, you will need to pre-register by 8 a.m. Pacific Time on Wednesday, September 8, 2021. To pre-register for the meeting, please follow these instructions:

Registered Stockholders. Stockholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/box21_vm. Please have your proxy card or Notice of Annual Meeting containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting.

Street Name Stockholders. Stockholders whose shares are held through a broker, bank or other nominee as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/box21_vm. Please have your Voting Instruction Form, Notice of Annual Meeting, or other communication containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting.

If you have any difficulty following the registration process, please email the support team at the email address indicated on the meeting website.

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•	Attending the Virtual Annual Meeting. Once your registration is validated, you will receive a confirmation email with instructions for accessing the Annual Meeting. The confirmation email will also contain contact information for technical support or any other questions on how to participate in the Annual Meeting.

•	Technical Disruptions. In the event of any technical disruptions or connectivity issues during the course of the Annual Meeting, please allow for some time for the meeting website to refresh automatically, and/or for the meeting operator to provide updates through the phone bridge.

•	Stockholder List. We will make available a list of registered stockholders as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from August 30, 2021 through September 9, 2021 at our headquarters located at 900 Jefferson Ave., Redwood City, California 94063. Due to the fact that the normal business hours of our headquarters have been affected due to the COVID-19 pandemic, if you wish to inspect the list, please submit your request, along with proof of ownership, by email to legalops@box.com. The stockholder list will also be available electronically on the meeting website during the live webcast of the Annual Meeting.

•	Voting by Ballot at the Annual Meeting. Although the meeting webcast will begin at 8 a.m. Pacific Time on September 9, 2021, we encourage you to access the meeting site 30 minutes prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered stockholders beginning at 7:30 a.m. Pacific Time on the day of the Annual Meeting.

For street name stockholders who wish to vote by ballot at the Annual Meeting, you must also provide a legal proxy from your broker, bank or other custodian when submitting your ballot before the polls close at the Annual Meeting. Any Voting Instruction Form you receive in connection with the Annual Meeting is not a legal proxy. Please also note that if you do request a legal proxy from your broker, bank or other agent, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your broker, bank or custodian to vote on your behalf. Consequently, you will only be able to vote by ballot at the Annual Meeting. Your legal proxy, in electronic form (PDF, JPEG, GIF or PNG file format), must be submitted along with your ballot before the polls close at the Annual Meeting in order for your vote by ballot to count.

How can I ask questions during the Annual Meeting?

You may submit a question during the Annual Meeting using the “Ask A Question” box on the left-hand side of your screen, next to the slides with the heading “Ask A Question”. Enter your question in the box and hit the “SEND” button to submit it. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting will be included in the rules of conduct that will be available on the Annual Meeting website.

If I can’t attend the Annual Meeting, can I vote later?

You do not need to attend the online Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not stockholders plan to attend the Annual Meeting, we urge stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.

Why are we holding a virtual Annual Meeting?

Similar to previous years, this year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). Our virtual meeting this year also protects the safety of everyone in light of the COVID-19 pandemic. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us beginning 30 minutes in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the Annual Meeting, we will answer questions submitted during the Annual Meeting, to the extent relevant to the business of the Annual Meeting, as time permits.

Who will count the votes?

First Coast Results, Inc. will serve as the independent inspector of election (the “Inspector of Election”) and, in such capacity, will count and tabulate the votes.

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Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results based on the advice of our proxy solicitor at the Annual Meeting. We also expect to disclose preliminary voting results based on the preliminary tabulation by the Inspector of Election on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. We will report voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the SEC as soon as practicable.

Who can help answer any other questions I may have?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED:

1 (877) 750-8233 (toll-free from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

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BACKGROUND OF THE SOLICITATION

As part of its commitment to regular Board refreshment, the company appointed Sue Barsamian to the Board of Directors in 2018 and Peter Leav to the Board of Directors in 2019, respectively. For more information on Ms. Barsamian’s and Mr. Leav’s respective backgrounds and qualifications, please see “Board of Directors and Corporate Governance” beginning on page 23 of this Proxy Statement.

June 2019: Box begins extensive engagement with Starboard

On June 25, 2019, representatives of Starboard contacted Rory O’Driscoll, the company’s Lead Independent Director at that time, to discuss Starboard’s investment in the company.

On July 9, 2019, Mr. Levie, Mr. Smith and representatives of the company’s investor relations (“IR”) department met with representatives of Starboard to discuss management’s perspectives on the company.

On September 3, 2019, representatives of Starboard contacted Mr. Levie to inform Mr. Levie that Starboard would be filing a Schedule 13D with the SEC reporting a 7.5% ownership stake in the company.

Later on September 3, 2019, Starboard filed a Schedule 13D with the SEC reporting beneficial ownership of 7.5% of the company’s outstanding Class A common stock.

On September 6, 2019, Mr. O’Driscoll had a call with representatives of Starboard to continue discussions regarding Starboard’s investment in the company.

On September 18, 2019, Mr. Levie, Mr. Smith and company IR, met with representatives of Starboard to continue discussions regarding management’s and Starboard’s perspectives on the company.

Also on September 18, 2019, Mr. O’Driscoll also met with representatives of Starboard to discuss the Board’s and Starboard’s perspectives on the company.

On September 28, 2019, Mr. Levie had a call with a representative of Starboard to discuss the upcoming BoxWorks event. Mr. Levie shared his views on the company, and the parties shared their mutual desire to continue discussions on the company’s future.

On September 30, 2019, Mr. Levie, Mr. Smith and company IR had another call with representatives of Starboard to continue discussions regarding the company.

On October 1, 2019, Mr. O’Driscoll and Ms. Barsamian had a call with representatives of Starboard to discuss how Starboard and the company might work together.

On October 2, 2019, Mr. Levie, Mr. Smith and company IR had another call with representatives of Starboard to further discuss Starboard’s perspective on the upcoming BoxWorks event.

On October 3, 2019, the Company held its BoxWorks event.

On October 8, 2019, Mr. Levie had a call with representatives of Starboard to hear Starboard’s feedback on the BoxWorks event and for Mr. Levie to further share his thoughts on the company.

On October 15, 2019, Mr. O’Driscoll and Ms. Barsamian again had a call with representatives of Starboard to continue discussions regarding Starboard’s perspectives on the company.

On October 22, 2019, Mr. Levie had a call with representatives of Starboard to discuss its prior engagements and how Starboard and the company could work together.

On November 4, 2019, Mr. O’Driscoll and Ms. Barsamian met with representatives of Starboard to continue discussions regarding working with Starboard to improve the company.

On November 14, 2019, Mr. O’Driscoll and Ms. Barsamian continued discussions with representatives of Starboard to follow up on their prior conversations.

On December 5, 2019, Mr. Levie had a call with representatives of Starboard regarding the company’s recent earnings report.

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On December 10, 2019, Mr. O’Driscoll had a call with a representative of Starboard regarding the company’s corporate governance.

On February 19, 2020, Mr. Levie, Mr. Smith and company IR had a call with representatives of Starboard to discuss the company’s upcoming earnings release.

On February 21, 2020, Mr. O’Driscoll and Ms. Barsamian had a call with representatives of Starboard to hear Starboard’s feedback on its discussions with company management.

On March 9, 2020, Mr. O’Driscoll and Ms. Barsamian had a call with representatives of Starboard to discuss entering into a settlement agreement with Starboard.

On March 10, 2020, Mr. O’Driscoll and Ms. Barsamian continued discussions with a representative of Starboard regarding a potential settlement agreement.

On March 13, 2020, Mr. O’Driscoll and Ms. Barsamian continued discussions with a representative of Starboard regarding a potential settlement agreement.

On March 16, 2020, Mr. O’Driscoll had a call with a representative of Starboard during which they reached a tentative agreement on the material terms of a settlement agreement, subject to further consideration by the Board of Directors.

On March 19, 2020, Mr. O’Driscoll and Ms. Barsamian continued discussions with a representative of Starboard regarding a potential settlement agreement.

March 2020: Box and Starboard enter into a Settlement Agreement

On March 22, 2020, the company and Starboard entered into an agreement (the “Starboard Settlement Agreement”) pursuant to which the company agreed, among other things:

•	to appoint Jack Lazar to the Board of Directors, effective immediately;

•	to appoint one director to be selected from a list of candidates mutually agreed to by the company and Starboard;

•	to appoint one additional independent director prior to the 2020 annual meeting of stockholders;

•	that three of the company’s incumbent directors would not stand for reelection or would retire at the 2020 annual meeting of stockholders; and

•	to form the Operating Committee to work with the company’s CEO and management to identify and recommend opportunities for improvement in growth and margin performance.

Starboard agreed, among other things, to customary standstill provisions, including restrictions on initiating a proxy contest and publicly criticizing the company.

On March 23, 2020, Mr. Lazar had a call with representatives of Starboard to discuss the company’s strategic priorities.

Also on March 23, 2020, Starboard reported beneficial ownership of 7.7% of the outstanding Class A common stock.

On March 31, 2020, Mr. Levie, Mr. Smith and company IR had a call with representatives of Starboard as part of a virtual sell-side roadshow to discuss business trends during the onset of the COVID-19 pandemic and to listen to Starboard’s perspectives on managing the company through the pandemic.

On April 16, 2020, Ms. Barsamian had a call with representatives of Starboard to discuss the two remaining director appointments under the Starboard Settlement Agreement and the status of the Operating Committee.

On April 24, 2020, the company appointed Bethany Mayer to the Board of Directors from a list of candidates mutually agreed to by the company and Starboard, in accordance with the Starboard Settlement Agreement.

On May 26, 2020, the company appointed Carl Bass to the Board of Directors, who was selected in accordance with the Starboard Settlement Agreement.

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On May 27, 2020, the company reported its fiscal first quarter results, noting a 13% increase in year-over-year revenue, a 900 basis point increase in year-over-year GAAP operating margin and a $36.4 million increase in year-over-year cash flow from operations. Peter Feld, a representative of Starboard, and Mr. Levie had an email conversation related to the company’s first quarter results in which Mr. Feld stated “you guys are on a good path…congrats to the team and keep it up.”

On May 29, 2020, Mr. Levie, Mr. Smith and company IR had a call with representatives of Starboard to discuss the company’s earnings release. Starboard again expressed appreciation for the company’s financial results.

Also on May 29, 2020, Starboard reported that it had decreased its beneficial ownership to 6.0% of the outstanding Class A common stock.

On June 23, 2020, the Board of Directors appointed Mr. Bass to the Nominating and Governance Committee, Mr. Lazar to the Audit Committee and Ms. Mayer to serve as Chair of the Compensation Committee. The Board of Directors also appointed Mr. Lazar and Ms. Mayer to the Operating Committee (along with Ms. Barsamian and Ms. Hammonds). As a result, two of the four directors on the Operating Committee had been approved by Starboard. From the time of the appointment of Mr. Lazar and Ms. Mayer, the Operating Committee held more than 10 meetings.

On July 15, 2020, the company held its 2020 annual meeting of stockholders. Following the meeting, the company reduced the size of the Board of Directors to nine directors in accordance with the Starboard Settlement Agreement.

On August 26, 2020, the company reported its fiscal second quarter results, noting an 11% increase in year-over-year revenue, an improvement of 1700 basis points in year-over-year GAAP operating margin and a $37 million increase in year-over-year cash flow.

On August 27, 2020, Mr. Levie, Mr. Smith and company IR discussed the company’s earnings release with Starboard. Starboard indicated it was pleased with the rate of margin expansion and where the company was heading. In an email exchange between Mr. Feld and Mr. Levie related to the company’s results, Mr. Feld stated that he was “thrilled to see the company breaking out and performing better both on the top and bottom line. Appreciate you guys working with us and accepting the counsel. Not everyone behaves that way and it is greatly appreciated. Shows your comfort as a leader and a willingness to adapt. Very impressive.”

On September 17, 2020, the Company held its BoxWorks event.

On September 21, 2020, Mr. Levie had a call with a representative of Starboard to listen to Starboard’s feedback on the company’s performance.

On September 22, 2020, Mr. Levie, Mr. Smith and company IR had a call with representatives of Starboard as part of a virtual non-deal roadshow. Starboard expressed its view that the company has been making great progress and should keep up the good work.

December 2020: Starboard reverses course

On December 1, 2020, the company announced its fiscal third quarter results, noting an 11% increase in year-over-year revenue, an improvement of 2100 basis points in year-over-year GAAP operating margin and a $36 million increase in year-over-year cash flow from operations. The company also provided guidance regarding its fiscal fourth quarter results, noting that its revised revenue guidance was due to “lower professional services bookings than we noted previously, which creates a roughly $2 million headwind” and that the company was being “prudent in our growth expectations given the macroeconomic challenges that our customers are facing.” The revised guidance for revenue was 1.1% below analysts’ consensus estimates of $198.8 million.

On December 2, 2020, Box’s common stock declined approximately 9% from its prior close of $18.54 to $16.91.

On December 2, 2020, Mr. Levie, Mr. Smith and Box IR discussed the company’s earnings release with representatives of Starboard.

On December 4, 2020, Mr. Levie discussed the company’s earnings release, business performance and prospects with representatives of Starboard.

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On December 8, 2020, Mr. Lazar and Ms. Barsamian had a call with representatives of Starboard to listen to Starboard’s feedback on the company’s performance. Despite the prior support Mr. Feld communicated to the company, Starboard reversed course and its new position was that the company should explore a sale of the entire company or fire the company’s CEO, or otherwise face a proxy contest from Starboard.

On December 9, 2020, Mr. Levie, Mr. Smith and company IR had a call with representatives of Starboard as part of a virtual non-deal roadshow.

On December 16, 2020, two weeks after earnings, the company’s stock price closed at $18.85, which was above where it was trading immediately prior to the announcement of the company’s fiscal third quarter results on December 1, 2020.

On January 11, 2021, Starboard disclosed that it had increased its beneficial ownership to 7.9% of the outstanding Class A common stock.

Also on January 11, 2021, the company entered into a purchase agreement to issue and sell $315 million aggregate principal amount of convertible senior notes (the “Convertible Senior Notes”) to be used for general corporate purposes, such as repayment of debt and potential acquisitions. The initial purchasers had an option to purchase up to an additional $30 million of the Convertible Senior Notes, which was ultimately exercised, resulting in a total issuance of $345 million of the Convertible Senior Notes.

On January 13, 2021, Mr. Levie, Mr. Smith and Box IR had a telephone conversation with representatives of Starboard to listen to Starboard’s feedback on the company’s Convertible Senior Notes.

On January 15, 2021, Mr. Lazar and Ms. Barsamian had a call with representatives from Starboard. Mr. Feld expressed his view that, while the company’s Convertible Senior Notes were executed on favorable terms, he was not supportive of the transaction. He demanded that the company initiate a process to sell itself, and indicated that if the company maintained the status quo and did not sell itself then it must replace its CEO or otherwise face a proxy contest from Starboard to replace the CEO.

January 2021: The company initiates a review of a wide range of strategic options to maximize stockholder value

On January 19, 2021, the Board of Directors held a meeting where it determined that it was in stockholders’ best interest to explore strategic options to maximize stockholder value. In furtherance of this goal, the Board of Directors formed the Strategy Committee to lead a review of a wide range of strategic options, including a potential sale of the company. The Strategy Committee is composed of Dana Evan (the company’s Lead Independent Director at the time) and Mr. Lazar, Ms. Mayer and Mr. Bass (the three directors who were appointed pursuant to the Starboard Settlement Agreement). The company tasked Morgan Stanley & Co. LLC (“Morgan Stanley”) with assisting the Board of Directors and the Strategy Committee in this process. The Strategy Committee directed Morgan Stanley to reach out to a broad group of strategic parties and financial sponsors to explore their interest in pursuing strategic transactions, including an acquisition of the company.

From January 19, 2021 through April 7, 2021, Morgan Stanley, company management, and members of the Strategy Committee interacted with potential counterparties to solicit interest in a range of potential transactions. The Board of Directors and Strategy Committee met at least 18 times to review the status of these discussions and to provide ongoing direction to the comprehensive strategic review.

Also on January 19, 2021, Starboard sent a letter to the Board of Directors providing its perspectives about the company and the issuance of Convertible Senior Notes. Among other things, the letter stated that “the right answer for Box is to hire a financial advisor and explore a sale of the Company to a strategic or financial buyer” and that Starboard “implore[d] the Board to immediately embark upon such a process.” The letter also urged the Board of Directors not to make any acquisitions at this time, despite the company’s plan to make targeted, financially prudent acquisitions to support its strategic plan of expanding its product portfolio.

On February 3, 2021, the company announced the acquisition of SignRequest, an electronic signature company, for an aggregate purchase price of $55 million. The announcement of this transaction was well received by investors and financial analysts.

Later on February 3, 2021, Mr. Lazar and Ms. Evan had a call with representatives of Starboard to discuss the SignRequest acquisition. Several times during the call Mr. Feld stated that the company should be sold and indicated that if the company did not do so then it must replace its CEO or face a proxy contest from Starboard. When asked whether he would be interested in joining the Board of Directors as part of a settlement, Mr. Feld stated that he wouldn’t join the Board of Directors with Mr. Levie as CEO unless he were only there to oversee a sale of the company. When asked whether Mr. Feld would consider a settlement that included additional financial targets or board refreshment, Mr. Feld indicated that he was not interested in a settlement. He also stated that he knows and respects several members of the Board of Directors and that the Board of Directors was not the problem. He further stated that in no situation would he support Mr. Levie and Mr. Smith continuing in their positions. Ms. Evan inquired as to what price Box should entertain a sale of the company. Mr. Feld stated that a market-based premium of 20% to 40% would be acceptable. At the February 3, 2021 closing price of $18.41 per share for the Class A common stock, these premiums equate to a price of approximately $22.10 to $25.75 per share.

On February 8, 2021, Mr. Levie, Mr. Smith and Box IR continued discussions with representatives of Starboard to discuss the SignRequest acquisition.

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On February 11, 2021, representatives of Morgan Stanley met with representatives of Starboard to discuss Starboard’s views about the company. As part of the discussion, Mr. Feld stated that Starboard would run a proxy contest unless the company sold itself or fired the CEO.

On February 23, 2021, Reuters reported that Starboard was preparing to launch a proxy contest against the company, citing people familiar with the matter.

On February 28, 2021, the Strategy Committee held a meeting where it discussed alternative structures other than an outright sale of the company, some of which had been raised by potential counterparties previously contacted by Morgan Stanley. At that time, the Strategy Committee authorized Morgan Stanley to leave open the possibility of an alternative transaction structure that would enhance stockholder value in preliminary discussions with potential counterparties.

On March 2, 2021, the company announced its fiscal fourth quarter and fiscal year results, noting an 8% increase in year-over-year revenue, a 1300 basis point increase in year-over-year GAAP operating margin and a $42.5 million increase in year-over-year cash flow from operations. Box delivered $198.9 million in revenue, surpassing the prior guidance it gave in the third quarter of $196.5 million.

On March 4, 2021, Mr. Levie, Mr. Smith and Box IR had a call with representatives of Starboard regarding the company’s earnings release.

On March 15, 2021, Mr. Smith and Box IR had a follow-up conversation with Starboard regarding the company’s earnings release.

On March 18, 2021, the Board of Directors took action to extend the nomination deadline for the Annual Meeting by four weeks from April 13 to May 11. Due to the stage of the review process, the Board of Directors believed it would be beneficial to its goal of maximizing stockholder value to have up to an additional seven weeks, if necessary, to conclude the process before the nomination deadline. Due to the mechanics of the Starboard Settlement Agreement, this action by the Board of Directors also had the effect of automatically extending the standstill period thereunder by two weeks to April 6, 2021. Representatives of Morgan Stanley and Wilson Sonsini communicated this action to representatives of Starboard and its advisors. During the conversation with Morgan Stanley, representatives of Starboard indicated their belief that the recent increase in Box’s stock price was due to takeover speculation, and not due to fundamentals. The representatives of Starboard further emphasized they did not want this recent run-up in stock price to block a low-premium takeover transaction. On March 18, the closing Box stock price was $21.10.

On March 22, 2021, Reuters reported that the company was exploring a sale of the company amid pressure from Starboard.

On March 31, 2021, the Strategy Committee met to discuss the status of the strategic review. At such time, the Strategy Committee was in receipt of a proposal from KKR pursuant to which KKR and certain partners would make an investment in the form of convertible preferred stock at an initial yield of 3%, which had been negotiated down from KKR’s proposal of 7% yield in its preliminary indication of interest in early March. The Strategy Committee evaluated whether it should recommend to the Board of Directors that the best path to driving stockholder value was to:

•	pursue this proposal;

•	continue the strategic review to find additional options; or

•	pursue the company’s standalone plan without any external transaction.

In evaluating these options, the Strategy Committee considered, among other things, the number and range of potential counterparties, including both strategic acquirors and financial sponsors, that were contacted by Morgan Stanley. Based on these considerations, the Strategy Committee decided to continue to pursue the proposal from KKR.

On April 7, 2021, the Board of Directors held a meeting to discuss KKR’s proposal. The Board of Directors unanimously determined that a $500 million strategic investment in the company in the form of convertible preferred stock at an initial yield of 3% (the “KKR-Led Transaction”) and a subsequent self-tender offer, coupled with continuing to execute the company’s stand-alone plan, was the path forward for stockholders that maximized stockholder value. The Board of Directors unanimously approved these transactions. The Board of Directors also unanimously approved the separation of the Chair and CEO roles and the appointment of Ms. Mayer as its independent Chair effective May 1, 2021.

April 2021: The KKR-Led Transaction is announced

On April 8, 2021, the company announced that it had entered into the KKR-Led Transaction and would use substantially all of the proceeds to repurchase shares of the company’s Class A common stock through a “modified Dutch auction” tender offer. As part of such investment, John Park, who leads the technology industry team within KKR’s Americas Private Equity platform, would be appointed to the Board of Directors. The company also announced the separation of the roles of Chair and CEO and the appointment of Ms. Mayer as independent Chair.

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Later on April 8, 2021, Ms. Mayer and Mr. Lazar had a call with representatives of Starboard. Mr. Feld expressed Starboard’s strong displeasure with the results of the strategic review. During the conversation, Mr. Feld indicated that he would stop the fight immediately if Mr. Levie were replaced.

On April 14, 2021, Ms. Mayer, Mr. Lazar and Ms. Barsamian had a call with Mr. Feld. Despite his prior statements, Mr. Feld now indicated that Starboard was not willing to sell its shares of Class A common stock at $21 or $22 per share. Mr. Feld requested that the company release KKR from its obligation to vote in favor of the company as a gesture of good faith. Mr. Feld reiterated Starboard’s desire to replace Mr. Levie as CEO and indicated that he would like to join the Board of Directors if the company did so. Ms. Mayer offered Mr. Feld the opportunity to execute a non-disclosure agreement to receive more information about the strategic review process, which Mr. Feld immediately declined.

On April 20, 2021, Ms. Mayer and Mr. Lazar had a call with representatives of Starboard. Mr. Feld stated that Starboard would not move forward with its planned director nominations if Starboard were offered the opportunity to participate in the KKR-Led Transaction and Mr. Feld were appointed to the Board of Directors. Mr. Feld reiterated that he was not willing to sign a non-disclosure agreement.

On April 27, 2021, Mr. Park had a discussion with Mr. Feld. During this conversation, Mr. Feld reiterated his desire for Starboard to participate as an investor in the KKR-Led Transaction.

On April 28, 2021, Ms. Mayer and Mr. Lazar informed Mr. Feld that the Board of Directors was amenable to allowing Starboard to participate in the KKR-Led Transaction but would not appoint Mr. Feld as a director. Mr. Feld indicated that there is no path to a settlement that doesn’t include appointing him to the Board of Directors.

May 2021: Starboard initiates a proxy contest

On May 3, 2021, Starboard issued a public letter to the company’s stockholders to announce its intent to nominate director candidates for election at the Annual Meeting.

On May 4, 2021, the company issued a press release responding to Starboard’s public letter and highlighting the company’s views on its proactive governance actions, world-class Board of Directors, strong financial results, comprehensive review of value-enhancing strategic options and constructive engagement with Starboard.

On May 5, 2021, Starboard disclosed that it had increased in its beneficial ownership to 8.0% of the outstanding Class A common stock.

On May 10, 2021, Starboard delivered notice to the company of Starboard’s intent to nominate four directors for election to the Board of Directors at the Annual Meeting. Starboard also issued a public letter to Box stockholders regarding its director candidates.

Also on May 10, 2021, the company issued a statement in response to Starboard’s nomination notice stating that the Board of Directors does not believe the changes proposed by Starboard are warranted or in the best interests of all stockholders. The statement also describes, among other things, recent progress at Box, the ongoing board refreshment efforts and the company’s review of strategic options.

On May 11, 2021, the window closed for submitting notice of director nominations and stockholder proposals (other than proposals pursuant to Rule 14a-8 under the Exchange Act) for the Annual Meeting.

On May 12, 2021, the company completed the KKR-Led Transaction and appointed Mr. Park to the Board of Directors. For more information on Mr. Park’s background and qualifications, please see “Board of Directors and Corporate Governance” beginning on page 23 of this Proxy Statement.

On May 17, 2021, Starboard issued a public letter to Box stockholders criticizing the KKR-Led Transaction. Starboard also disclosed its intent to demand the right to inspect the company’s books and records in connection with the KKR-Led Transaction in order to investigate its allegations.

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Also on May 17, 2021, Ms. Mayer and Mr. Lazar had a call with Mr. Feld at his request. Mr. Feld reiterated his demand to be appointed to the Board of Directors. When Ms. Mayer raised the possibility of adding one of Starboard’s other nominees to the Board of Directors as part of an arrangement to avoid a proxy contest, Mr. Feld indicated multiple times that adding him personally to the Board of Directors was a non-negotiable part of any settlement.

On May 20, 2021, Starboard submitted to the company a books and records request pursuant to Section 220 of the DGCL requesting the right to inspect a broad range of confidential company materials related to the KKR-Led Transaction and the anticipated self-tender offer (the “Starboard 220 Demand”).

On May 27, 2021, the company announced its fiscal first quarter results, noting a 10% increase in year-over-year revenue, an 800 basis point increase in year-over-year GAAP operating margin and a $32.9 million increase in year-over-year cash flow, and raised guidance for its fiscal year 2022 revenue and operating margin.

Also on May 27, 2021, counsel for the company issued a response to the Starboard 220 Demand, stating that it would provide an additional response by June 3, 2021.

On May 28, 2021, Mr. Levie, Mr. Smith and Box IR had a call with representatives of Starboard regarding the company’s earnings release.

On June 2, 2021, the company launched the “modified Dutch auction” tender offer whereby it would repurchase up to $500 million of its Class A common stock at a price between $22.75 and $25.75 per share.

On June 3, 2021, the company delivered to Starboard its response to the Starboard 220 Demand. The company stated that despite the deficiencies in the Starboard 220 Demand, the company was willing to provide certain books and records to demonstrate that Starboard’s concerns are misguided.

On June 10, 2021, Starboard submitted to the company a second letter regarding the Starboard 220 Demand.

On June 18, 2021, the company responded to Starboard’s June 10 letter.

On June 21, 2021, Starboard filed a preliminary proxy statement with the SEC regarding the Annual Meeting and issued a press release regarding their filing.

On June 29, 2021, Ms. Mayer and Mr. Lazar requested a call with Mr. Feld to explore a potential settlement. Mr. Feld reiterated that adding him personally to the Board of Directors was a non-negotiable part of any settlement.

On June 30, 2021, the company announced the completion of the tender offer. Investors elected to tender, and the company accepted for purchase, 9.2 million shares of Class A common stock, representing approximately 5.6% of the company’s then outstanding shares of Class A common stock, at or below the high end of the tender range for a final purchase price of $25.75 per share. The company subsequently announced that it anticipates deploying the unused portion of the $500 million intended for the tender offer to opportunistically repurchase shares of its Class A common stock.

On July 1, 2021, Starboard filed an Amendment No. 1 to its preliminary proxy statement with the SEC.

As of July 6, 2021, despite the company’s efforts to reach a settlement with Starboard, Starboard has refused to entertain any potential resolution of a potential proxy contest that does not include appointing Mr. Feld to the Box Board of Directors.

On July 6, 2021, the company filed a preliminary proxy statement with the SEC.

Between July 7, 2021 and July 16, 2021, counsel for the company and counsel for Starboard had several discussions relating to, among other things, the status of the Starboard 220 Demand.

On July 19, 2021, the company filed this definitive Proxy Statement with the SEC.

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CERTAIN EFFECTS OF THE STARBOARD SOLICITATION

Starboard is seeking to replace three of the directors on our Board of Directors at the Annual Meeting. Certain of the company’s material agreements could be impacted if a “change in control” is deemed to occur if Starboard’s proxy solicitation is successful. Generally, a change in control would be deemed to occur under these agreements if a majority of the members of our Board of Directors were, within a period of either 12 months or 24 months, as applicable, replaced with individuals not nominated, appointed, or approved by the Board of Directors. Our Board of Directors is composed of 10 members, meaning that a change in control could be deemed to occur under these agreements if six or more directors are replaced within the applicable measurement period.

The Board of Directors and all applicable committees thereof have taken all necessary actions to determine that each of Ms. Mayer and Messrs. Lazar and Bass—the three directors ultimately appointed pursuant to the Starboard Agreement—was, and is, deemed to be a member of the “Incumbent Board,” a “Continuing Director” and/or a member of the Board of Directors as of the beginning of any applicable change in control measurement period under the company’s material agreements. We believe therefore that Ms. Mayer and Messrs. Lazar and Bass would not be counted for the purposes of determining whether a change in control has occurred under a material agreement of the company. However, there is the possibility that the Board of Directors’ actions in approving the three directors appointed pursuant to the Starboard Agreement may be challenged by a third party and, if so, that such a challenge may be upheld in a court of law. Under these circumstances, the election of the Starboard nominees could be deemed to constitute a change in control under certain of the company’s agreements, including the Box, Inc. 2015 Equity Incentive Plan (2015 Plan) and the company’s change in control agreements. In the event of a change in control and a qualifying termination of employment during the “change of control period,” employees subject to the change in control agreements would be eligible to receive enhanced severance benefits and accelerated vesting of equity awards.

Additional information about the potential impact of a change in control can be found in the “Potential Payments upon Termination or Change of Control” section of this Proxy Statement.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently comprised of ten members. Nine of our directors are independent within the meaning of the listing standards of the New York Stock Exchange. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of May 31, 2021, and certain other information for each of the Board of Directors’ three nominees for election as a Class I director at the Annual Meeting, and each of the continuing members of our Board of Directors:

Name	Age	Director Since	Independent	Class	Current Term Expires	Expiration of Term for Which Nominated	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Operating Committee
Director Nominees:
Dana Evan	61	2011	Yes	I	2021	2024
Peter Leav	50	2019	Yes	I	2021	2024
Aaron Levie (CEO)	36	2005	No	I	2021	2024
Continuing Directors:
Kim Hammonds	54	2018	Yes	II	2022
Dan Levin	57	2010	Yes	II	2022
Bethany Mayer (Chair)	59	2020	Yes	II	2022
Sue Barsamian	62	2018	Yes	III	2023
Carl Bass	64	2020	Yes	III	2023
Jack Lazar	55	2020	Yes	III	2023
John Park	38	2021	Yes	III	2023

Chairperson
Member

Nominees for Director

Dana Evan

Director Since: December 2011

Independent

Box Committees: Chair of Nominating and Corporate Governance; Member of Audit

•     Former CFO of VeriSign, Inc.

•     Former Venture Partner at Icon Ventures

•     Director of Domo, Inc., Farfetch Limited, Proofpoint, Inc., and Momentive Global Inc. (formerly SVMK Inc. or SurveyMonkey)

•     2019 Director of the Year (National Association of Corporate Directors)

From 2013 to July 2020, Ms. Evan served as a Venture Partner at Icon Ventures, a venture capital firm, and since July 2007 has invested in and served on the boards of directors of companies in the internet, technology and media sectors. Ms. Evan served as Chief Financial Officer of VeriSign, Inc. – a provider of intelligent infrastructure services for the internet and telecommunications network – from 1996 to 2007.

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She serves on the boards of directors of Domo, Inc., a business intelligence tools and data visualization company, since May 2018; Farfetch Limited, a global technology platform for the luxury fashion industry, since April 2015; Proofpoint, Inc., a security-as-a-service provider which recently entered into a definitive agreement to be acquired by Thoma Bravo for $12.3 billion in a transaction expected to close in the third quarter of 2021, since June 2008; and Momentive Global Inc. (formerly SVMK Inc. or SurveyMonkey), an online survey development cloud-based software, since March 2012. She previously served as director of Criteo S.A., a performance display advertising company, from March 2013 until June 2017; Fusion-io, Inc., a flash memory technology company, until it was acquired by SanDisk Corporation in July 2014; Omniture, Inc., an online marketing and web analytics company, until it was acquired by Adobe Systems Incorporated in October 2009; and Everyday Health, Inc., a provider of digital health and wellness solutions, until it was acquired by Ziff Davis, LLC in December 2016.

Ms. Evan holds a B.S. in Commerce from Santa Clara University and is a certified public accountant (inactive).

Ms. Evan was selected to serve on our Board of Directors because of her extensive experience in operations, strategy, accounting, financial management and investor relations at both publicly and privately held technology companies as well as her substantial corporate governance experience and experience as an investor in the internet, technology and media sectors.

Peter Leav

Director Since: June 2019

Independent

Box Committees: Compensation

•     President, Chief Executive Officer and Director of McAfee Corp.

•     Former President, Chief Executive Officer and Director of BMC Software, Inc.

•     Former President, Chief Executive Officer and Director of Polycom, Inc.

He has served as President, Chief Executive Officer, and a member of the Board of Directors of McAfee Corp, a cybersecurity company, since February 2020. He served previously as President, CEO, and Director of BMC Software, Inc., a management solutions software company, from December 2016 to April 2019. Prior to joining BMC, Mr. Leav served as President, Chief Executive Officer, and Director of Polycom, Inc., a video, voice, and content solution company, from December 2013 through September 2016.

Mr. Leav was a director of Proofpoint, Inc., a security-as-a-service provider, from July 2019 until January 2020, when he accepted his current role with McAfee; and HD Supply, Inc., an industrial distributor company, from October 2014 to July 2017.

Additionally, earlier in his career, Mr. Leav served in variety of roles of increasing responsibility at NCR Corporation, Motorola, Inc., Symbol Technologies, Inc., and Cisco Systems, Inc.

Mr. Leav holds a bachelor’s degree from Lehigh University.

Mr. Leav was selected to serve on our Board of Directors because of his extensive c-suite and corporate governance experience across a range of publicly traded companies as well as his significant management, technology, communications and global go-to-market strategy and operations expertise.

Aaron Levie

Director Since: April 2005

•     Co-founder and Chief Executive Officer of Box

•     Former Chairman of Box

Mr. Levie is a pioneer of the content management industry for the cloud era. As Co-founder and Chief Executive Officer of Box, he has been the driving force behind Box’s evolution into a preferred content cloud provider and partner across the Fortune 500.

Mr. Levie co-founded our company and has served as Chief Executive Officer and a member of our Board of Directors since April 2005. He previously served as Box’s Chairman from December 2013 to May 2021.

Mr. Levie attended the University of Southern California from 2003 to 2005.

Mr. Levie was selected to serve on our Board of Directors because of the perspective and experience he brings as one of our founders.

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Continuing Directors

Sue Barsamian

Director Since: May 2018

Independent

Box Committees: Chair of Operating; Member of Compensation

•     Former Sales and Marketing Officer of HPE Software at Hewlett Packard Enterprise

•     Former General Manager of Enterprise Cybersecurity Products at Hewlett Packard Enterprise

•     Director of NortonLifeLock and Five9, Inc.

Ms. Barsamian served as Chief Sales and Marketing Officer for HPE Software from 2016 to 2017 and General Manager of Enterprise Cybersecurity Products from 2015 to 2016 of Hewlett Packard. Additionally, she previously held various executive roles at Hewlett Packard between 2006 to 2015.

She currently serves on the Board of Directors for NortonLifeLock Corporation, a consumer cyber safety company, since January 2019; Five9, Inc, a cloud contact center software company, since January 2021; and the Kansas State University Foundation. She served on the Board of the National Action Council for Minorities in Engineering (NACME) from 2012 to 2017, serving as Chairman of the Board from 2016 to 2017.

Ms. Barsamian holds a B.S. with honors in electrical engineering from Kansas State University and completed her post-graduate studies at the Swiss Federal Institute of Technology in Zurich, Switzerland.

Ms. Barsamian was selected to serve on our Board of Directors because of her extensive experience in enterprise software sales and global go-to-market strategy as well as her service in both executive and board positions for major cloud, computer and cybersecurity companies.

Carl Bass

Director Since: May 2020

Independent

Box Committees: Nominating and Corporate Governance

•    Former President, Chief Executive Officer and Director of Polycom, Inc.

•    Director of Zendesk, Ouster, and Agile Growth Corp., a special purpose acquisition company

Mr. Bass served as the President and Chief Executive Officer of Autodesk, Inc., a software company, from May 2006 to February 2017, and as Interim Chief Financial Officer from August 2014 to November 2014.

He has served on the board of directors of Zendesk, Inc., a provider of customer service software, since February 2016; Ouster, Inc, a lidar technology company, since February 2021; and Agile Growth Corp., a special purpose acquisition company, since February 2021. Mr. Bass previously served as a director of Autodesk, Inc. from January 2006 to June 2018; HP Inc., a provider of software and technology, from November 2015 to September 2017; and E2open, Inc., a software company, from July 2011 until it was acquired by Insight Venture Partners in March 2015.

Mr. Bass holds a B.A. in mathematics from Cornell University.

Mr. Bass was selected to serve on our Board of Directors because of his extensive executive leadership and corporate governance experience in the technology industry as well as his considerable expertise within enterprise IT and global operations.

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Kim Hammonds

Director Since: October 2018

Independent

Box Committees: Nominating and Corporate Governance; Operating

•     Formerly served in numerous senior executive positions at Deutsche Bank and Boeing heading their respective Global Operations, and IT departments

•     Director of Tenable Holdings, Zoom, and UiPath

She served in numerous senior executive roles at Deutsche Bank, a global financial services company, including as Group Chief Operating Officer from January 2016 to May 2018, Chief Information Officer and Global Co-Head Technology and Operations from 2013 to 2016, and was as a member of the Management Board from August 2016 to May 2018.

Earlier in her career, Ms. Hammonds served in a number of capacities at The Boeing Company, a global aerospace company, including most recently as Chief Information Officer / Vice President, Global Infrastructure, Global Business Systems from 2011 to 2013. She previously led IT systems development for manufacturing operations in the Americas, and directed global IT reliability and factory systems at Dell Inc.

Ms. Hammonds serves on the board of directors of Tenable Holdings, Inc., a provider of cybersecurity solutions, since June 2018, Zoom Video Communications, Inc., an enterprise video communications company, since September 2018, and UiPath Inc., a robotic process automation company, since September 2020. She previously served as a director at Red Hat, Inc., a provider of open source solutions, from August 2015 until its sale to International Business Machines Corporation (IBM) in July 2019; Cloudera, a data management, machine learning, and advance analytics platform provider, from March 2017 to January 2020; and Cumulus Networks, an open source networking company, from November 2018 until its sale to NVIDIA Corporation in August 2020.

Ms. Hammonds holds a B.S. in Mechanical Engineering from University of Michigan and an MBA in Marketing from Western Michigan University.

Ms. Hammonds was selected to serve on our Board of Directors because of her extensive enterprise IT and global go-to-market strategy expertise as well as her significant experience serving as a public company board director at numerous enterprise software and data storage companies.

Jack Lazar

Director Since: March 2020

Independent

Box Committees: Chair of Audit; Member of Operating

•     Former Chief Financial Officer at GoPro, Inc.

•     Former Senior Vice President, Corporate Development and General Manager at Qualcomm Atheros, Inc.

•     Director of ThredUP Inc., Resideo Technologies, Casper Sleep, and Silicon Laboratories

Mr. Lazar served as Chief Financial Officer at GoPro, Inc., a provider of wearable and mountable capture devices, from 2014 to 2016, and as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions, from 2011 to 2013. He has also served as an independent business consultant since March 2016.

He currently serves on the boards of directors of Silicon Laboratories, an analog and mixed signal semiconductor company, since April 2013; ThredUP Inc., an online consignment and thrift store company, since June 2017; Resideo Technologies, a provider of comfort and security solutions, since September 2018; and Casper Sleep, a provider of sleep-centric products to consumers, since April 2019. He previously served on the boards of TubeMogul, Inc., an enterprise software company for digital branding, from October 2013 until its sale to Adobe in December 2016; Quantenna Communications, Inc., a wireless semiconductor company, from July 2016 until its sale to On Semiconductor in June 2019; and Mellanox Technologies, a communications semiconductor company, from June 2018 until its sale to NVIDIA Corporation in April 2020.

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Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University.

Mr. Lazar was selected to serve on our Board of Directors because of his proven operational and financial expertise in both the enterprise and consumer technology markets, with particular experience in mergers & acquisitions and driving profitable growth.

Dan Levin

Director Since: January 2010

Independent

•      Chief Executive Officer of Degreed, Inc.

•      Former Vice President and General Manager, Healthcare at Intuit Inc.

•      Former President and Chief Operating Officer of Box, Inc.

Mr. Levin has served as the Chief Executive Officer of Degreed Inc., an education technology company, since April 2021. Prior to this, he served as Vice President and General Manager, Healthcare, at Intuit Inc., a business and financial management solutions company.

Mr. Levin served as Box’s President and Chief Operating Officer from 2013 until August 2017, and solely as Chief Operating Officer prior to that beginning in 2006. During his tenure, Box’s revenue grew from $10 million to $500 million in annual revenue. He also served as the interim Chief Executive Officer of Picateers Inc., an online photo sales company from 2008 to 2009.

Mr. Levin holds a B.A. in the independent concentration of Applications of Computer Graphics to Statistical Data Analysis from Princeton University.

Mr. Levin was selected to serve on our Board of Directors because of his extensive operations experience across technology companies, both public and private.

Bethany Mayer

Chair

Director Since: April 2020

Independent

Box Committees: Chair of Compensation; Member of Operating

•      Former President, Chief Executive Officer and Director of Ixia

•      Executive advisor with Siris Capital Group LLC

•      Former senior executive at Sempra Energy, HP, Blue Coat Systems, Cisco and Apple Computer

•      Director of LAM Research, Marvell Technology and Sempra Energy

She is currently an executive advisor with Siris Capital Group LLC, a private equity firm. Previously, Ms. Mayer served as Executive Vice President of Corporate Development and Technology of Sempra Energy, an energy infrastructure company, from November 2018 to January 2019. From 2014 through April 2017, she was the President and Chief Executive Officer of Ixia, a market leader in test, visibility and security solutions, until it was acquired by Keysight Technologies in April 2017. From 2011 through 2014, Ms. Mayer served as Senior Vice President and General Manager of HP’s Networking Business unit and the NFV business unit. From 2010 until 2011, she served as Vice President, Marketing and Alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco and Apple Computer.

She has served on the board of directors of LAM Research Corporation, a semiconductor equipment company, since May 2019; Marvell Technology Group, an infrastructure semiconductor solutions company, since May 2018; and Sempra Energy, an energy services holding company, since June 2019.

Ms. Mayer previously served on the board of directors of Sempra Energy from February 2017 to October 2018, when she resigned in advance of assuming her management role at Sempra Energy; Ixia from 2014 through April 2017; and Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016.

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Ms. Mayer holds a B.S. in Political Science from Santa Clara University and an M.B.A. from California State University-Monterey Bay.

Ms. Mayer was selected to serve on our Board of Directors because of her deep technology and leadership experience scaling multi-billion-dollar enterprises as well as her significant corporate governance expertise across a range of industries.

John Park

Director Since: May 2021

Independent

Box Committees: Audit; Compensation

•     Partner of KKR & Co, Inc., and Head of Americas Technology Private Equity

•     Director of BMC Software, Corel, Henry Schein One, Internet Brands, Optiv, and Ticket Monster

Mr. Park is a Partner of KKR & Co, Inc., a global investment firm. He has been with KKR since 2013 and leads the Technology industry team within KKR’s Americas Private Equity platform. He is also a member of the Investment Committee and Portfolio Management Committee for Americas Private Equity.

He currently serves as a Director of BMC Software, Corel, Henry Schein One, Internet Brands, Optiv, and Ticket Monster. Mr. Park previously served on the board of directors of GoDaddy Inc., an Internet domain registrar and web hosting company, from February 2015 to June 2019.

Prior to joining KKR, Mr. Park was with Apax Partners LLP, where he focused on software investments around the world. He was also a member of the mergers & acquisitions practice at Morgan Stanley.

Mr. Park holds an A.B., cum laude, in Economics from Princeton University and an M.B.A. from Harvard Business School.

Mr. Park was selected to serve on our Board of Directors because of his extensive experience in advising technology companies with a focus on the cloud and his track record of helping companies drive disciplined growth and profitability.

Director Independence

Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Nominating and Corporate Governance Committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship within the company).

Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.

Our Board of Directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning their background, employment and affiliations, our Board of Directors has determined that none of Mses. Barsamian, Evan, Hammonds, and Mayer or Messrs. Bass, Lazar, Leav, Levin, or Park has a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship within the company) and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

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Board Leadership Structure

Our Board of Directors evaluates its leadership structure and elects the Chair of the Board of Directors based on the criteria it deems to be appropriate and in the best interests of the company and its stockholders, given the circumstances at the time of such election. In May 2021, our Board of Directors appointed independent director Bethany Mayer to serve as the Chair of our Board of Directors. In making this decision, our Board of Directors determined that the best and most effective leadership structure for Box and its stockholders at this time is to have separate chief executive officer and chair roles. This structure enhances the Board of Directors’ ability to exercise independent oversight of the business and affairs of Box. The Board of Directors believes this structure is optimal for Box at this time because it allows Mr. Levie to focus on leading the company while allowing Ms. Mayer to focus on leading the Board, assisting the Board in reaching consensus on particular strategies and policies, and fostering robust evaluation processes. As the Chair, Ms. Mayer has the following duties and responsibilities that are set forth in our Corporate Governance Guidelines, and performs such additional duties as our Board of Directors otherwise determines and delegates.

Duties and Responsibilities of Independent Chair of our Board of Directors
✓	Presiding over stockholder meetings, Board meetings and executive sessions of directors, with authority to call meetings of the Board of Directors and of the independent directors
✓	Establishing the agenda for Board meetings in consultation with the chairs of applicable Board committees
✓	Approving information sent to the Board of Directors for Board meetings
✓	Approving meeting schedules for the Board of Directors
✓	Conferring with the CEO on matters of importance that may require Board of Directors action or oversight
✓	Promoting and facilitating effective communication and serving as a liaison between the independent directors and the CEO
✓	Leading the Board of Directors in discussions concerning CEO performance and CEO succession
✓	Being available for consultation and direct communication, if requested by major stockholders
✓	Serving as spokesperson for the company, as requested

Board and Stockholder Meetings and Board Committees

During our fiscal year ended January 31, 2021, our Board of Directors held 12 meetings (including regularly scheduled and special meetings), and each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Ten directors attended our 2020 annual meeting of stockholders.

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Operating Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

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Audit Committee

Our Audit Committee consists of Ms. Evan and Messrs. Lazar and Park, with Mr. Lazar serving as the chair. Each member of our Audit Committee meets the requirements for independence for audit committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our Audit Committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our Board of Directors has determined that Mr. Lazar is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. Our Audit Committee is, among other things, responsible for the following:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the performance and independence of our independent registered public accounting firm;

•	pre-approving the audit services and any non-audit services to be performed by our independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit and the financial statements included in our publicly filed reports;

•	reviewing and approving any proposed related person transactions; and

•	preparing the Audit Committee report included in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Audit Committee is available on our website at http://www.box.com/investors. During our fiscal year ended January 31, 2021, our Audit Committee held five meetings.

Compensation Committee

Our Compensation Committee consists of Mses. Barsamian and Mayer and Messrs. Leav and Park, with Ms. Mayer serving as the chair. Each member of our Compensation Committee meets the requirements for independence for compensation committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is, among other things, responsible for the following:

•	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation, or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans, and benefits programs; and

•	preparing the Compensation Committee report included in our annual proxy statement.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Compensation Committee is available on our website at http://www.box.com/investors. During our fiscal year ended January 31, 2021, our Compensation Committee held six meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mses. Hammonds and Evan and Mr. Bass, with Ms. Evan serving as the chair. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our Nominating and Corporate Governance Committee is, among other things, responsible for the following:

•	evaluating and making recommendations regarding the composition, organization and governance of our Board of Directors and its committees;

•	overseeing annual performance evaluations of the Board of Directors and its committees;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines;

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•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by our Audit Committee; and

•	reviewing and discussing with management the company’s environmental, social and governance activities, programs and public disclosure, including in light of any feedback received from stockholders.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at http://www.box.com/investors. During our fiscal year ended January 31, 2021, our Nominating and Corporate Governance Committee held three meetings.

Operating Committee

Our Operating Committee was formed in March 2020 and consists of Mses. Barsamian, Hammonds, and Mayer and Mr. Lazar, with Ms. Barsamian serving as the chair. Although the listing standards of the New York Stock Exchange and SEC rules and regulations do not specify independence requirements applicable to our Operating Committee, each member of the Operating Committee meets the general requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our Operating Committee is responsible for working with our Chief Executive Officer, Chief Financial Officer, and management to identify and recommend opportunities for further improvement in growth and margin performance.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board of Directors and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee may consider such factors as gender, race, ethnicity, sexual orientation, and cultural background. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. Our Corporate Governance Guidelines were amended in 2021 to memorialize the Nominating and Corporate Governance Committee’s commitment to actively seeking highly qualified women and individuals from underrepresented communities to include in the initial pool from which director candidates are selected. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Pursuant to our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our Charter and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal Department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our Class A common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

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Under our Bylaws, stockholders may also nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our Bylaws and should be sent in writing to our General Counsel or our Legal Department at Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. To be timely for our 2022 annual meeting of stockholders, our General Counsel or Legal Department must receive the nomination no earlier than May 7, 2022 and no later than June 6, 2022.

Communications with the Board of Directors

The Board of Directors values the input of stockholders and seeks the suggestions of stockholders on a regular basis. There are a number of avenues stockholders can utilize to communicate to Box, including by writing to our Board of Directors or to the particular member or members of our Board of Directors and mailing the correspondence to our General Counsel at Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. If an interested party wishes to contact the independent members of our Board of Directors, the interested party should address such communication to the attention of the Chair of our Board of Directors at the address above. Our General Counsel, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chair of our Board of Directors.

Stockholder Engagement

As owners of Box, we value our stockholders’ opinions and feedback. Maintaining an active dialogue with our stockholders is consistent with our corporate values of transparency and accountability, and we intend to continue these efforts in the future.

Our stockholder outreach program includes post-earnings communications, conferences, roadshows, bus tours, one-on-one and group meetings, technology webcasts, and general availability to respond to stockholder inquiries.

Since our IPO over six years ago, we’ve held an annual “Investor Day” to provide stockholders with a detailed update on our strategy and financial outlook as well as access to the executive team.

The feedback we receive from stockholders from our outreach program helps our Board of Directors, leadership team, and employees develop a mutual understanding and trust with our stockholders. Members of our Board of Directors and senior executives directly engage from time to time with stockholders to hear unfiltered concerns and perspectives that shape our core strategy. These efforts are also supplemented by surveys conducted by third parties that enable us to receive candid feedback. Employees receive quarterly updates on investor sentiment following our earnings calls to empower them to drive alignment with corporate financial objectives.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. Our Corporate Governance Guidelines were amended in 2021 to (1) memorialize the Nominating and Corporate Governance Committee’s commitment to actively seeking highly qualified women and individuals from underrepresented communities to include in the initial pool from which director candidates are selected; (2) describe the responsibilities of the Chair of the Board of Directors; (3) adopt a position on average director tenure of ten years or less for independent directors; and (4) adopt a director resignation policy requiring any director who does not receive a majority of the votes cast in an uncontested director election to submit his or her resignation to the Board of Directors for the Board of Directors to accept or reject.

In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://www.box.com/investors. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

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Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cyber security, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of our senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deem appropriate.

While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Corporate, Environmental, and Social Responsibility

Leading positive change in the world has always been a key priority at Box. Our mission is to power how the world works together, and we believe that by making it easy to securely share ideas, businesses are able to connect with customers, governments can better serve citizens, and nonprofits make a greater impact. We aim to create a better future for generations to come, while building long-term value for our stakeholders, communities, customers, teams, and the planet.

Our Board of Directors supports our corporate focus on corporate, environmental, and social responsibility, and its Nominating and Corporate Governance Committee periodically receives updates from our management on, and reviews and discusses with our management, the company’s environmental, social and governance activities, programs and public disclosure, including in light of any feedback received from stockholders. Box’s commitment to corporate, environmental, and social responsibility is focused on the following key areas.

Diversity and Inclusion

One of our core values is creating a space where all Box employees can “Bring your (_____) Self to Work.” We take great pride in celebrating our differences, and we hire the best talent from all backgrounds. We want to build teams that are as diverse as our customers and the world we live in, with a broad representation of gender, ethnicity, sexual orientation, religion, backgrounds, and perspectives — among many other dimensions of diversity. By being intentional about community and belonging, we also believe we can drive even better results. Our diversity and inclusion (D&I) work focuses on three key areas:

•	Hiring: Sourcing top, underrepresented talent through proactive, external relationship building; promoting our external brand; and driving consistency with the interview and selection process.

•	Belonging: Creating space where all Box employees can bring their whole selves to work; removing blind spots that unintentionally cause harm; and nurturing healthy, diverse communities.

•	Thriving: Ensuring that Box employees have exceptional career experiences; and monitoring career development and progression processes to reinforce consistency and fairness.

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Our hiring philosophy is centered around the belief that building diverse teams enables us all to do our best work and deliver the best business results. We seek to drive consistency throughout our interviewing and selection process. Last year, our recruiters and managers completed unconscious bias training and we now offer training on unconscious bias and interviewing best practices to all of our employees. When recruiting executives, our policy is to interview at least one candidate from underrepresented backgrounds before making a hiring decision. We have also instituted programs to connect with underrepresented student groups and create a more fair and equitable hiring process. For example, our Box Business Fellowship provides students of historically underrepresented backgrounds with an opportunity to explore business careers in the tech industry. This program helps students develop the skills to succeed in tech industry roles and provides them with insights into available career opportunities. In addition, participants in this program are also invited to an expedited interview process for available roles at Box.

We hold ourselves accountable, which is why we signed the California Equal Pay Pledge. As part of our continued commitment, we conduct an annual companywide gender pay analysis on hiring and promotion procedures to reduce unconscious bias and structural barriers to equitable compensation. In addition, we externally benchmark the compensation we provide for each role to ensure pay parity, and provide regular pay equity updates to our Compensation Committee. Our analyses indicate that we have pay equity across gender globally for employees in similar jobs, accounting for factors such as role, level and location.

We also ensure that Boxers can Bring their (_____) Self to Work by creating safe spaces for engagement and providing opportunities for networking and development, while promoting a culture of learning and allyship to ensure that the needs of underrepresented employees are lifted. We support a dynamic array of employee-led resource communities for historically underrepresented groups and different communities at Box, including Box Women’s Network, Black Excellence Network, Latinx, Pride, and Box Vets, among others.

We have received external recognition for these efforts, including being named to the 2021 Bloomberg Gender-Equality Index, receiving a top score of 100 on the 2021 Human Rights Campaign Corporate Equality Index, achieving placement on Fortune’s 40 Best Large Workplaces in the Bay Area for 2021, Best Workplaces for Millennials 2020, Best Workplaces for Women 2020, Best Workplaces for Parents 2020, and 100 Best Companies to Work For 2020 lists, and on Glassdoor’s Best Places to Work 2021 list.

For more information about our diversity and inclusion initiatives, we encourage you to visit our website at https://www.box.com/about-us/diversity-and-inclusion.

Our commitment to diversity and inclusion is also evident within our Board of Directors, which is composed of 40% women and 20% directors from underrepresented communities. In addition, our Corporate Governance Guidelines were amended in 2021 to memorialize the Nominating and Corporate Governance Committee’s commitment to actively seeking highly qualified women and individuals from underrepresented communities to include in the initial pool from which director candidates are selected.

Employee Health and Safety

The health and safety of our employees is one of our top priorities. We strive to create an environment where Boxers are physically and mentally safe and healthy. We offer a comprehensive health and wellness benefits package to all employees.

In response to the COVID-19 crisis, Box is offering flexible remote work arrangements to our employees through February 2022. In addition, we are offering paid time off to all U.S. employees to cover time away from work to receive the COVID-19 vaccine and manage any vaccine side effects.

Our Commitment to Our Communities through Box.org

Every day we focus on leveraging the strengths of Box for greater good, powering how the world works together – from organizations delivering COVID-19 vaccines, to those protecting foster children, and working on the front lines of disaster response. We deploy our technology, employees and company resources to create a positive impact in our communities.

We’ve supported and empowered our communities with over $40 million through grants to nonprofits, support for the community during COVID-19 (and ongoing), as well as donating and discounting our technology for the over 10,000 nonprofits on Box today. In a recent survey, over 96% of respondents said that Box tech and/or Box.org programs have improved their organization’s ability to fulfill their mission. Additionally, 75% of our Boxers engage in social impact by volunteering with a cause they care about, making a donation to an organization and/or providing pro-bono consulting to a nonprofit.

This commitment to community shapes our Box culture and is an important reason why Box employees have voted us onto the Fortune 100 Best Companies to Work For list multiple times, which makes us proud.

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Environmental Sustainability

We are committed to making our world a better and more sustainable place. We take to heart our responsibility to safeguard the planet and believe it is critical to identify and address our opportunities to operate in a more sustainable manner, protect our environment, and build a lasting future that all can thrive in. We have a shared interest with our many different stakeholders – our employees, customers, stockholders, and the planet, among others – in ensuring that we operate in an environmentally sustainable manner.

As a result of the COVID-19 pandemic, we have required, with very limited exceptions, all of our employees to work remotely during the past year. With a workforce of over 1,900 employees, this measure has substantially reduced the environmental impact of our operations. Once it’s safe for employees to return to the office, we expect that we will continue to provide greater remote work flexibility going forward.

We are focused on continuing to reduce our carbon footprint through green initiatives led by Box employees, reducing waste at our offices, making it easier for Boxers to utilize public transportation, and reexamining and cutting back on our business travel where a video conference will do. Some highlights of our environmental sustainability initiatives include:

•	Sustainable offices: Our Redwood City, California headquarters is LEED Gold certified.

•	Reducing greenhouse gas emissions: By making on-site electric vehicle charging stations free to employees, we have cut over 260,000 kg in greenhouse gas emissions since December 2014.

•	Public transit incentives: We provide subsidized transportation benefits to all U.S. employees.

•	Limiting single-use products: We use reusable bottles, plates, silverware, and sustainable packaging, while limiting single-use plastics.

•	Avoiding food waste: We partner with Peninsula Food Runners to donate and deliver leftover meals to families in need, and have provided over 13,000 meals since 2018.

•	Energy efficient data centers: We use data centers that have achieved or committed to achieve 100% renewable energy targets.

The COVID-19 pandemic is fundamentally transforming how organizations get work done, enabling employees to work remotely. Our cloud content management platform helps our customers digitize their businesses and facilitate remote work for their employees, which contributes to the reduction of paper-based processes, work commuting, and all of the attendant environmental impacts they cause. Through our ability to enable remote work, our technology supports plans for business continuity in times of natural disaster or in the face of a pandemic, including the ability to work securely from anywhere on any device with an internet connection.

Compliance and Ethics

Among our core values, our goal to “Make Mom Proud” means we act with integrity, make ethical decisions, and use good judgment. Our culture of integrity starts with our Code of Business Conduct and Ethics and our compliance program, which includes risk assessment, development of policies and procedures, training, auditing and monitoring, and investigations and remediation of potential compliance matters. A copy of the Code of Business Conduct and Ethics is available on our website at http://www.box.com/investors.

The Code of Business Conduct and Ethics applies to all Box directors and employees, including our executive officers. The Code of Business Conduct and Ethics is reviewed on an annual basis for any changes to law or policy and updated as appropriate. All new employees are required to complete training on the Code of Business Conduct and Ethics, and our employees must complete additional training on the Code of Business Conduct and Ethics and a compliance certification each year. Throughout the year, Box employees are required to complete supplemental trainings to address compliance risks associated with particular roles and functions at Box.

In addition, we are subject to the UK Modern Slavery Act of 2015 (the “Modern Slavery Act”). As part of our adherence to the Modern Slavery Act, we publish an annual statement detailing our efforts to combat modern slavery and human trafficking, which is available on our website at http://www.box.com/investors.

We strive to create a culture where open, honest communications are the expectation, not the exception. We want all employees to feel comfortable approaching their manager or any member of the Box leadership team in instances where our value “Make Mom Proud” has not been upheld. In January 2021, we began partnering with AllVoices to provide our employees with a platform where Boxers can safely and anonymously share feedback with company leadership, including complaints and concerns regarding possible violations of, or non-compliance with, the Code of Business Conduct and Ethics, a written statement of company policy or a law or regulation, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint. Reports may be made by phone or web reporting using our hotline at box.allvoices.co. Reports may be made anonymously and confidentially.

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Political Contributions

Box employees must comply with all local, state, federal, foreign, and any other applicable laws and regulations regarding political contributions. Company funds or assets cannot be used for, or contributed to, political campaigns or practices under any circumstances unless pre-approved by Box’s General Counsel and, if necessary, the Nominating and Corporate Governance Committee of our Board of Directors. However, it is acceptable for Box employees to make lawful personal political contributions. More information regarding our policies on political contributions can be found in the Code of Business Conduct and Ethics, which is available on our website at http://www.box.com/investors.

Data, Privacy, Security, and Compliance

Data security and privacy have never been more important. At their heart, digital security and privacy are about trust and transparency. We have established a multi-pronged approach to building and maintaining cloud-based security and privacy solutions for our customers.

Our data privacy and security practices include:

•	Maintaining a transparent website and platform, including privacy and cookie notices, to inform our customers about how we collect, use, share, disclose, retain, and protect personal information in compliance with data protection principles and certifications;

•	Transparency around how we use, collect, and share user data by enabling our consumers in any region to make data subject access requests;

•	Providing annual data protection and security training to all employees, supplemented with periodic, targeted data protection, privacy, and security training, as needed; and

•	Maintaining many of the most comprehensive security and privacy certifications available, that are assessed annually by third-party auditors, independent third-party assessors and/or internally to verify our compliance. These include Service and Organization Controls (“SOC”) 1, 2, and 3; International Organization for Standardization 27001//27017/27018; Payment Card Industry Data Security Standard; Health Insurance Portability and Accountability Act (HIPAA)/Health Information Technology for Economic and Clinical Health Act (“HITECH”); Financial Industry Regulatory Authority (“FINRA”) / Securities and Exchange Commission 17a-4; Department of Defense Cloud Computing Security Requirements Guide (SRG); Impact Level 4 for Controlled Unclassified Information; and Federal Risk and Authorization Management Program (“FedRAMP”) / Federal Information Security Management Act (“FISMA”) compliance.

In addition, Box enables customers to secure their data in a number of ways, including:

•	Frictionless security enabled by built-in controls such as granular permissions, strong user authentication, and AES 256-bit encryption;

•	The ability of customers to manage their own encryption keys using Box KeySafe;

•	Simplified information governance that allows customers to easily set policies that retain, dispose of, and preserve content;

•	Box Zones, which enables organizations to address data residency obligations across multiple geographies; and

•	Box Shield, which automatically scans files and classifies them based on admin-defined policies, enabling organizations to better manage highly sensitive data at scale.

Director Compensation

Under our Outside Director Compensation Policy, members of our Board of Directors who are not employees of Box (“outside directors”) receive compensation in the form of equity and cash, as described below.

On a periodic basis, our Compensation Committee consults with Compensia, a nationally recognized independent compensation consulting firm, regarding the compensation paid to our outside directors. Following the end of fiscal year 2021, as part of that review, our Compensation Committee reviewed data provided by Compensia regarding the compensation provided to outside directors of our peer companies.

In March 2021, based on this review, the Compensation Committee recommended and the Board of Directors approved an amendment to our Outside Director Compensation Policy to provide for the following changes, effective March 24, 2021: (i) an increase in the annual retainer for our Board of Directors from $30,000 to $35,000; (ii) an increase in the annual retainer for our lead independent director from $12,000 to $20,000; (iii) an increase in the annual retainer for Audit Committee members from $8,000 to $10,000; (iv) an increase in the annual retainer for our Compensation Committee chair from $12,000 to $20,000; (v) an increase in the annual retainer for our Nominating and Corporate Governance Committee chair from $8,000 to $10,000; and (vi) an increase in the annual retainer for our Nominating and Corporate Governance Committee members from $4,000 to $5,000.

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In May 2021, because the Board of Directors appointed a separate Chair of our Board (previously Mr. Levie was both CEO and Chair), based on data provided by Compensia regarding the compensation provided to individuals in similar positions, our Board of Directors further approved an amendment to our Outside Director Compensation Policy to provide that, effective May 1, 2021, the Chair of our Board shall be paid an annual cash retainer of $50,000. Before the amendments in March 2021 and May 2021, our Outside Director Compensation Policy provided for the following compensation to our outside directors:

Cash Compensation

During fiscal year 2021, each outside director was eligible to receive a cash retainer of $30,000 for serving on our Board of Directors. In addition, each year, outside directors were also eligible to receive the following cash fees for service on the committees of our Board of Directors. Cash fees are pro-rated for partial years of service.

Committee	Committee Member Annual Retainer	Committee Chair Annual Retainer
Audit Committee	$8,000	$20,000
Compensation Committee	$8,000	$12,000
Nominating and Corporate Governance Committee	$4,000	$8,000
Operating Committee(1)	$8,000	$20,000

(1) For service on or after April 9, 2020

In addition, during fiscal year 2021, our Lead Independent Director was eligible to receive a cash retainer of $12,000 for service as our Lead Independent Director.

Equity Compensation

Upon joining our Board of Directors, each newly-elected outside director who joined our Board of Directors during fiscal year 2021 received initial equity awards as follows: (i) for outside directors who joined the Board of Directors prior to April 9, 2020, an equity award with a value of $450,000, composed of stock options and restricted stock units, each having a value of 50% of the aggregate equity award value and (ii) for outside directors who joined the Board of Directors on or after April 9, 2020, an equity award with a value of $400,000, comprised entirely of restricted stock units (collectively, “Initial Equity Award”). The Initial Equity Award vests generally over a three-year period, subject to continued service through each vesting date.

On the date of our 2020 annual meeting of our stockholders, each eligible outside director received an annual equity award with a value of $200,000 (“Annual Equity Award”). The Annual Equity Award was composed entirely of restricted stock units. The Annual Equity Award fully vests upon the earlier of the 12-month anniversary of the grant date or the next annual meeting, in each case, subject to continued service through the vesting date. An outside director was not eligible for the Annual Equity Award unless the outside director had been a director for at least one full calendar year or since the 2019 annual meeting of stockholders.

Notwithstanding the vesting schedules described above, the vesting of the Initial Equity Awards and Annual Equity Awards will accelerate in full upon a change in control.

The number of restricted stock units subject to an Initial Equity Award or Annual Equity Award was determined by dividing the specified value of the award by the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant date. The number of stock options subject to an Initial Equity Award was determined by multiplying the number of shares of our Class A common stock determined in the preceding sentence by two.

Stock Ownership Guidelines

Our Board of Directors believes that our directors should hold a meaningful financial stake in the company in order to further align their interests with those of our stockholders. As such, our Board of Directors adopted stock ownership guidelines in December 2019. Under these guidelines, our non-employee directors are required to achieve specified ownership levels by the later of (i) five years of such individual’s appointment, election or promotion date, as applicable, and (ii) July 2, 2024. Under these guidelines, each non-employee director must own company stock with a value of three times the annual cash retainer for Board service. As of January 31, 2021, all of our non-employee directors met, exceeded, or were on track to meet these ownership guidelines within the time frames set out above based on their respective rates of stock accumulation.

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Director Compensation for Fiscal Year 2021

The following table provides information regarding the total compensation that was earned by each of our non-employee directors with respect to our fiscal year ended January 31, 2021.

Director(1)	Fees Earned or Paid in Cash ($)	Option Awards($)(2)	Stock Awards($)(2)	Total($)
Sue Barsamian(3)	59,222	—	191,442	250,664
Carl Bass(4)	22,647	—	476,093	498,740
Dana Evan(3)	72,554	—	191,442	263,996
Kim Hammonds(3)	44,889	—	191,442	236,331
Jack Lazar(5)	37,092	171,411	197,596	406,099
Peter Leav(3)	38,022	—	191,442	229,464
Dan Levin(3)	30,000	—	191,442	221,442
Bethany Mayer(6)	35,793	—	464,315	500,108
Rory O’Driscoll(7)	22,826	—	—	22,826
Josh Stein(8)	21,000	—	—	21,000
(1)	Mr. Park did not serve as a director during our fiscal year ended January 31, 2021. Pursuant to the Investment Agreement, Mr. Park is not entitled to receive any compensation from Box for his service on our Board of Directors.

(2)	The amounts reported represent the aggregate grant-date fair value of the stock options and restricted stock units awarded to the director, calculated in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock units is determined by multiplying the closing stock price on the date of grant by the number of shares of Class A common stock subject to the restricted stock unit award. The assumptions used in calculating the grant-date fair value of the stock options reported in this column are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 19, 2021, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 28, 2021.

(3)	As of January 31, 2021, each of Mses. Barsamian, Evan and Hammonds and Messrs. Leav and Levin held 10,060 RSUs. 100% of the shares of our Class A common stock underlying the RSUs will vest on July 15, 2021, subject to the director’s continued service through such date.

(4)	Mr. Bass joined our Board of Directors on May 26, 2020. As of January 31, 2021, Mr. Bass held 24,390 RSUs. The shares of our Class A common stock underlying the RSUs vest in three annual installments beginning with the first anniversary of the grant date, subject to Mr. Bass’ continued service through the applicable vesting date.

(5)	Mr. Lazar joined our Board of Directors on March 22, 2020. As of January 31, 2021, Mr. Lazar held an option to purchase 31,666 shares of our Class A common stock and 15,833 RSUs. The shares of our Class A common stock subject to the options vest in 36 equal monthly installments beginning with the first monthly anniversary of the grant date, subject to Mr. Lazar’s continued service through the applicable vesting date. The shares of our Class A common stock underlying the RSUs vest in three annual installments beginning with the first anniversary of the grant date, subject to Mr. Lazar’s continued service through the applicable vesting date.

(6)	Ms. Mayer joined our Board of Directors on April 24, 2020. As of January 31, 2021, Ms. Mayer held 29,239 RSUs. The shares of our Class A common stock underlying the RSUs vest in three annual installments beginning with the first anniversary of the grant date, subject to Ms. Mayer’s continued service through the applicable vesting date.

(7)	Mr. O’Driscoll ceased serving on our Board of Directors following our 2020 annual meeting of stockholders on July 15, 2020.

(8)	Mr. Stein ceased serving on our Board of Directors following our 2020 annual meeting of stockholders on July 15, 2020.

Our directors who are also our employees receive no additional compensation for their service as directors. During our fiscal year ended January 31, 2021, Mr. Levie was an employee. See the section titled “Executive Compensation” for additional information about the compensation paid to Mr. Levie.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors is comprised of ten members. In accordance with our Charter, our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

Starboard has provided notice to Box of their intent to nominate up to four director candidates for election to the Board of Directors at the Annual Meeting and to withdraw one of their four director candidates if three directorships are subject to an election at the Annual Meeting, which is the case. As a result, the election of directors at the Annual Meeting will be contested, with the three director nominees receiving the most “For” votes being elected to the Board of Directors.

OUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR ALL” OF THE COMPANY’S NOMINEES BY USING THE ENCLOSED BLUE PROXY CARD, AND TO DISREGARD ANY MATERIALS, AND NOT TO SIGN, RETURN OR VOTE ON ANY PROXY CARD THAT MAY BE SENT TO YOU BY OR ON BEHALF OF STARBOARD OR THEIR AFFILIATES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING NOMINEES NAMED ON THE BLUE PROXY CARD TO BE ELECTED TO THE BOARD:

Dana Evan	Peter Leav	Aaron Levie

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Dana Evan, Peter Leav, and Aaron Levie as nominees for election as Class I directors at the Annual Meeting. If elected, each of Ms. Evan, Mr. Leav, and Mr. Levie will serve as Class I directors until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. Each of the nominees is currently a director of our company.

The company’s directors up for re-election at the Annual Meeting – Dana Evan, Peter Leav, and Aaron Levie – have played essential roles in designing and overseeing the execution of Box’s strategy, and have the expertise needed to continue to drive the company forward. Their skillsets are vastly superior to those of Starboard’s nominees, including bringing 67 years of SaaS and enterprise software experience, either as operators or board members, creating over $25 billion* in stockholder value through value-maximizing transactions and serving 27 years on boards of publicly traded companies. More specifically:

•	Dana Evan, former Chief Financial Officer of VeriSign and 2019 National Association of Corporate Directors’ ‘Director of the Year’, has a powerful track record of maximizing stockholder value in her director roles, including, among others, in her role as Lead Independent Director of Proofpoint, which recently announced an agreement to be acquired for $12.3 billion, and as a director on the boards of Omniture which was acquired by Adobe, Fusion-io which was acquired by SanDisk, and Everyday Health which was acquired by Ziff Davis. Ms. Evan has significant experience investing in and serving on boards of SaaS-based technology and internet companies, including Domo, Farfetch, and Momentive Global Inc. (formerly SVMK Inc. or SurveyMonkey).

•	Peter Leav, Chief Executive Officer of McAfee and former Chief Executive Officer of BMC, which was acquired by KKR, and Polycom, which was acquired by affiliates of Siris Capital, brings valuable experience in global go-to-market strategy and operations, having successfully scaled and led multiple multi-billion dollar SaaS and enterprise software businesses.

•	Aaron Levie, Box’s Co-Founder and CEO, a visionary pioneer of the content management industry for the cloud era, continues to execute a clear vision for Box’s strategy, product, and purpose. Mr. Levie is the driving force behind essential customer and partner relationships across the Fortune 500 and is the direct sponsor of key partners including Microsoft, Google, IBM, Salesforce, Adobe, Zoom and Slack, among many others. Under his leadership, Box has reached over 100,000 customers globally, developed a disruptive and highly differentiated product, built a robust partnership ecosystem, and is successfully executing a clearly defined strategy to drive profitable growth.

* Represents the total enterprise value of transactions where Ms. Evan and Mr. Leav were serving on the board of directors.

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In our view, Box’s director nominees outmatch Starboard’s slate in every critical area and are far better positioned to enhance the progress already underway at Box.

For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your BLUE proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR ALL” of the company’s nominees: Ms. Evan, Mr. Leav, and Mr. Levie. We expect that each of Ms. Evan, Mr. Leav, and Mr. Levie will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank, or other nominee; then your broker, bank, or other nominee will generally leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality of the voting power of the shares of our Voting Stock present virtually or by proxy and entitled to vote at the Annual Meeting to be approved. Abstentions, withhold votes, and any broker non-votes will have no effect on the outcome of this proposal. Therefore, the three director nominees who receive the most affirmative votes at the Annual Meeting will be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON THE BLUE PROXY CARD “FOR ALL” THE BOARD OF DIRECTORS’ NOMINEES DANA EVAN, PETER LEAV, AND AARON LEVIE.

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PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO 2015 EMPLOYEE STOCK PURCHASE PLAN

On July 5, 2021, our Board of Directors approved an amendment to our 2015 Employee Stock Purchase Plan (“ESPP”) to (a) eliminate the “evergreen” provision described below and (b) increase the number of shares of our Class A common stock that we may issue under the ESPP by 6,000,000 shares, subject to approval by our stockholders at the Annual Meeting. Approval of this Proposal 2 would eliminate the “evergreen” provision described below and increase the number of shares authorized and available for issuance under the ESPP to 7,356,993. We refer to the ESPP, as amended and restated by our Board of Directors in the form appended to this Proxy Statement as Appendix A, as the “Amended ESPP” throughout this Proposal 2.

As of May 31, 2021, an aggregate of 10,807,741 shares of our Class A common stock have been purchased under the ESPP, and 1,356,993 shares remain available for future purchases under the ESPP.

The ESPP currently contains an “evergreen” provision allowing on the first day of each fiscal year for an increase in the number of shares authorized to be issued under the ESPP, by the lesser of (a) 1% of the outstanding shares of all classes of our common stock outstanding on the last day of the immediately preceding fiscal year, (b) 2,500,000 shares, or (c) such other lesser amount as our Board of Directors may determine (the “Evergreen Provision”). If the Amended ESPP is approved, the Evergreen Provision will be removed.

Our Board of Directors believes that it is important to provide eligible employees the opportunity to acquire an ownership interest in Box and thereby provide employees with an additional incentive that is aligned with stockholders’ interests to contribute to Box’s long-term success. If this Proposal 2 is not approved, our Board of Directors believes the number of shares currently remaining available for future purchases under the ESPP and the annual increase pursuant to the Evergreen Provision may not be adequate for our employees who would like to purchase shares of our Class A common stock to purchase their maximum allotment and we may have to reduce each employee’s future allotment on a pro-rata basis.

Our stockholders are requested in this Proposal 2 to approve the Amended ESPP. The affirmative vote from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve the Amended ESPP. Abstentions are treated as shares present virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” Proposal 2. Broker non-votes will have no effect on the outcome of the vote.

Reasons for Amendment of the ESPP

Our Board of Directors believes the proposed Amended ESPP will enable us to continue to attract, retain, and reward talented individuals who possess the skills necessary to expand our business and assist in the achievement of our strategic objectives. Competition for talent in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the ability to purchase shares under the ESPP. Ensuring that we have sufficient shares to allow employees to fully participate in the ESPP helps align the objectives of our stockholders and our employees and is important in attracting, motivating, and retaining the highly skilled personnel that are essential to our success and creating long-term value for our stockholders. We also believe that our compensation model has helped us create an ownership culture among our employees.

Our Board of Directors believes that the number of shares currently remaining available for issuance under the ESPP and the annual Evergreen Provision increase will not be sufficient for our future needs. We have grown rapidly since our initial public offering in 2015, from over 1,100 employees as of January 31, 2015 to over 1,900 employees as of January 31, 2021. As of May 31, 2021, there were approximately 1,743 employees eligible to participate in the ESPP, of which about 80% are presently enrolled. We believe that the increase in the number of shares available for issuance under the ESPP is essential to permit us to continue to provide long-term, equity-based incentives to present and future employees.

In evaluating the Amended ESPP, we have carefully considered and forecasted our need for shares. After forecasting our anticipated growth, hiring plans, and retention needs and considering our historical ESPP participation and purchase rates and based on Box’s current stock price, we anticipate that the additional 6,000,000 shares we seek to add to the ESPP, combined with the 1,356,993 shares remaining available for future purchases under the ESPP, will be sufficient to attract and retain employees through January 31, 2026. However, a change in business conditions or our strategy could alter this projection and require that we seek additional shares from stockholders sooner in order to continue the Amended ESPP.

If our stockholders approve this Proposal 2, the Amended ESPP will become effective as of the date of the Annual Meeting and the Evergreen Provision in our ESPP will be eliminated. If our stockholders do not approve this Proposal 2, the Amended ESPP will not become effective and the ESPP will continue in its current form (including the Evergreen Provision).

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Description of the Amended ESPP

The material features of the Amended ESPP are outlined below. Except with respect to the 6,000,000 share increase to the share reserve that is part of the Amended ESPP and the elimination of the Evergreen Provision, all the material terms of the Amended ESPP are the same as those in the ESPP since our IPO. This summary is qualified in its entirety by reference to the complete text of the Amended ESPP. Stockholders are urged to read the actual text of the Amended ESPP in its entirety, which is appended to this Proxy Statement as Appendix A.

Purpose

The purpose of the Amended ESPP is to secure the services of new employees, to retain the services of current employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. For our U.S. employees, the purchase rights granted under the Amended ESPP are intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the Amended ESPP also permits us to grant our non-U.S. employees purchase rights under the Amended ESPP which are not intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

Authorized Shares

If this Proposal 2 is approved, then subject to adjustment for certain changes in our capitalization, the maximum number of shares of our Class A common stock authorized under the Amended ESPP will be 18,164,734 shares, which is the sum of (i) 6,000,000 additional shares of our Class A common stock to be approved by this Proposal 2, (ii) 2,500,000 shares of our Class A common stock, as originally authorized under the ESPP, and (iii) 9,664,734 shares of our Class A common stock, as previously authorized under the ESPP pursuant to the annual Evergreen Provision. In addition, if this Proposal 2 is approved, then the Evergreen Provision will be eliminated.

As of May 31, 2021, an aggregate of 10,807,741 shares of our Class A common stock have been purchased under the ESPP, and 1,356,993 shares remain available for future purchases under the ESPP. Accordingly, when combined with the new share request, a total of 7,356,993 shares of Class A common stock will be available for issuance under the ESPP. As of the Record Date, the closing price of a share of Class A common stock, as reported on the New York Stock Exchange, was $24.72 per share.

Plan Administration

Our Compensation Committee will administer the Amended ESPP and will have full and exclusive authority to interpret the terms of our ESPP including with respect to eligibility, subject to the conditions of the Amended ESPP as described below.

Eligibility

Generally, all of our employees are eligible to participate in the Amended ESPP if they are employed by us, or any participating subsidiary, for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase shares of our Class A common stock under our ESPP if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our Class A common stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of shares of our Class A common stock for each calendar year.

Offering Periods

The Amended ESPP provides for offering periods of approximately 24 months. Each offering period includes purchase periods, which will be approximately six months commencing with one exercise date and ending with the next exercise date. The offering periods are scheduled to start on September 16th and March 16th of each year.

Contributions

The Amended ESPP will permit participants to purchase shares of our Class A common stock through payroll deductions of up to 15% of their eligible compensation. A participant may purchase a maximum of 3,000 shares of our Class A common stock during a purchase period.

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Exercise of Purchase Right

Amounts deducted and accumulated by a plan participant will be used to purchase shares of our Class A common stock at the end of each purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our Class A common stock on the first trading day of each offering period or on the exercise date. If the fair market value of our Class A common stock on the exercise date is less than the fair market value on the first trading day of the offering period, participants will be withdrawn from the current offering period following their purchase of shares of our Class A common stock on the purchase date and will be automatically re-enrolled in a new offering period. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of our Class A common stock. Participation ends automatically upon termination of employment with us.

Non-Transferability

A participant may not transfer rights granted under the Amended ESPP. If our Compensation Committee permits the transfer of rights, it may only be done by will, the laws of descent and distribution, or as otherwise provided under the Amended ESPP.

Merger or Change in Control

In the event of a merger or change in control, as defined in the Amended ESPP, a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute such outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination

The Amended ESPP will automatically terminate in 2035, unless we terminate it sooner. The administrator has the authority to amend, suspend, or terminate the Amended ESPP, except that, subject to certain exceptions described in the Amended ESPP, no such action may adversely affect any outstanding rights to purchase shares of our Class A common stock under the Amended ESPP.

U.S. Federal Tax Consequences

The following is a summary of the principal U.S. Federal income taxation consequences to us and our employees with respect to participation in the Amended ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any state, local, or foreign jurisdictions. The information is based upon current federal income tax rules and therefore is subject to changes when those rules change. Each participant should consult the participant’s tax advisor regarding the tax consequences of the grant of a purchase right, the purchase of shares or the disposition of shares acquired under the Amended ESPP. The Amended ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Generally, the purchase rights granted under the Amended ESPP to our U.S. employees are intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, so that any such purchase rights exercised under the Amended ESPP may qualify for favorable tax treatment under Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of our Class A common stock acquired under the Amended ESPP.

If the shares are sold or otherwise disposed of more than two years after the beginning of an offering and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price or (ii) the excess of the fair market value of the shares as of the beginning of the offering over the purchase price, determined as of the beginning of the offering. Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as short-term or long-term capital gain, depending upon the length of the period that the shares were held prior to the sale or other disposition. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date.

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There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above, subject to the requirement of reasonableness and the satisfaction of tax reporting obligations.

Amended ESPP Plan Benefits

Participation in the Amended ESPP is voluntary and each eligible employee will make their own decision whether and to what extent to participate in the Amended ESPP. In addition, our Board of Directors and our Compensation Committee have not approved any grants of purchase rights under the Amended ESPP that are subject to stockholder approval of this Proposal 2. Accordingly, we cannot determine the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended ESPP. Our non-employee directors will not be eligible to participate in the Amended ESPP.

Historical Plan Benefits

Over 99.8% of the shares issued under the ESPP since inception were attributable to purchases by our employees other than our named executive officers. The table below shows, as to the listed individuals and specified groups, the number of shares of Class A common stock purchased under the ESPP during our fiscal year ended January 31, 2021.

Name	No. of Shares of Class A Common Stock Purchased (#)
Aaron Levie, Chief Executive Officer	0
Dylan Smith, Chief Financial Officer	1,431
Stephanie Carullo, Chief Operating Officer	0
All executive officers as a group (3 persons)	1,431
Non-executive director group	0
Non-executive officer employee group (1,535 persons as of January 31, 2021)	2,142,921

Vote Required

The affirmative vote from the holders of a majority in voting power of the shares of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon will be required to approve the Amended ESPP. Abstentions are treated as shares present virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” Proposal 2. Any broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON THE BLUE PROXY CARD “FOR” THE APPROVAL OF THE AMENDED ESPP.

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PROPOSAL NO. 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole and our executive compensation philosophy, policies, and practices described in this Proxy Statement.

With this Say-on-Pay proposal, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2020 annual meeting of stockholders, approximately 99% of votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2020 proxy statement.

At our 2016 annual meeting of stockholders, our stockholders recommended that we hold a Say-on-Pay vote each year. Accordingly, we expect that the next Say-on-Pay vote after this year’s vote will take place at our 2022 annual meeting of stockholders and that we will hold a Say-on-Pay vote on an annual basis for the foreseeable future.

We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to align management’s interests with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “For” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

Vote Required

Approval of the advisory vote on the compensation of our named executive officers requires the approval of a majority of the voting power of the shares of our Voting Stock present virtually or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares present virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of the vote.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON THE BLUE PROXY CARD “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4 — CHARTER AMENDMENT TO ELIMINATE SUPERMAJORITY STOCKHOLDER VOTE REQUIREMENT TO AMEND CERTAIN CHARTER PROVISIONS

Our Board of Directors is committed to best-in-class corporate governance and regularly considers and implements governance improvements. As part of this effort, our Board of Directors has determined that the elimination of all supermajority stockholder vote requirements from our Charter and Bylaws is in the best interests of the company and its stockholders. The Board of Directors amended the Bylaws to remove all supermajority stockholder vote requirements from the Bylaws on July 5, 2021. The Board of Directors also determined that a proposal to remove all supermajority stockholder vote requirements from the Charter should be put forth at the Annual Meeting for stockholder approval.

In making this determination, our Board of Directors has carefully considered the advantages and disadvantages of supermajority stockholder vote provisions. Supermajority stockholder vote requirements are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect certain changes and provide increased anti-takeover protections by requiring the vote of a greater number of stockholders to approve certain corporate actions. However, evolving corporate governance practices have come to view supermajority stockholder vote provisions as conflicting with principles of good corporate governance. Moreover, the elimination of supermajority stockholder vote provisions in a company’s constituent documents increases a board of directors’ accountability to stockholders and provides stockholders with greater ability to participate in the corporate governance of a company.

The Board of Directors has determined that, unless otherwise required by Delaware law, the appropriate voting standard to replace all supermajority stockholder vote requirements is a majority of the shares outstanding, which is the lowest approval standard permitted by Delaware law. This would provide that any action is authorized by an affirmative vote of a majority of the shares of our Voting Stock outstanding. Our Board of Directors believes that adopting this standard in place of the supermajority stockholder vote standard balances the opportunity for stockholders to participate meaningfully in the corporate governance of the company with the desire to protect the interests of all stockholders from action that may only be in the interest of a small percentage of stockholders.

Accordingly, the Board of Directors has unanimously adopted and is submitting for stockholder approval an amendment to our Charter that would eliminate the supermajority stockholder vote provisions contained therein.

Current Stockholder Vote Requirement

Article X of our Charter provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of stock of the company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of our Charter inconsistent with, Article VI (regarding the Board of Directors), Article VII (regarding the stockholders’ ability to amend our Bylaws, call special meetings, or act by written consent), Article VIII (regarding limitation of a director’s liability), Article IX (regarding indemnification of directors and officers) or Article X (regarding amendments to our Charter).

Text and Legal Effect of Proposed Amendment

If this proposal is approved, Article X of our Charter will be amended to reduce the stockholder vote requirement for amendment, alternation, change or repeal of all provisions of our Charter to an affirmative vote of a majority of our outstanding shares of stock, which is the lowest approval standard permitted by the Delaware General Corporation Law.

The text of the proposed amended Article X of our Charter marked to show all changes proposed under this proposal against the current text of Article X of our Charter, with deletions indicated by strikeout and additions, if any, indicated by underline, is as follows:

ARTICLE X

If any provision of this Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.

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Except as provided in ARTICLE VIII and ARTICLE IX above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation~~; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with, ARTICLE VI, ARTICLE VII, ARTICLE VIII, ARTICLE IX or this ARTICLE X~~.

Vote Required

The affirmative vote of at least 66 and 2/3% of the voting power of our outstanding shares of stock is required to approve this proposal. If this proposal is approved by the requisite stockholder vote, then the proposed amendment to Article X of our Charter will be adopted. Abstentions and any broker non-votes will have the same effect as a vote “Against” this proposal.

The persons named as proxies intend to vote the proxies “FOR” the approval of an amendment to our Charter to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter, unless otherwise specified on the BLUE proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON THE

BLUE PROXY CARD “FOR” THE APPROVAL OF A CHARTER AMENDMENT

TO ELIMINATE THE SUPERMAJORITY STOCKHOLDER VOTE

REQUIREMENT TO AMEND CERTAIN PROVISIONS OF OUR CHARTER.

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PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending January 31, 2022. During our fiscal year ended January 31, 2021, EY served as our independent registered public accounting firm.

Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending January 31, 2022. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of EY, our Board of Directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended January 31, 2020 and 2021, respectively.

	2020	2021
Audit Fees(1)	$2,677,511	$3,022,500
Tax Fees(2)	$229,912	$275,280
Total Fees	$2,907,423	$3,297,780

(1)	Audit Fees consist of professional services provided in connection with the audit of our annual consolidated financial statements and the audit of internal control over financial reporting, including the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. In addition, fees consist of professional services rendered in connection with our Registration Statements on Form S-8. For our fiscal year ended January 31, 2021, this category also includes fees for services provided in connection with our offering of 0.00% convertible senior notes due January 15, 2026.

(2)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Auditor Independence

Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, EY. Our Audit Committee has determined that the rendering of non-audit services for tax compliance, tax planning and tax consulting advice by EY is compatible with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to EY for our fiscal years ended January 31, 2020 and 2021 were pre-approved by our Audit Committee.

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Vote Required

The ratification of the appointment of EY as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our Voting Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are treated as shares present virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” this proposal. Any broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ON THE BLUE PROXY CARD “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the company’s website at http://www.box.com/investors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee periodically reviews and assesses the adequacy of its charter and the Audit Committee’s performance.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of the company’s consolidated financial statements and of the company’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and EY;

•	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•	received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY its independence.

Based on the Audit Committee’s review and discussions with management and EY, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2021 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

•	Jack Lazar (Chair)

•	Dana Evan

•	John Park (since May 2021)

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of May 31, 2021. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Aaron Levie	36	Chief Executive Officer
Dylan Smith	35	Chief Financial Officer
Stephanie Carullo	53	Chief Operating Officer

Aaron Levie co-founded our company, served as our Chairman from December 2013 to May 2021, and has served as our Chief Executive Officer and a member of our Board of Directors since April 2005. Mr. Levie attended the University of Southern California from 2003 to 2005.

Dylan Smith co-founded our company and has served as our Chief Financial Officer since April 2005. Mr. Smith holds a B.A. in Economics from Duke University.

Stephanie Carullo has served as our Chief Operating Officer since August 2017. Prior to joining Box, from June 2016 to August 2017, Ms. Carullo served as an advisor at several privately held companies. From September 2015 to May 2016, Ms. Carullo was Head of Partnerships at Hampton Creek Inc., a food company. From September 2011 to August 2015, Ms. Carullo served as Vice President of U.S. Education Sales at Apple, Inc. Previously, Ms. Carullo served in various go-to-market leadership roles, including Vice President of Data Center and Virtualization Sales at Cisco, and sales leadership, general management, and consulting positions at IBM in Asia. Ms. Carullo holds a Bachelor of Arts Degree with Honors in Economic History from Monash University, Australia.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our named executive officers. For our fiscal year ended January 31, 2021, our named executive officers were:

•	Aaron Levie, our Chief Executive Officer;

•	Dylan Smith, our Chief Financial Officer; and

•	Stephanie Carullo, our Chief Operating Officer.

Our Company

Box is the Content Cloud: one secure, cloud-native platform for managing the entire content journey. Content – from blueprints to wireframes, videos to documents, proprietary formats to PDFs – is the source of an organization’s unique value. Our cloud content management platform enables our customers, including 67% of the Fortune 500, to securely manage the entire content lifecycle, from the moment a file is created or ingested to when it’s shared, edited, published, approved, signed, classified, and retained. Box keeps content secure and compliant, while also allowing easy access and sharing of this content from anywhere, on any device.

With our Software-as-a-Service (SaaS) platform, users can collaborate on content both internally and with external parties, automate content-driven business processes, develop custom applications, and implement data protection, security and compliance features to comply with legal and regulatory requirements, internal policies and industry standards and regulations. Box provides a single content platform that accelerates business processes, improves employee productivity, enables secure remote work, and protects an organization’s most valuable data. Our platform enables a broad set of high-value business use cases across enterprises, hundreds of file formats and media types, and user experiences. Our platform integrates with leading enterprise business applications, and is compatible with multiple application environments, operating systems and devices, ensuring that workers can securely access their critical business content whenever and wherever they need it.

Executive Summary

Fiscal 2021 Performance

Our fiscal year ended January 31, 2021 marked substantial progress across all facets of our business – strategically, operationally and financially. Key financial results for our fiscal year 2021 included the following:

•	Revenue: Our revenue in fiscal year 2021 was $770.8 million, an increase of 11% from fiscal year 2020.

•	Remaining Performance Obligations (RPO): Our remaining performance obligations as of January 31, 2021 were $896.9 million, an increase of 17% from the fourth quarter of fiscal year 2021.

•	Non-GAAP Operating Income: Our non-GAAP operating income in fiscal year 2021 was $118.8 million, or 15% of revenue, an improvement over our prior fiscal year non-GAAP operating income of $9.3 million, or 1% of revenue.

•	Non-GAAP Net Income Per Share, Diluted: Our non-GAAP net income per share in fiscal year 2021 was $0.70, an improvement over our prior fiscal year non-GAAP net income per share of $0.03.

•	Free Cash Flow: Free cash flow in fiscal year 2021 was positive $120.3 million, an improvement of $127.6 million from negative $7.2 million in fiscal year 2020.

Revenue and non-GAAP operating income were elements of our incentive compensation plan for fiscal year 2021. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 19, 2021, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 28, 2021, for a more detailed discussion of our fiscal year 2021 financial results and, beginning on page 61 of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures.

Fiscal 2021 Executive Compensation Highlights

For our fiscal year ended January 31, 2021, the key highlights of our executive compensation program included:

•	Below Market Short-Term and Long-Term CEO Compensation. Throughout his tenure as our Chief Executive Officer, Mr. Levie has expressed a preference to our Compensation Committee that his short-term compensation be modest to allow us to invest more in other areas of the business. Mr. Levie maintained this preference in fiscal year 2021 and as such, his base salary and target total short-term compensation remained well below the 25th percentile in our compensation peer group. Additionally, Mr. Levie has declined to receive equity grants in all but one year since our initial public offering to allow any equity awards he would have otherwise been granted in prior fiscal years to be re-allocated to the overall equity budget used for issuance to our employees. Mr. Levie maintained that preference in fiscal year 2021 and did not receive any equity grants (other than with respect to his fiscal year 2020 executive bonus plan compensation, which was paid out in the form of restricted stock units in lieu of cash).

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•	Pay for Performance – Fiscal 2021 Executive Bonus Plan Payouts. Our named executive officers participated in the Fiscal 2021 Executive Bonus Plan (as defined below), which we believe promotes our pay for performance philosophy. Awards earned under this incentive compensation plan were calculated in dollar amounts and were then converted (based on the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant approval date) and paid out in fully vested shares of Class A common stock having an equivalent cash value to the award earned.

•	Peer Group. We modified our compensation peer group to add five new companies and remove seven former members of the compensation peer group that had been acquired or were no longer deemed by the Compensation Committee to be comparable to Box. Consistent with commonly viewed best practices, the five new companies were selected based on their revenue, market capitalization, growth trajectory and headquarters location when the compensation peer group was determined.

•	No Changes to Salaries and Target Short-Term Compensation. In fiscal year 2021, we maintained the salaries and target bonus percentages of our named executive officers.

Overview

The Compensation Committee reviews on an ongoing basis the company’s executive compensation program to evaluate whether it supports the company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives and are aligned with stockholder interests:

What we do	What we don’t do
Modest CEO compensation. Our Chief Executive Officer receives modest short-term compensation and minimal equity compensation grants.	No single-trigger benefits. We do not provide our named executive officers with any payments or benefits that vest or are paid solely upon a change in control.
Annual Say-on-Pay votes. We hold an annual Say-on-Pay vote, and our Compensation Committee considers the results of the vote when evaluating our executive compensation program.	No guaranteed salary increases. We do not guarantee our named executive officers any salary increases.
Minimum stock ownership requirements. We have adopted policies with respect to minimum stock ownership requirements for our named executive officers and members of our Board of Directors.	No special perquisites. We do not provide our named executive officers with perquisites or other personal benefits that are not offered to all other employees.
Clawback policy. We adopted a policy that allows us to recover any cash or equity-based incentive compensation from our named executive officers when the payment of such compensation was based upon financial results that were subsequently the subject of a financial restatement.	No tax gross-ups. We do not provide our named executive officers with any tax gross-ups.
Significant amount of compensation at-risk. A significant portion of our named executive officers’ compensation is at-risk compensation that is tied to achievement of corporate goals pursuant to our Fiscal 2021 Executive Bonus Plan (as defined below) or our stock price.	No special retirement plans. We do not provide our named executive officers with any special executive retirement plans.
Peer group review. We engage an outside compensation consultant to assist us in annually developing and updating a group of peer companies based on our selection criteria to help us determine named executive officer compensation.

Compensation Philosophy

Our executive compensation program is structured to provide compensation plans, policies, and programs that attract and retain the best talent for positions of substantial responsibility, provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business. The following table identifies the main elements of our Fiscal 2021 executive compensation program and the reasons for each:

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Element	Reasons for Providing Element
Base Salary	Provide our named executive officers compensation for their services based on their knowledge, skills, past performance, and experience
Performance-based Bonuses	Encourage our named executive officers to achieve short-term individual and company goals that drive our growth
Time-based Equity Awards	Provide long-term retention and incentives to our named executive officers that align their interests with our stockholders’ interests
Welfare and Other Employee Benefits	Provide for our named executive officers’ health and well-being consistent with the benefits received by our other employees
Change in Control and Severance Benefits	Provide our named executive officers with a measure of security in order to minimize any distractions related to termination of employment and/or change in control and allow our named executive officers to focus on their duties and responsibilities to maximize stockholder value

Impact of 2020 Stockholder Advisory Vote on Compensation of Named Executive Officers

We conducted a Say-on-Pay vote at our 2020 annual meeting of stockholders. Approximately 99% of the votes cast by stockholders were in favor of approving the compensation of our named executive officers. While evaluating our executive compensation program in fiscal year 2021, our Compensation Committee considered the results and maintained the compensation philosophy and objectives and general approach to executive compensation from the prior year.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the compensation program for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions.

Involvement of Management

In fiscal year 2021, our Chief Executive Officer, Chief People Officer, and certain other management team members typically attended Compensation Committee meetings and were involved in the determination of compensation for our other executives. These senior executives made recommendations to our Compensation Committee regarding short-term and long-term compensation for all executives (other than with respect to their own compensation) based on our results, an individual executive’s contribution toward these results, and each individual’s performance against their individual goals. Our Compensation Committee then reviewed the recommendations and other data provided by outside compensation advisors and management and made decisions as to the compensation for each executive.

Use of Outside Advisors

Our Compensation Committee is authorized to retain the services of executive compensation advisors, as it sees fit, for the establishment of our compensation programs and related policies and adjustments to the compensation elements and amounts. For our fiscal year ended January 31, 2021, our Compensation Committee retained Compensia, a national compensation consulting firm, to provide it with information, recommendations, and other advice relating to executive compensation on an ongoing basis. Compensia serves at the discretion of our Compensation Committee. Among other things, our Compensation Committee engaged Compensia to assist in developing and updating a group of peer companies to help us determine the level of overall compensation for our executives and assess each separate element of compensation, with a goal of providing compensation that is competitive, fair, motivating and retentive. The Compensation Committee reviewed the independence of Compensia under New York Stock Exchange and SEC rules and concluded that the work of Compensia has not raised any conflict of interest.

Stockholder Engagement

As owners of Box, we value our stockholders’ opinions and feedback on topics of interest to our stockholders, including on our executive officer and director compensation program and environmental, social and governance matters. Maintaining an active dialogue with our stockholders is consistent with our corporate values of transparency and accountability, and we intend to continue these efforts in the future.

The feedback we receive from stockholders from our outreach program helps our Board of Directors, leadership team, and employees develop a mutual understanding and trust with our stockholders. Members of our Board of Directors and senior executives directly engage from time to time with stockholders to hear unfiltered concerns and perspectives that shape our core strategy and other decisions on matters of interest to our stockholders.

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Peer Group Compensation Data

With Compensia’s assistance, our Compensation Committee approved a group of public companies to be used when conducting a competitive market analysis of executive officer compensation. For our compensation decisions made prior to September 2020, which included our named executive officers’ equity awards approved in April 2020, our compensation peer group was made up of publicly-traded companies in the software industry that generally had revenues between $240 million and $1.5 billion, experienced strong year-over-year growth in revenue, recently conducted an initial public offering, had a market capitalization between $880 million and $8.8 billion, and generally were headquartered in California.

In September 2020, our Compensation Committee re-assessed our compensation peer group criteria. Following that assessment, our Compensation Committee approved a revised set of compensation peer group selection criteria that also take into account three-year compound annual growth rate (“CAGR”) and no longer take into account strong year-over-year growth in revenue or whether a company had recently conducted an initial public offering. Using that revised criteria, our Compensation Committee approved an updated compensation peer group made up of publicly-traded companies in the software industry that generally had revenues between $290 million and $1.8 billion, a market capitalization between $850 million and $8.4 billion, a three-year CAGR below 20%, and generally are headquartered in California. The two compensation peer groups used in fiscal year 2021 were:

Compensation Peer Group Entering Fiscal Year 2021		Compensation Peer Group Revised in Fiscal Year 2021 for Decisions after September 2020
	Added	8x8 Inc.
Benefitfocus, Inc.	Removed
Cloudera, Inc.		Cloudera, Inc.
Cornerstone OnDemand Inc.		Cornerstone OnDemand Inc.
DocuSign, Inc.	Removed
FireEye, Inc.		FireEye, Inc.
	Added	Five9 Inc.
ForeScout Technologies		ForeScout Technologies, Inc.
Guidewire Software, Inc.		Guidewire Software, Inc.
HubSpot, Inc.		HubSpot, Inc.
LogMeIn, Inc.	Removed
New Relic, Inc.		New Relic, Inc.
Nutanix, Inc.		Nutanix, Inc.
Okta, Inc.	Removed
Pivotal Software, Inc.	Removed
Proofpoint Inc.		Proofpoint Inc.
	Added	Qualys, Inc.
	Added	RealPage, Inc.
RingCentral, Inc.	Removed
SecureWorks Corp.	Removed
	Added	SolarWinds Inc.
Momentive Global Inc.		Momentive Global Inc.
Zendesk, Inc.		Zendesk, Inc.
Zuora, Inc.		Zuora, Inc.

Our Compensation Committee believed these companies were appropriate for our compensation peer group because they were viewed as similarly sized, operated in the same or similar industries as us, had similar growth trajectories, and reflected our competitive market for senior executives.

In setting the elements of compensation for our named executive officers, our Compensation Committee reviewed base salary, target annual incentive compensation opportunity, target total short-term compensation (i.e., base salary plus target incentive opportunity), annual long-term incentive, and total direct compensation values for our named executive officers and those of similarly situated executives of our compensation peer group. Compensia provided data at the 25th, 50th, 60th, and 75th percentiles for such compensation, and our Compensation Committee used this data as a reference. Our Compensation Committee did not benchmark any compensation element to a specific percentile, and our Compensation Committee instead set our named executive officers’ compensation at levels it deemed appropriate after considering other factors, such as each of our named executive officers’ contributions, our short-term and long-term objectives, and prevailing market conditions.

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Executive Compensation Program Elements

The following sections describe each element of our executive compensation program, provide the rationale for each such element, and explain how our Compensation Committee determined compensation amounts and awards for our fiscal year ended January 31, 2021.

Base Salary

Base salary is the main fixed element of our named executive officers’ short-term compensation. Base salary compensates our named executive officers for services they provide to us during the fiscal year. Our Compensation Committee typically performs an annual review during which it considers adjustments to our named executive officers’ base salaries after considering such factors as the prevailing market conditions and the named executive officer’s responsibilities, knowledge, skills, experience, and performance. These adjustments allow us to remain competitive in attracting and retaining executive talent.

In fiscal year 2021, our Compensation Committee did not make any adjustments to the base salaries of our named executive officers.

The base salaries of our named executive officers during fiscal year 2021 are listed in the table below.

Named Executive Officer	Base Salary For Fiscal 2021
Mr. Levie	$180,000
Ms. Carullo	$370,000
Mr. Smith	$370,000

The total base salaries earned by our named executive officers during our fiscal year ended January 31, 2021 are listed in the “Summary Compensation Table for Fiscal Year 2021” below.

Non-Equity Incentive Plan Compensation

We use performance-based incentives to motivate our named executive officers to achieve our annual financial and operational objectives, while making progress towards our longer-term strategic and growth goals. Typically, near the beginning of each fiscal year, our Compensation Committee adopts the performance criteria and targets for the incentive compensation plan for that fiscal year, which identifies the plan participants and establishes the target incentive opportunity for each participant, the performance measures and the associated target levels for each measure, and the potential payouts based on actual performance for the fiscal year. Payments under our incentive compensation plan for fiscal year 2021 were made in restricted stock units.

Fiscal Year 2021 Bonus Plan

•	Overview & Structure. In April 2020, our Compensation Committee adopted and approved our omnibus Executive Incentive Plan for fiscal year 2021 (the “Fiscal 2021 Executive Bonus Plan”). The Fiscal 2021 Executive Bonus Plan provided for potential performance-based incentive payouts to our named executive officers based on the achievement of pre-established corporate financial objectives. The annual financial objectives were set at target levels determined to be challenging and requiring substantial skill and effort by senior management to achieve. In June 2020, our Compensation Committee approved a modification to the Fiscal 2021 Executive Bonus Plan targets applicable to our named executive officers whereby the non-GAAP operating income performance target (as discussed below) was increased from $73.5 million to $87.9 million in order to align with our revised external guidance.

•	Target Annual Incentive Compensation Opportunities. In April 2020, in connection with its review of our executive compensation program, our Compensation Committee approved the target annual incentive compensation opportunities of our named executive officers, as set forth in the table below. In setting the target annual incentive compensation opportunities, our Compensation Committee considered each named executive officer’s performance, individual contributions, responsibilities, experience, prior annual incentive compensation amount, and peer group market data. Our Compensation Committee has set the target annual incentive compensation opportunities for our named executive officers as percentages of their base salaries paid throughout the year.

For fiscal year 2021, our Compensation Committee maintained the percentages for our named executive officers from those determined for fiscal year 2020.

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The target annual incentive compensation opportunities established for fiscal year 2021 for our named executive officers were:

Named Executive Officer	Fiscal Year 2021 Target Annual Incentive Compensation Opportunity (as a % of base salary for Fiscal 2021)	Fiscal Year 2021 Target Annual Incentive Compensation Opportunity
Mr. Levie	55%	$99,000
Ms. Carullo	55%	$203,500
Mr. Smith	55%	$203,500

•	Corporate Performance Measures. To measure the performance of our named executive officers for the Fiscal 2021 Executive Bonus Plan, our Compensation Committee selected revenue and non-GAAP operating income as those measures were deemed as best supporting the achievement of our annual operating plan and enhancing long-term value creation. We define (i) “revenue” as GAAP revenue as reflected in our quarterly and annual financial statements; and (ii) non-GAAP operating income as GAAP operating income as reflected in our quarterly and annual financial statements adjusted to exclude expenses related to stock-based compensation, intangible assets amortization, and other special non-recurring items. Each element was weighted equally under the Fiscal 2021 Executive Bonus Plan.

The targets required for 100% achievement under our Fiscal 2021 Executive Bonus Plan and our results were:

Performance Measure	Target (in millions)	Result (in millions)	Achievement of Target
Revenue	$774.0	$770.8	99.6%
Non-GAAP Operating Income	$ 87.9	$118.8	135.3%

•	Methodology. Our Compensation Committee assesses performance and determines payouts under our Fiscal 2021 Executive Bonus Plan in a two-part process: first, our Compensation Committee measures actual performance against the pre-established goals for the annual performance period; and second, after the end of the performance period, our Compensation Committee exercises discretion to determine the actual payout. As a threshold matter, our named executive officers were eligible for annual incentive compensation payouts with respect to the revenue component only if we met or exceeded 95% of the revenue target for our fiscal year ended January 31, 2021 and with respect to the non-GAAP operating income component only if we met or exceeded 80% of the non-GAAP operating income target for our fiscal year ended January 31, 2021. High thresholds are required to ensure that significant achievement is a prerequisite to receive any incentive payment. With respect to the revenue performance measure, the payment percentage equals the percentage of the revenue target that was achieved until 103% achievement, and achievement over 103% may be rewarded using an “accelerator” where each point of performance above 103% achievement increases the payout percentage by two percentage points. With respect to the non-GAAP operating income component, achievement at 80% equals a payout percentage of 25%, and the payout percentage is increased (1) by 3.75 percentage points for each point of performance above 80% (until a payout percentage of 100% for performance at 100%) and (2) by 0.133 percentage points for each point of performance above 100%, up to a maximum payout percentage of 110%. The payout curves for the revenue and non-GAAP operating income metrics are illustrated below.

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•	Caps on Payment. The cap on total payouts of the non-GAAP operating income component was set to manage potential incentive compensation costs and maintain appropriate incentives for our named executive officers.

•	Performance in Fiscal Year 2021 and Related Payout. For fiscal year 2021, we achieved approximately 99.6% of target revenue and approximately 135.3% of target non-GAAP operating income. The revenue measure achievement resulted in a payout percentage of 99.6% of target and the non-GAAP operating income measure achievement resulted in a payout percentage of 104.7% of target. As each metric was weighted 50%, this resulted in a calculated payout percentage of approximately 102.1%.

In light of corporate performance in fiscal year 2021, our Compensation Committee exercised its discretion to adjust the payouts for our named executive officers down to approximately 90% of their bonus targets. The intended values of the total payouts to our named executive officers under the Fiscal 2021 Executive Bonus Plan were:

Named Executive Officer	Target Annual Incentive Compensation Opportunity	Actual Incentive Compensation
Mr. Levie	$ 99,000	$89,100
Ms. Carullo	$203,500	$183,150
Mr. Smith	$203,500	$183,150

The payouts were made in the form of fully vested restricted stock units. The number of restricted stock units each named executive officer received equaled the dollar value of their actual award payment divided by the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant approval date.

The value of the RSUs received in settlement of these bonuses under the Fiscal 2021 Executive Bonus Plan are listed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for Fiscal Year 2021” below. Since the intended payout values above were converted into a number of restricted stock units based on the 30-trading day average closing price described above, the values set forth in the Summary Compensation Table for fiscal year 2021 (which were instead calculated based on the closing price of our Class A common stock on the date the restricted stock units were granted, in accordance with FASB ASC Topic 718) are different from the payout values set forth in the table above.

Equity Awards

Our Compensation Committee grants equity awards in order to align their long-term interests with our stockholders’ interests.

Our Compensation Committee determines the size of the equity awards we grant to our named executive officers in connection with their hire through arm’s-length negotiation, considering such factors as prevailing market conditions, market data for new-hire awards, the named executive officer’s expected short-term compensation, the equity award’s potential incentive and retention value, and the named executive officer’s prospective role and responsibilities.

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Our Compensation Committee also periodically grants equity awards to our named executive officers for promotions, as additional incentive to continue service with us, or to recognize exceptional corporate and individual performance. The Compensation Committee does not apply a fixed formula when determining the size of these equity awards because we grant an amount of equity that it believes properly rewards the named executive officer for their contributions to the growth in our long-term stockholder value. In doing so, the Compensation Committee considers factors such as the economic value of the named executive officer’s unvested equity awards and the ability of this equity to satisfy our retention objectives; the named executive officer’s performance, contributions, responsibilities, and experience; the equity awards granted by our compensation peer group to similarly situated executives; a compensation analysis performed by Compensia; and other internal equity considerations.

In April 2020, after considering the peer group data provided by Compensia, the unvested equity award holding value and the anticipated future contributions of our named executive officers, our Compensation Committee granted annual equity awards to Mr. Smith and Ms. Carullo at a level deemed competitive with the annual long-term incentives provided by the companies in our compensation peer group to similarly situated executives, as follows: (i) an award of 200,000 restricted stock units to Mr. Smith, and (ii) an award of 125,000 restricted stock units to Ms. Carullo. Mr. Levie requested that any equity awards he would have otherwise been granted be re-allocated to the overall equity budget for issuance to our employees.

Mr. Smith’s and Ms. Carullo’s awards of restricted stock units were scheduled to vest as to 1/16th of the award on June 20, 2020, and 1/16th of the award was scheduled to vest each quarter thereafter, subject to their continued service with us through the applicable vesting date.

For fiscal year 2021, the Compensation Committee granted equity at a time of great market volatility due to the onset of the COVID-19 pandemic. For fiscal year 2022 grants (approved in March 2021), the Compensation Committee made adjustments to the company’s compensation program to account for less predictability in business outcomes during this time of recovery from the pandemic. As a result, the Compensation Committee decided to focus on retention and stability for the fiscal year 2021 and fiscal year 2022 grants and accomplished these goals by awarding long-term compensation through time-vested restricted stock units. Our Compensation Committee plans to revisit the mix of performance-vested awards and time-vested awards ahead of next year’s compensation cycle.

Employee Benefit Plans

Our named executive officers participate in our employee benefits programs on the same terms as our other U.S.-based, full-time employees with no special executive programs.

We have a 401(k) Savings Plan (the “401(k) Plan”). Under the 401(k) Plan, participating employees may elect to contribute up to 100% of their eligible compensation, subject to certain limitations. We have not made any matching contributions to date.

We maintain other welfare benefit plans, including health, dental and vision insurance; medical and dependent care flexible spending accounts; short- and long-term disability insurance; life insurance; and accidental death and dismemberment insurance, which we believe are generally consistent with those offered by companies we compete with for employees. For our fiscal year ended January 31, 2021, we also paid certain amounts on behalf of our named executive officers for basic life insurance, as indicated in the “Summary Compensation Table for Fiscal Year 2021” below.

Perquisites and Other Personal Benefits

We currently do not provide perquisites or other personal benefits to our named executive officers, but we may provide perquisites or other personal benefits in the future for purposes of recruitment, motivation, or retention; to assist an individual named executive officer in the performance of their duties; and in other limited circumstances. Our Compensation Committee will periodically review and approve all future practices concerning perquisites and other personal benefits.

Change in Control and Severance Arrangements

We have entered into change in control and severance agreements with our named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. We believe that these change in control agreements provide retention value by encouraging our named executive officers to continue service with us and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination of employment or a potential change in control, allowing our named executive officers to focus on their duties and responsibilities. Under these arrangements, a change in control is generally defined as a change in more than 50% of the total voting power of our stock, certain changes in the majority composition of the Board during a 12-month period, or a change in the ownership of a substantial portion of the company’s assets. For a summary of the material terms and conditions of these severance and change in control arrangements, see the section titled “Potential Payments upon Termination or Change in Control” contained in this Proxy Statement.

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Stock Ownership Guidelines and Clawback Policy

Our Board of Directors believes that our named executive officers should hold a meaningful financial stake in the company in order to further align their interests with those of our stockholders. As such, our Board of Directors adopted stock ownership guidelines in December 2019. Under these guidelines, our executive officers are required to achieve specified ownership levels by the later of (i) five years of such individual’s appointment or promotion date, as applicable, and (ii) July 2, 2024. A full description of our current stock ownership guidelines is available on our website at http://www.box.com/investors and is summarized as follows:

•	our Chief Executive Officer must own company stock with a value of four times his annual base salary; and

•	all other named executive officers (except for the Chief Executive Officer) must own company stock with a value of one times their annual base salary.

As of January 31, 2021, all of our named executive officers met, exceeded, or were on track to meet these ownership guidelines within the time frames set out above based on their respective rates of stock accumulation.

Clawback Policy

In December 2019, our Board also adopted a clawback policy (the “Clawback Policy”) permitting the company to seek the recovery of cash-based incentive compensation or performance-based equity compensation paid to certain current and former officers of the company who are subject to Section 16 of the Exchange Act. The Clawback Policy provides that the company may seek recovery if (i) the company materially restates all or a portion of its financial statements; (ii) the amount of cash incentive compensation or performance-based equity compensation that was paid or is payable based on achievement of financial or operating results paid to a participant would have been less if the financial statements had been correct at the time the incentive compensation was originally calculated or determined; (iii) no more than three years have elapsed since the original filing date of the financial statements upon which the incentive compensation was calculated or determined; and (iv) our Compensation Committee concludes, in its sole discretion, that the gross negligence, intentional misconduct or fraud by such participant caused or partially caused the material restatement of all or a portion of the financial statement(s) and that such participant should repay to the company all of the recoverable compensation.

Insider Trading Policy and Use of 10b5-1 Trading Plans

Our insider trading policy prohibits all directors and employees (including our named executive officers) from engaging in the following activities with respect to our common stock: trading in derivative securities, hedging transactions, short sales, pledging stock as collateral, or holding stock in a margin account. From time to time, our officers and directors may elect to enter into 10b5-1 trading plans. As of the date of this Proxy Statement, Mr. Smith and Ms. Hammonds had active 10b5-1 trading plans.

Accounting Considerations

Authoritative accounting guidance on stock compensation requires measurement of the compensation expense for all share-based awards made to employees (such as our named executive officers) and directors based on the grant date “fair value” of the awards. Our Compensation Committee considers the accounting expense associated with equity awards. Even though our named executive officers and directors may realize no value from their equity awards, these values have been calculated for accounting purposes and reported in the tables below. This guidance also requires us to recognize the compensation cost of share-based awards in our income statements over the period that the named executive officer or director is required to continue service with us in order for the equity award to vest.

Risk Considerations

Our Compensation Committee reviews and discusses with management the risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, our Compensation Committee has engaged Compensia to independently review the risks associated with our executive compensation program. Based on these reviews, our Compensation Committee structures our executive compensation program to encourage our named executive officers to focus on both short-term and long-term success. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.

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How We Manage Risks Related to Our Compensation Program

Incentive compensation designed to be aligned with creation of long-term value for stockholders	• Payouts under our Fiscal 2021 Executive Bonus Plan are based on achievement of revenue and non-GAAP operating income targets. These performance measures are viewed as supportive of our annual operating plan and create incentives for our named executive officers to create long-term value for our stockholders.

Clawback Policy	• Our Clawback Policy applies to certain current and former officers of the company who are subject to Section 16 of the Exchange Act.
• Under the Clawback Policy, cash-based incentive compensation or performance-based equity compensation may be recovered from covered individuals if:
○ the company materially restates all or a portion of its financial statements;
○ the amount of cash incentive compensation or performance-based equity compensation that was paid or is payable based on achievement of financial or operating results paid to a participant would have been less if the financial statements had been correct at the time the incentive compensation was originally calculated or determined;
○ no more than three years have elapsed since the original filing date of the financial statements upon which the incentive compensation was calculated or determined; and
○ the Compensation Committee concludes, in its sole discretion, that the gross negligence, intentional misconduct or fraud by such participant caused or partially caused the material restatement of all or a portion of the financial statement(s) and that such participant should repay to the company all of the recoverable compensation.

Hedging and pledging policies	• Our insider trading policy prohibits all directors and employees, including our named executive officers, from engaging in the following activities with respect to our common stock: trading in derivative securities, hedging transactions, short sales, pledging stock as collateral, or holding stock in a margin account.
• These policies are intended to prevent a misalignment, or appearance of misalignment, of interests with stockholders.

Stock ownership guidelines	• Our executive officers and non-employee directors are required to achieve levels of ownership of company stock with the following values within the later of (i) five years of such individual’s appointment, election or promotion date, as applicable, and (ii) July 2, 2024:
○ Non-employee directors: three times the annual cash retainer for Board service
○ Chief Executive Officer: four times annual base salary
○ Other named executive officers: one times annual base salary.
• As of January 31, 2021, all of our directors and named executive officers met, exceeded, or were on track to meet these ownership guidelines within the time frames set out above based on their respective rates of stock accumulation.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, our Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended January 31, 2021, as amended.

Respectfully submitted by the members of our Compensation Committee of the Board of Directors:

•	Bethany Mayer (Chair)

•	Sue Barsamian

•	Peter Leav

•	John Park (since May 2021)

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Summary Compensation Table for Fiscal Year 2021

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)		Option Awards($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Aaron Levie Chief Executive Officer	2021	180,000	—	—		—	108,027	217	288,244	(4)
	2020	180,000	—	—		—	52,426	289	232,715
	2019	180,000	—	—		3,168,000	—	231	3,348,231
Stephanie Carullo Chief Operating Officer	2021	370,000	—	1,803,750	(4)	—	222,027	443	2,396,220	(4)
	2020	370,000	—	—		1,600,000	107,765	308	2,078,073
	2019	370,000	—	—		—	133,054	496	503,550
Dylan Smith Chief Financial Officer	2021	370,000	—	2,886,000		—	222,027	446	3,478,473	(4)
	2020	366,667	—	—		2,400,000	106,824	308	2,873,799
	2019	348,333	—	—		1,980,000	125,569	296	2,454,198

(1)	The amounts reported represent the grant date fair value of the awards granted to the named executive officers during fiscal years 2021, 2020 and 2019 (other than the restricted stock units granted in settlement of incentive compensation awards under the Executive Incentive Plan for fiscal years 2021, 2020 and 2019, which are included in the “Non-Equity Incentive Plan Compensation” column) as computed in accordance with FASB ASC Topic 718. The grant date fair value of restricted stock units granted is based on the closing stock price on the date of grant. The assumptions used in calculating the grant date fair value of option awards are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended January 31, 2021, as amended. For fiscal year 2021 and fiscal year 2020, Mr. Levie requested that any equity awards he would have otherwise been granted be re-allocated to the overall equity budget for issuance to our employees. Our Compensation Committee honored his request and, as such, he did not receive any equity awards in fiscal year 2021 or fiscal year 2020.

(2)	The amounts reported represent incentive compensation awards earned in fiscal years 2021, 2020 and 2019 by the named executive officers under the Executive Incentive Plan. The material terms of the incentive compensation awards are described in the section titled “Executive Compensation Program Elements—Non-Equity Incentive Plan Compensation.” The incentive compensation awards were paid in the form of fully vested restricted stock units, and the amounts reported reflect the grant date fair value of such restricted stock units, as computed in accordance with FASB ASC Topic 718 based on the closing stock price on the date of grant. The number of such restricted stock units granted is set forth in “Grants of Plan-Based Awards in Fiscal Year 2021” table below. In fiscal year 2019, Mr. Levie declined to receive a payout under the Executive Incentive Plan.

(3)	The amounts reported represent amounts paid on behalf of the named executive officers for basic life insurance.

(4)	The summary compensation table corrects typographical errors contained in the summary compensation table previously included in Section 11 of the company’s Amendment No. 1 on Form 10-K/A, filed with the SEC on May 28, 2021. Mr. Levie’s total compensation was incorrectly stated to be $269,317, Mr. Smith’s total compensation was incorrectly stated to be $3,439,596, and Ms. Carullo’s stock award was incorrectly overstated as $2,886,000 (which thereby resulted in her total compensation being incorrectly overstated as $3,439,593).

Grants of Plan-Based Awards in Fiscal Year 2021

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal year 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)		Options (#)	Awards ($/Sh)	Awards ($)(1)
Aaron Levie	—	—	99,000	(2)	—	—	—	—	—		—	—	—
	04/02/2020	—	—		—	—	—	—	3,564	(3)	—	—	52,426	(4)
Stephanie Carullo	—	—	203,500	(2)	—	—	—	—	—		—	—	—
	04/02/2020	—	—		—	—	—	—	7,326	(3)	—	—	107,765	(4)
	04/03/2020	—	—		—	—	—	—	125,000	(5)	—	—	1,803,750
Dylan Smith	—	—	203,500	(2)	—	—	—	—	—		—	—	—
	04/02/2020	—	—		—	—	—	—	7,262	(3)	—	—	106,824	(4)
	04/03/2020	—	—		—	—	—	—	200,000	(5)	—	—	2,886,000

(1)	The amounts reported represent the grant date fair value of the awards granted to the named executive officers as computed in accordance with FASB ASC Topic 718, calculated based on the closing stock price on the date of grant.

(2)	This amount represents the target value of the named executive officer’s bonus under our Fiscal 2021 Executive Bonus Plan. There is no threshold amount under our Fiscal 2021 Executive Bonus Plan because our Compensation Committee exercises discretion to determine the actual payouts and, therefore, there is no minimum amount payable for a certain level of performance.

(3)	The amounts reported represent the number of fully vested restricted stock units issued to Ms. Carullo and Messrs. Levie and Smith in our fiscal year ended January 31, 2021 in settlement of the incentive awards granted under the Fiscal 2020 Executive Bonus Plan.

(4)	The amounts reported represent the grant date fair value of the fully vested restricted stock units issued to Ms. Carullo and Messrs. Levie and Smith in our fiscal year ended January 31, 2021 in settlement of the incentive awards granted under the Fiscal 2020 Executive Bonus Plan, as computed in accordance with FASB ASC Topic 718 based on the closing stock price on the date of grant. These amounts are reflected as fiscal year 2020 compensation in the Summary Compensation Table for Fiscal Year 2021.

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(5)	The amounts reported represent the number of restricted stock units issued as merit awards to Ms. Carullo and Mr. Smith in our fiscal year ended January 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers as of January 31, 2021.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Aaron Levie	04/07/2011(2)	25,000	—	—	0.59	04/06/2021	—	—
	04/02/2012(2)	770,000	—	—	1.16	04/01/2022	—	—
	04/02/2012(2)	410,000	—	—	4.00	04/01/2022	—	—
	04/02/2012(2)	410,000	—	—	4.00	04/01/2022	—	—
	04/27/2012(2)	410,000	—	—	4.00	04/26/2022	—	—
	04/10/2018(3)	—	—	400,000	20.28	04/10/2028	—	—
Stephanie Carullo	08/01/2017(4)	341,666	58,334	—	19.01	08/01/2027	—	—
	08/01/2017(5)	—	—	—	—	—	37,500	650,250
	04/03/2019(6)	—	—	200,000	20.12	04/03/2029	—	—
	04/03/2020(9)	—	—	—	—	—	101,563	1,761,102
Dylan Smith	04/07/2011(2)	17,362	—	—	0.59	04/06/2021	—	—
	04/01/2012(2)	140,000	—	—	1.16	03/31/2022	—	—
	04/01/2012(2)	240,000	—	—	1.16	03/31/2022	—	—
	02/07/2013(2)	140,000	—	—	4.63	02/06/2023	—	—
	04/03/2014(2)	140,000	—	—	17.85	04/02/2024	—	—
	01/02/2015(2)	120,000	—	—	14.05	01/02/2025	—	—
	06/18/2015(2)	34,000	—	—	17.52	06/18/2025	—	—
	04/09/2017(7)	215,624	9,376	—	16.68	04/09/2027	—	—
	04/09/2017(8)	225,000	—	—	16.68	04/09/2027	—	—
	04/10/2018(3)	—	—	250,000	20.28	04/10/2028	—	—
	04/03/2019(6)	—	—	300,000	20.12	04/03/2029	—	—
	04/03/2020(9)	—	—	—	—	—	162,500	2,817,750

(1)	This column represents the market value of the shares underlying the RSUs as of January 31, 2021, based on the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $17.34 per share on January 29, 2021, the last trading day of fiscal year 2021.

(2)	The stock option is fully vested and exercisable.

(3)	One fourth of the shares subject to the option vested on March 20, 2019, and one forty-eighth of the shares vest monthly thereafter, subject to both (i) continued service to Box through each applicable vesting date, and (ii) prior to April 11, 2022, the closing stock price of our Class A common stock having closed at or above $28.00 for 30 consecutive trading days. If the performance condition in clause (ii) is not met prior to April 11, 2022, then no options will vest and all will be forfeited. The performance condition in clause (ii) need only be met one time prior to April 11, 2022 in order for it to be satisfied. If the performance condition is achieved, the options will expire on the 10th anniversary of the grant date.

(4)	One fourth of the shares subject to the option vested on August 1, 2018 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(5)	One fourth of the shares underlying the RSUs vested on September 20, 2018 and one-sixteenth of the shares vest quarterly thereafter, subject to continued service to us.

(6)	One fourth of the shares subject to the option vested on March 20, 2020 and one forty-eighth of the shares vest monthly thereafter, subject to both (i) continued service to Box through each applicable vesting date, and (ii) the closing stock price of our Class A common stock must have closed at a level 25% higher than the 30-trading day trailing average closing price prior to April 3, 2019, which was $20.49, for 30 consecutive trading days prior to April 4, 2023. If the performance condition in clause (ii) is not met prior to April 4, 2023, then no options will vest and all will be forfeited. The performance condition in clause (ii) has been satisfied.

(7)	One fourth of the shares subject to the option vested on March 20, 2018 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(8)	One fourth of the shares subject to the option vested on March 20, 2018 and one forty-eighth of the shares vest monthly thereafter, subject to (i) continued service to us and (ii) prior to the fourth anniversary of the grant date, the closing stock price of our Class A common stock having maintained a level that is 25% higher than the option’s per share exercise price (rounded down to the nearest whole penny) for a period of 30 consecutive trading days. The performance condition in clause (ii) has been satisfied.

(9)	One sixteenth of the shares underlying the RSUs vested on June 20, 2020 and one-sixteenth of the shares vest quarterly thereafter, subject to continued service to us.

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Option Exercises and Stock Vested in Fiscal Year 2021

The following table sets forth the number of shares of Class A common stock acquired during our fiscal year 2021 by our named executive officers upon the exercise of stock options and the vesting of restricted stock unit awards and the value realized upon such exercise or vesting.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Aaron Levie	500,000	10,138,211	3,564	50,502
Stephanie Carullo	—	—	80,763	1,398,908
Dylan Smith	—	—	44,762	810,278

(1)	The value realized on exercise is the difference between the market price of the shares of our Class A common stock underlying the options when exercised and the applicable exercise price.

(2)	Calculated by multiplying (i) the market value of our Class A common stock on the vesting date, which was determined using the closing price on the New York Stock Exchange of a share of our Class A common stock on the date of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of our Class A common stock acquired upon vesting.

Pension Benefits & Nonqualified Deferred Compensation

We did not provide any defined benefit pension plans or nonqualified deferred compensation plans during our fiscal year ended January 31, 2021.

Potential Payments upon Termination or Change of Control

We have entered into change in control and severance agreements (“change in control agreements”) with our named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. These change in control agreements superseded any other agreement or arrangement relating to severance benefits with these named executive officers or any terms of their option agreements related to vesting acceleration or other similar severance-related terms.

The descriptions that follow describe such payments and benefits that may be owed by us to each of our named executive officers upon the named executive officer’s termination under certain circumstances, pursuant to the named executive officer’s change in control agreement.

The change in control agreements will remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of the automatic renewal. The change in control agreements also acknowledge that each of these named executive officers is an at-will employee, whose employment can be terminated at any time.

In order to receive the severance benefits described below, each of these named executive officers is obligated to execute a release of claims against us, provided such release of claims becomes effective and irrevocable no later than 60 days following such named executive officer’s termination date, and to continue to comply with the terms of the named executive officer’s confidential information and intellectual property assignment agreement with us.

In the event of a termination of employment without “cause” (as generally defined below) outside of the “change in control period” (as generally defined below), such named executive officer will receive the following:

•	a lump-sum payment of base salary for six months; and

•	paid COBRA benefits for six months.

In the event of a termination of employment without “cause” or a resignation for “good reason” (as generally defined below) during the “change of control period,” such named executive officer will receive the following:

•	a lump-sum payment of 12 months of base salary;

•	a lump-sum payment equal to 100% of his or her target bonus;

•	paid COBRA benefits for 12 months; and

•	100% acceleration of equity awards.

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In the event any payment to one of these named executive officers is subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Code), the named executive officer will be entitled to receive such payment as would entitle the named executive officer to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of the change of control agreements, “cause” means generally the occurrence of any of the following:

•	an act of dishonesty by the named executive officer in connection with the named executive officer’s responsibilities as an employee;

•	the named executive officer’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any crime involving fraud or embezzlement;

•	the named executive officer’s gross misconduct;

•	the unauthorized use or disclosure by the named executive officer of our proprietary information or trade secrets or those of any other party to whom the named executive officer owes an obligation of nondisclosure as a result of the named executive officer’s relationship with us;

•	the named executive officer’s willful breach of any obligations under any written agreement or covenant with us;

•	the named executive officer’s failure to cooperate with an investigation by a governmental authority; or

•	the named executive officer’s continued failure to perform his or her duties after notice and a cure period.

For the purpose of the change in control agreements with Messrs. Levie and Smith, “good reason” means generally the named executive officer’s voluntary termination of employment following the expiration of any cure period following the occurrence of one or more of the following without the named executive officer’s consent:

•	a material reduction of the named executive officer’s duties, authorities or responsibilities other than a reduction following a change in control where the named executive officer assumes similar functional duties for a stand-alone business unit due to the company becoming part of a larger entity; provided that a reduction resulting from the company not being a stand-alone business unit following a change in control will affirmatively be grounds for good reason;

•	a material reduction of the named executive officer’s base salary; or

•	a material change in the geographic location of the named executive officer’s primary work facility or location.

For the purpose of the change in control agreement with Ms. Carullo, “good reason” means generally the named executive officer’s voluntary termination of employment following the expiration of any cure period following the occurrence of one or more of the following without the named executive officer’s consent:

•	a material reduction of the named executive officer’s duties, authorities or responsibilities other than a reduction following a change in control due to the company being part of a larger entity where the named executive officer assumes similar functional duties;

•	a material reduction of the named executive officer’s base salary; or

•	a material change in the geographic location of the named executive officer’s primary work facility or location.

For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control of the company. In addition, under these arrangements, a change in control is generally defined as a change in more than 50% of the total voting power of our stock, certain changes in the majority composition of the Board of Directors during a 12-month period, or a change in the ownership of a substantial portion of the company’s assets.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers serving as of the end of fiscal year 2021 pursuant to the change in control agreements in effect at that time. Payments and benefits are estimated assuming that the triggering event took place on the last business day of our fiscal year ended January 31, 2021, and the price per share of our Class A common stock is the closing price of the New York Stock Exchange as of that date. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

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Executive	Payment Elements	Termination Without Cause or Termination for Good Reason Within Change in Control Period ($)	Termination Without Cause Outside of Change in Control Period ($)
Aaron Levie	Salary	180,000	90,000
	Bonus	99,000	—
	Stock Options(1)	—	—
	Stock Awards(2)	—	—
	Health Coverage(3)	27,269	13,634
	Total	306,269	103,634
Stephanie Carullo	Salary	370,000	185,000
	Bonus	203,500	—
	Stock Options(1)	—	—
	Stock Awards(2)	2,411,352	—
	Health Coverage(3)	19,542	9,771
	Total	3,004,394	194,771
Dylan Smith	Salary	370,000	185,000
	Bonus	203,500	—
	Stock Options(1)	12,376	—
	Stock Awards(2)	2,817,750	—
	Health Coverage(3)	27,664	13,832
	Total	3,431,290	198,832

(1)       Value represents the estimated benefit amount of unvested stock options calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable named executive officer by the difference between the exercise price of the option and the closing price of our Class A common stock on the New York Stock Exchange on January 29, 2021, which was $17.34 per share. Does not reflect any dollar value associated with the acceleration of unvested stock options with exercise prices in excess of $17.34 per share.

(2)       Value represents the estimated benefit amount of unvested RSUs and shares of restricted stock issued upon the early exercise of stock options, in each case calculated by multiplying the number of unvested units or shares subject to acceleration held by the applicable named executive officer by the closing price of our Class A common stock on the New York Stock Exchange on January 29, 2021, which was $17.34 per share.

(3)       Represents 12 months of Box-paid COBRA benefits in the case of termination without cause or a termination of employment for good reason within the change in control period and six months of Box-paid COBRA benefits in the case of a termination of employment without cause outside of the change in control period.

CEO Pay Ratio

Under SEC rules, we are required to provide the following information regarding the relationship between the annual total compensation of Mr. Levie, our Chief Executive Officer, and the median annual total compensation of our employees (other than Mr. Levie) for fiscal year 2021:

•	Mr. Levie’s annual total compensation, as reported in the “Summary Compensation Table for Fiscal Year 2021” table included in this Proxy Statement, was $288,244.

•	The median of the annual total compensation of all employees (other than Mr. Levie) of the company (including our consolidated subsidiaries) was $192,600.

•	Based on the above, for fiscal year 2021, the ratio of Mr. Levie’s annual total compensation to the median of the annual total compensation of all employees was 1.50 to 1.

We believe that this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended.

We determined the median of the annual total compensation of our employees as of January 31, 2021, at which time we had approximately 1,934 full-time and part-time regular employees globally, approximately 84% of whom are U.S.-based employees, and approximately 16% of whom are located outside of the United States. To determine the median employee, we compared the annualized base salaries, bonuses earned, commissions earned and equity compensation of our employees (other than Mr. Levie), with base salaries annualized for employees employed by the company for less than a year.

Our median employee used for fiscal year 2020 analysis is no longer employed by Box. For our fiscal year 2021, we have substituted an employee whose fiscal year 2020 compensation was the closest in proximity to the fiscal year 2020 median employee. Other than the substitution of our median employee, there have been no changes in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. Once we identified our new median employee, we calculated such employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to the annual total compensation of Mr. Levie, we used the amount reported in the “Total Compensation” column in the “Summary Compensation Table for Fiscal Year 2021” table included in this Proxy Statement.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of January 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by stockholders	Class A	20,947,715	$10.77	25,067,256
Equity compensation plans not approved by stockholders		—	—	—
Total	Class A	20,947,715	$10.77	25,067,256

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

(2)	Includes: 23,778,878 shares from the Box, Inc. 2015 Equity Incentive Plan (2015 Plan) and 1,288,378 shares from the Box, Inc. 2015 Employee Stock Purchase Plan (ESPP). Our 2015 Plan provides that on the first day of each fiscal year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 12,200,000 shares, (ii) 5% of the outstanding shares of our capital stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,500,000 shares, (ii) 1% of the outstanding shares of our capital stock on the first day of such fiscal year, or (iii) such other amount as our Board of Directors may determine. On February 1, 2021, the number of shares of Class A common stock available for issuance under our 2015 Plan and our ESPP increased by 7,992,533 shares and 1,598,506 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of July 12, 2021 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Class A common stock or Series A Preferred Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 154,731,305 shares of our Class A common stock outstanding as of July 12, 2021. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of July 12, 2021 and issuable upon the vesting of RSUs held by the person within 60 days of July 12, 2021. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person. There were 500,000 shares of our Series A Preferred Stock outstanding as of July 12, 2021.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Class A Shares Beneficially Owned	Percent of Class A Shares Beneficially Owned	Number of Series A Preferred Shares Beneficially Owned+	Percent of Series A Preferred Shares Beneficially Owned
5% Stockholders:
The Vanguard Group, Inc.(1)	17,326,628	11.2%
Starboard Value LP(2)	13,013,663	8.4%
BlackRock, Inc.(3)	13,004,504	8.4%
Entities Affiliated with KKR(4)			149,999	30.0%
Entities Affiliated with Centerbridge(5)			116,667	23.3%
Kennedy Lewis Capital Partners Master Fund II L.P.(6)			116,667	23.3%
Oak Hill Advisor Entities (7)			116,667	23.3%

Named Executive Officers and Directors:
Aaron Levie(8)	4,157,942	2.7%
Dylan Smith(9)	2,258,254	1.5%
Stephanie Carullo(10)	567,426	*
Sue Barsamian(11)	53,149	*
Carl Bass(12)	8,130	*
Dana Evan(13)	177,989	*
Kim Hammonds(14)	32,251	*
Jack Lazar(15)	20,230	*
Peter Leav(16)	35,311	*
Dan Levin(17)	1,142,753	*
Bethany Mayer(18)	9,746	*
John Park	—	*
All executive officers and directors as a group (12 persons)(19)	8,463,181	5.3%

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*	Represents beneficial ownership of less than one percent (1%).

+	None of the holders of Series A Preferred Shares beneficially owns more than 5% of the Class A Shares.

(1)	According to a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group, Inc. (“Vanguard”), as investment advisor, has sole voting power with respect to none of the reported shares, shared voting power with respect to 330,503 of the reported shares, sole dispositive power with respect to 16,873,856 of the reported shares and shared dispositive power with respect to 452,772 of the reported shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)	According to a Schedule 13D/A filed with the SEC on June 10, 2021. Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”) has sole voting and dispositive power with respect to 6,872,443 of the reported shares. Starboard Value and Opportunity S LLC (“Starboard S LLC”) has sole voting and dispositive power with respect to 1,275,334 of the reported shares. Starboard Value and Opportunity C LP (“Starboard C LP”) has sole voting and dispositive power with respect to 746,496 of the reported shares. Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), has sole voting and dispositive power with respect to 652,637 of the reported shares. Starboard X Master Fund Ltd (“Starboard X Master”) has sole voting and dispositive power with respect to 1,336,220 of the reported shares. Starboard Value LP has sole voting and dispositive power with respect to 2,130,533 of the reported shares held in its own account. Starboard Value R LP (“Starboard R LP”) is the general partner of Starboard C LP. Starboard Value L LP (“Starboard L GP”) is the general partner of Starboard L Master. Starboard Value R GP LLC (“Starboard R GP”) is the general partner of Starboard R LP and Starboard L GP. Starboard Value LP is the investment manager of Starboard V&O Fund, Starboard C LP and Starboard L Master and the manager of Starboard S LLC. Starboard Value GP LLC (“Starboard Value GP”) is the general partner of Starboard Value LP. Starboard Principal Co LP (“Principal Co”) is a member of Starboard Value GP. Starboard Principal Co GP LLC (“Principal GP”) is the general partner of Principal Co. Jeffrey C. Smith and Peter A. Feld, as members of Principal GP and as members of the Management Committees of Starboard Value GP and Principal GP, may be deemed the beneficial owners of (i) 6,872,443 Shares held by Starboard V&O Fund, (ii) 1,275,334 Shares held by Starboard S LLC, (iii) 746,496 Shares owned by Starboard C LP, (iv) 652,637 Shares owned by Starboard L Master, (v) 1,336,220 Shares held by Starboard X Master and (vi) 2,130,533 Shares held by Starboard Value LP. The address of the principal office of Starboard Value LP and Messrs. Smith and Feld is 777 Third Avenue, 18th Floor, New York, New York 10017.

(3)	According to a Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. (“BlackRock”), has sole voting power with respect to 12,567,806 of the reported shares and sole dispositive power with respect to all of the reported shares. BlackRock’s address is 55 East 52nd Street, New York, New York, 10055.

(4)	Represents 113,240 shares held by Powell Investors III L.P., 20,293 shares held by Tailored Opportunistic Credit Fund, 7,379 shares held by KKR-NYC Credit C L.P., 6,088 shares held by KKR-Milton Credit Holdings L.P. and 2,999 shares held by CPS Holdings (US) L.P. As of July 12, 2021, the Series A Preferred Shares held by these KKR-affiliated entities are convertible into 5,583,857 shares of Class A common stock. KKR Special Situations Fund III Limited is the general partner of Powell Investors III L.P. KKR Dislocation Opportunities (EEA) Fund SCSp is the sole shareholder of KKR Special Situations Fund III Limited. KKR Associates Dislocation Opportunities SCSp is the general partner of KKR Dislocation Opportunities (EEA) Fund SCSp. KKR Dislocation Opportunities S.a r.l. is the general partner of KKR Associates Dislocation Opportunities SCSp. KKR Dislocation Opportunities Limited is the sole shareholder of KKR Dislocation Opportunities S.a r.l. KKR-NYC Credit C GP LLC is the general partner of KKR-NYC Credit C L.P. KKR-NYC SL GP MH LLC is the sole member of KKR-NYC Credit C GP LLC. KKR Associates Milton Strategic L.P. is the general partner of KKR-Milton Credit Holdings L.P. KKR Milton Strategic Limited is the general partner of KKR Associates Milton Strategic L.P. CPS Holdings (US) GP LLC is the general partner of CPS Holdings (US) L.P. CPS Managers Fund (US) L.P. is the sole member of CPS Holdings (US) GP LLC. CPS Associates (US) L.P. is the general partner of CPS Managers Fund (US) L.P. CPS (US) LLC is the general partner of CPS Associates (US) L.P. KKR Credit Fund Advisors LLC is an investment advisor to Powell Investors III L.P. and KKR-NYC Credit C L.P. and is a wholly-owned subsidiary of KKR Credit Advisors (US) LLC., which, along with KKR Australia Investment Management Pty Limited, is the investment advisor to Tailored Opportunistic Credit Fund and KKR-Milton Credit Holdings L.P. KKR Australia Pty Limited is the sole shareholder of KKR Australia Investment Management Pty Limited. KKR Asia LLC is the sole shareholder of KKR Australia Pty Limited. Kohlberg Kravis Roberts & Co. L.P. is the holder of all of the outstanding equity interests in KKR Credit Advisors (US) LLC and KKR Asia LLC and is the investment advisor to CPS Managers Fund (US) L.P. KKR & Co. GP LLC is the general partner of Kohlberg Kravis Roberts & Co. L.P. KKR Holdco LLC is the sole member of KKR & Co. GP LLC. KKR Group Partnership L.P. is the sole shareholder of each of KKR Dislocation Opportunities Limited and KKR Milton Strategic Limited and the sole member of each of KKR-NYC SL GP MH LLC, CPS (US) LLC and KKR Holdco LLC. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. The principal business address of each of the entities and persons identified above, other than Kohlberg Kravis Roberts & Co. L.P., KKR & Co. GP LLC, KKR Holdco LLC, KKR Group Partnership L.P., KKR Group Holdings Corp., KKR & Co. Inc., KKR Management LLP and Messrs. Kravis and Roberts is 555 California Street, 50th Floor, San Francisco, CA 94104, the principal business address of the other entities and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001 and the principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(5)	Represents 25,167 shares held by Centerbridge Credit Partners Master, L.P. and 91,500 shares held by Centerbridge Special Credit Partners III-Flex, L.P. As of July 12, the Series A Preferred Shares held by these Centerbridge-affiliated entities are convertible into 4,343,043 shares of Class A common stock. Centerbridge Credit GP Investors, L.L.C. (“Credit GP Investors”) is the sole director of Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”), which is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. (“Credit Partners Offshore GP”), which is the general partner of Centerbridge Credit Partners Master, L.P. (“Credit Partners Master”), and may be deemed to share beneficial ownership over the securities held of record by Credit Partners Master. As the managing member of Credit GP Investors, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by Credit Partners Master. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by Credit Partners Master, except to the extent of any proportionate pecuniary interest therein. The address of each of Credit GP Investors, Credit Cayman GP, Credit Partners Offshore GP, Credit Partners Master and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152. CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) is the general partner of Centerbridge Special Credit Partners General Partner III, L.P. (“Special Credit III GP”), which is the general partner of Centerbridge Special Credit Partners III-Flex, L.P. (“SC III-Flex”), and may be deemed to share beneficial ownership over the securities held of record by SC III-Flex. As the director of CSCP III Cayman GP, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by SC III-Flex. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by SC III-Flex, except to the extent of any proportionate pecuniary interest therein. The address of each of CSCP III Cayman GP, Special Credit III GP, SC III-Flex and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152.

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(6)	As of July 12, 2021, the Series A Preferred Shares held by Kennedy Lewis Capital Partners Master Fund II L.P. are convertible into 4,343,043 shares of Class A common stock. Kennedy Lewis GP II LLC is the general partner of Kennedy Lewis Capital Partners Master Fund II L.P. and Kennedy Lewis Management LP is the Investment Advisor of Kennedy Lewis Capital Partners Master Fund II L.P. and share voting and investment control with respect to the securities held of record by Kennedy Lewis Capital Partners Master Fund II L.P. Darren Richman and David Chene are the principals of Kennedy Lewis GP II LLC and Kennedy Lewis Management LP. The address of Kennedy Lewis Capital Partners Master Fund II L.P. is 111 West 33rd Street, Suite 1910, New York, NY 10120.

(7)	Interests shown are held by entities advised and/or managed by Oak Hill Advisors, L.P. or its affiliate (each, an “Oak Hill Advisors Entity”). Interests shown consists of 900 shares held by ALOHA European Credit Fund, L.P., 2,800 shares held by Future Fund Board of Guardians, 900 shares held by Illinois State Board of Investment, 1,400 shares held by Indiana Public Retirement System, 2,800 shares held by OHA AD Customized Credit Fund (International), L.P., 4,100 shares held by OHA Artesian Customized Credit Fund I, L.P., 700 shares held by OHA BCSS SSD II, L.P., 8,800 shares held by OHA Black Bear Fund, L.P., 5,300 shares held by OHA Centre Street Partnership, L.P., 8,800 shares held by OHA Credit Solutions Master Fund II SPV, L.P., 6,500 shares held by OHA Delaware Customized Credit Fund Holdings, L.P., 1,100 shares held by OHA Delaware Customized Credit Fund-F, L.P., 5,900 shares held by OHA Dynamic Credit ORCA Fund, L.P., 800 shares held by OHA Enhanced Credit Strategies Master Fund, L.P., 5,200 shares held by OHA KC Customized Credit Master Fund, L.P., 800 shares held by OHA MPS SSD II, L.P., 4,200 shares held by OHA SA Customized Credit Fund, L.P., 21,500 shares held by OHA Strategic Credit Master Fund II, L.P., 3,600 shares held by OHA Structured Products Master Fund D, L.P., 28,567 shares held by OHA Tactical Investment Master Fund, L.P., 1,200 shares held by OHAT Credit Fund, L.P. and 800 shares held by The Coca-Cola Company Master Retirement Trust. As of July 12, 2021, the Series A Preferred Shares held by these Oak Hill Advisors entities are convertible into 4,343,032 shares of Class A common stock. The business address for the Oak Hill Advisors Entities is One Vanderbilt Avenue 16th Floor New York, NY 10017. Glenn R. August is the Founder, Senior Partner and Chief Executive Officer of Oak Hill Advisors, L.P. The interests beneficially owned by the Oak Hill Advisors Entities may also be deemed to be beneficially owned by Mr. August. Mr. August disclaims beneficial ownership of our Series A Preferred Shares beyond his pecuniary interest in the Oak Hill Advisors Entities for purposes of Section 16 under the Exchange Act.

(8)	Consists of (i) 2,141,275 shares held by Mr. Levie and (ii) 2,016,667 shares subject to options exercisable within 60 days of July 12, 2021.

(9)	Consists of (i) 886,337 shares held by Mr. Smith, (ii) 85,000 shares held by Mr. Smith, as Trustee of the DCS GRAT of 2014, and (iii) 1,286,917 shares subject to options exercisable within 60 days of July 12, 2021.

(10)	Consists of (i) 159,092 shares held by Ms. Carullo, and (ii) 408,334 shares subject to options exercisable within 60 days of July 12, 2021.

(11)	Consists of (i) 14,363 shares held by Ms. Barsamian, (ii) 28,726 shares subject to options exercisable within 60 days of July 12, 2021 and (iii) 10,060 shares issuable upon the vesting of restricted stock units within 60 days of July 12, 2021.

(12)	Consists of 8,130 shares held by Mr. Bass.

(13)	Consists of (i) 110,567 shares held by Ms. Evan, (ii) 57,362 shares subject to options exercisable within 60 days of July 12, 2021, and (iii) 10,060 shares issuable upon the vesting of restricted stock units within 60 days of July 12, 2021.

(14)	Consists of (i) 3,329 shares held by Ms. Hammonds, (ii) 18,862 shares subject to options held by Ms. Hammonds that are exercisable within 60 days of July 12, 2021, and (iii) 10,060 shares issuable upon the vesting of restricted stock units within 60 days of July 12, 2021.

(15)	Consists of (i) 5,277 shares held by Mr. Lazar and (ii) 14,953 shares subject to options held by Mr. Lazar that are exercisable within 60 days of July 12, 2021.

(16)	Consists of (i) 7,974 shares held by Mr. Leav, (ii) 17,277 shares subject to options held by Mr. Leav that are exercisable within 60 days of July 12, 2021, and (iii) 10,060 shares issuable upon the vesting of restricted stock units within 60 days of July 12, 2021.

(17)	Consists of (i) 11,106 shares held by Mr. Levin, (ii) 128,600 shares held of record by Daniel J. Levin and Naomi J. Andrews, as Trustees of the Levin/Andrews Family Trust dated 9/18/99, (iii) 992,987 shares subject to options exercisable within 60 days of July 12, 2021, and (iv) 10,060 shares issuable upon the vesting of restricted stock units within 60 days of July 12, 2021.

(18)	Consists of 9,746 shares held by Ms. Mayer.

(19)	Consists of (i) 3,570,796 shares outstanding as of July 12, 2021, (ii) 4,842,085 shares subject to options exercisable within 60 days of July 12, 2021 and (iii) 50,300 shares issuable upon the vesting of restricted stock units within 60 days of July 12, 2021.

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RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Agreement with Starboard Value LP

In March 2020, the company entered into an agreement with Starboard regarding, among other things, the membership and composition of the Board of Directors and committees thereof (the “Starboard Agreement”). Under the terms of the Starboard Agreement, the company appointed Carl Bass, Jack Lazar, and Bethany Mayer to serve on the Board of Directors and agreed to nominate Mr. Bass and Mr. Lazar for election to the Board of Directors as Class III directors at our 2020 annual meeting of stockholders. With respect to the 2020 annual meeting of stockholders, Starboard agreed to, among other things, vote, subject to certain conditions, all shares of the company’s Class A common stock beneficially owned by Starboard in favor of the company’s director nominees and in accordance with the Board of Directors’ recommendations on all other proposals.

Pursuant to the Starboard Agreement, we agreed (i) to increase the size of the Board of Directors from nine directors to 12 directors and appoint Messrs. Bass and Lazar as Class III directors and Ms. Mayer as a Class II director; (ii) that Messrs. O’Driscoll and Smith would not stand for reelection as directors at the 2020 annual meeting of stockholders; (iii) that Mr. Stein would resign from the Board of Directors effective as of the conclusion of the 2020 annual meeting of stockholders; (iv) to form the Operating Committee; (v) to appoint the members of the Operating Committee and to appoint specified replacements in the event Mr. Lazar and/or Ms. Mayer cease to be directors; and (vi) to provide at least one of Mr. Lazar and Ms. Mayer the opportunity to serve on each standing committee of the Board of Directors and provide each of Mr. Lazar and Ms. Mayer the opportunity to serve on at least one standing committee of the Board of Directors. We agreed to reduce the size of the Board of Directors to nine directors following the conclusion of the 2020 annual meeting of stockholders.

Starboard also agreed to certain customary standstill provisions, effective through the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for the Annual Meeting and (y) 100 days prior to the first anniversary of the 2020 annual meeting of stockholders (the “Standstill Period”).

We also agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal fees) incurred in connection with Starboard’s involvement with the company though the date of the Starboard Agreement, not to exceed $200,000 in the aggregate. On April 6, 2021, 100 days prior to the first anniversary of the 2020 annual meeting of stockholders (which was held on July 15, 2020), the Standstill Period and Starboard Agreement terminated pursuant to the Starboard Agreement’s terms.

The foregoing summary of the Starboard Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on March 23, 2020 and is incorporated herein by reference.

Relationship with KKR

On April 7, 2021, the company entered into an Investment Agreement (the “Investment Agreement”) with investment vehicles managed or advised by KKR Credit Advisors (US) LLC, or affiliates thereof. (collectively, “KKR”), relating to the issuance and sale by the company to KKR and certain other parties (collectively with KKR, the “Investors”) of 500,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $500 million, or $1,000 per share (the “Issuance”). Cumulative preferred dividends accrue daily on the Series A Preferred Stock at a rate of 3.0% per year. The Issuance was consummated on May 12, 2021 (the “Closing Date”) for an aggregate purchase price of $500 million. Our Board of Directors unanimously approved the Investment Agreement and Issuance. As of the Record Date, the Investors held 500,000 shares of Series A Preferred Stock.

The holders of our Series A Preferred Stock are entitled to vote with the holders of our Class A common stock on an as-converted basis, voting together as a single class. Holders of the Series A Preferred Stock are also entitled to a separate class vote with respect to, among other things, amendments to the company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, and payments of special dividends in excess of an agreed upon amount. On May 13, 2021, the company waived compliance by the Investors with the provisions of the Investment Agreement requiring the Investors to vote in the same manner as recommended by the Board of Directors with respect to certain proposals, resulting in the Investors being able to vote their shares of Series A Preferred Stock without restriction.

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Pursuant to the Investment Agreement, the company agreed to increase the size of its Board of Directors in order to appoint, as of the Closing Date, one individual designated by KKR, who shall initially be John Park, to our Board of Directors for a term expiring at the 2023 annual meeting of the company’s stockholders. So long as KKR beneficially owns at least 50% of the shares of Series A Preferred Stock that it purchased at the closing of the Issuance on an as-converted basis, KKR will have the right to designate a director nominee for election to the Board of Directors.

For further information regarding the Investment Agreement, including a description of certain obligations and restrictions binding on the parties thereto and the terms of the Series A Preferred Stock, please refer to the Company’s Current Reports on Form 8-K filed with the SEC on April 8, 2021 and May 18, 2021.

Other Transactions

We have entered into change in control and severance agreements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. See the section titled and “Executive Compensation—Potential Payments upon Termination or Change of Control.”

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our Charter and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Other than as described above, since February 1, 2020, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that our Audit Committee shall review any related person transactions. Our Board of Directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our Audit Committee. In approving or rejecting any such transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The company is not aware of any related person transactions required to be reported under applicable SEC rules since the beginning of the last fiscal year where our policies and procedures did not require review, or where such policies and procedures were not followed.

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OTHER MATTERS

Participants in the Solicitation

Under applicable regulations of the SEC, each of our directors and certain of our executive officers and other employees are “participants” in this proxy solicitation on behalf of the Board of Directors. For more information about our directors and executive officers, please see “Proposal No. 1 — Election of Directors” beginning on page 39 of this Proxy Statement and “Executive Officers” beginning on page 51 of this Proxy Statement. Additional information relating to our directors and director nominees as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf is attached to this Proxy Statement as Appendix B. Other than the persons described in this Proxy Statement, no regular employees of the company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Costs of Solicitation

The company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board of Directors with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board of Directors, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The company has retained Innisfree to solicit proxies. Under our agreement with Innisfree, Innisfree will receive a fee of up to $600,000 plus the reimbursement of reasonable expenses. Innisfree expects that approximately 75 of its employees will assist in the solicitation. The company also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its retention. Innisfree will solicit proxies by mail, telephone, facsimile and email. Our aggregate expenses, including those of Innisfree, our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting of stockholders in which there is not a proxy contest and salaries and wages of our regular employees and officers, are expected to be approximately $3,500,000, of which approximately $1,000,000 has been incurred as of the date of this Proxy Statement.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to:

Box, Inc.
Attention: Investor Relations
900 Jefferson Ave.
Redwood City, California 94063
Tel: (877) 729-4269

Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Because Starboard has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are stockholders of the company will not be householding our proxy materials.

Appraisal Rights

Holders of shares of our Voting Stock do not have appraisal rights under Delaware law in connection with this proxy solicitation.

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Stockholder List

We will make available a list of stockholders of record as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from August 30, 2021 through September 9, 2021 at our headquarters located at 900 Jefferson Ave., Redwood City, California 94063. Due to the fact that the normal business hours of our headquarters have been affected due to the COVID-19 pandemic, if you wish to inspect the list, please submit your request, along with proof of ownership, by email to ir@box.com. The list will also be available electronically on the meeting website during the live webcast of the Annual Meeting.

Stockholder Proposals and Director Nominations for the 2022 Annual Meeting of Stockholders

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act by submitting their proposals in writing to our Secretary in a timely manner. For a Rule 14a-8 stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than March 21, 2022. In addition, such stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Box, Inc.
Attention: Corporate Secretary
900 Jefferson Ave.
Redwood City, California 94063

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at the address set forth above:

•	not earlier than May 7, 2022; and

•	not later than the end of the day on June 6, 2022.

In the event that we hold the 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2022 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2022 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of our 2022 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting and otherwise comply with our Bylaws, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Holders of our Class A common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors” beginning on page 31 of this Proxy Statement.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received at the address set forth above within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

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Availability of Bylaws

A copy of our Bylaws is available on our website at http://www.box.com/investors. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Fiscal Year 2021 Annual Report and SEC Filings

Our financial statements for our fiscal year ended January 31, 2021 are included in our Annual Report on Form 10-K, as amended, which we will make available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our annual report are posted on our website at http://www.box.com/investors and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Box, Inc., Attention: Investor Relations, 900 Jefferson Ave., Redwood City, California 94063.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the company’s future costs of solicitation, record or meeting dates, compensation arrangements or structure, Board of Directors composition, future stockholder engagement and the company’s strategy, and underlying assumptions of any of the foregoing are forward-looking statements.

When used in this Proxy Statement, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of those terms or other comparable terms are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause us to fall short of our expectations or may cause us to deviate from our current plans, as expressed or implied by these statements. The known risks that could cause our results to differ, or may cause us to take actions that are not currently planned or expected, are described in the company’s reports and filings with the SEC including, without limitation, the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021, as amended, under the heading Item 1A – “Risk Factors.” Unless required by law, the company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Proxy Statement is specifically qualified in its entirety by the aforementioned factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Proxy Statement.

*  *  *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Voting Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our Class A common stock and/or Series A Preferred Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS Redwood City, California July 19, 2021

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APPENDIX A

AMENDED 2015 EMPLOYEE STOCK PURCHASE PLAN

BOX, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

1.         Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.         Definitions.

(a)       “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b)       “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c)       “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d)      “Board” means the Board of Directors of the Company.

(e)      “Change in Control” means the occurrence of any of the following events:

(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)        “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)       “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h)       “Common Stock” means the Class A common stock of the Company.

(i)       “Company” means Box, Inc., a Delaware corporation, or any successor thereto.

(j)       “Compensation” means an Eligible Employee’s base straight time gross earnings (including any 13th month payments), commissions, payments for incentive compensation, bonuses and other similar compensation, and payments for overtime. Any retroactive adjustment payment will be considered Compensation for the Purchase Period in which it is paid. For clarity, Compensation shall not include any auto allowance, cost of living allowance, domestic partner fringe benefits, taxable education reimbursements, ex-patriot allowances, expense reimbursements, group term life payments, equity compensation, per diem, prizes or gifts, accrued paid time off that is paid at termination, referral bonuses, relocation payments, severance, sign-on bonuses, and/or spot bonuses. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Purchase Period.

(k)       “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant as required by Applicable Laws or determined by the Administrator, in its sole discretion, to fund the exercise of options granted pursuant to the Plan.

(l)        “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

(m)      “Director” means a member of the Board.

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(n)       “Eligible Employee” means any individual who is an employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. For purposes of the Plan and any given Offering, if an employee is on the payroll of a given entity while providing services in another jurisdiction, then the employee’s Employer will be deemed to be the entity paying wages to the employee and the employee will be eligible for the same Offering as other Eligible Employees of the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer and the Company approve or is legally protected under Applicable Laws. Where the period of leave exceeds 3 months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated 3 months and 1 day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(o)       “Employer” means the employer of the applicable Eligible Employee(s).

(p)       “Enrollment Date” means the first day of each Offering Period.

(q)       “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)        “Exercise Date” means the last day of each Purchase Period occurring on September 15 and March 15 of each year. Notwithstanding the foregoing, the first Exercise Date under the Plan will be September 15, 2015.

(s)       “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)    The closing sales price for Common Stock as quoted on the New York Stock Exchange on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator; or

(iii)     For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”).

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be the price as determined under subsection (i) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator.

(t)        “Fiscal Year” means the fiscal year of the Company.

(u)       “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v)        “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. Unless otherwise specified by the Administrator, each Offering under the Plan to the Eligible Employees of the Company or a Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

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(w)      “Offering Periods” means the periods of approximately 24 months during which an option granted pursuant to the Plan may be exercised, (i) commencing on September 16 and March 16 of each year and (ii) terminating on September 15 / March 15, approximately 24 months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and will end on March 15, 2017 (subject to Section 4(b)), and provided, further, that the second Offering Period under the Plan will commence on March 16, 2015. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(x)       “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)       “Participant” means an Eligible Employee that participates in the Plan.

(z)       “Plan” means this Box, Inc. 2015 Employee Stock Purchase Plan.

(aa)     “Purchase Period” means the approximately 6 month period: (i) commencing on September 16 and March 16 of each year and (ii) ending on March 15 and September 15 of the following year.

(bb)     “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.

(cc)     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd)     “Trading Day” means a day on which the New York Stock Exchange is open for trading.

(ee)     “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.         Eligibility.

(a)       First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.

(b)       Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(c)       Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.

(d)       Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

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4.         Offering Periods.

(a)       Timing and Duration. The Plan will be implemented by overlapping Offering Periods with a new Offering Period commencing on September 16 and March 16 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the date upon which the Company’s Registration Statement is declared effective by the Securities and Exchange Commission and end on March 15, 2017 (subject to Section 4(b)), and provided, further, that the second Offering Period under the Plan will commence on March 16, 2015. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.

(b)       Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on the Enrollment Date of the immediately following Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of the existing Offering Period, then all Participants in the existing Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date of the existing Offering Period and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

5.         Participation.

(a)       First Offering Period. An Eligible Employee will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A or through an electronic enrollment process, to the extent permissible by Applicable Laws) (the “Subscription Agreement”) to the Company’s designated plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than the 15th day of the month following the effective date of such S-8 registration statement or such other period of time as the Administrator may determine (the “Enrollment Window”). For the first Offering Period, Contributions will commence as of the first payroll date immediately following the expiration of the Enrollment Window. An Eligible Employee’s failure to submit the Subscription Agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period.

(b)       Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed Subscription Agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator. Notwithstanding the first sentence of this Section 3(b), if an Eligible Employee has become a Participant in the Plan for a previous Offering Period, then Participant will continue to be enrolled in the Offering Period that immediately follows the expiration of the previous Offering Period under the same terms as his or her outstanding Subscription Agreement unless terminated as provided in Section 10.

6.         Contributions.

(a)       At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the current Purchase Period or Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the Subscription Agreement prior to each Exercise Date of each Purchase Period. A Participant’s Subscription Agreement will remain in effect for successive Purchase Periods unless terminated as provided in Section 10 hereof.

(b)      In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.

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(c)       All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.

(d)       A Participant may discontinue his or her participation in the Plan as provided in Section X. Unless otherwise determined by the Administrator, for each Purchase Period, a Participant may decrease and/or increase the rate of his or her Contributions once during the Purchase Period by (i) properly completing and submitting to the Company’s stock administration office or its designee (or through an electronic process, to the extent permissible by Applicable Laws), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new Subscription Agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. For clarity, a Participant may decrease his or her Contribution rate to any whole percentage, including 0%. Any decrease in Contribution rate made pursuant to this Section VI.D will be effective in accordance with the Company’s stock administration policies as then in effect. Any increase in Contribution rate will be effective as of the commencement of the next Purchase Period; provided, that the election to increase the Contribution rate is made prior to the expiration of open enrollment for that period. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (unless terminated as provided in Section X). The Administrator may, in its sole discretion, further limit the nature and/or number of Contribution rate changes that may be made by Participants during any Purchase Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.

(e)      Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased unilaterally by the Company to 0% at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)       Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, or (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code, or (iii) such Eligible Employees will participate in the Non-423 Component.

(g)       At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7.         Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 3,000 shares of Common Stock (subject to any adjustment pursuant to Section 19); and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed Subscription Agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

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8.         Exercise of Option.

(a)      Unless a Participant withdraws from the Plan as provided in Section X, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section X. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)      If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

(c)      In its sole discretion, the Administrator may establish procedures that may allow a Participant to make an irrevocable election to make an immediate same-day sale of shares acquired on a given Exercise Date; provided, however, that any election under this Section 8(c) must be made during an open trading window under the rules and regulations for insider trading.

9.         Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to facilitate compliance with Applicable Laws. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.        Withdrawal.

(a)       A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B). All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)       A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

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11.        Termination of Employment. Unless otherwise required by Applicable Laws, if a Participant ceases to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. A Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option shall be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.

12.       Interest. No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13.       Stock.

(a)      Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 18,164,734.

(b)      Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)      Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.        Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15.       Designation of Beneficiary.

(a)      If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

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(b)      Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)       All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections XV.A and B above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16.        Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.       Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such Contributions.

18.       Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.        Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)       Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)      Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such proposed dissolution or liquidation without an Exercise Date or a New Exercise Date, unless provided otherwise by the Administrator. The Administrator will notify each Participant in writing or electronically, and prior to the proposed dissolution or liquidation, each Participant will be deemed withdrawn from the Offering Period as provided in Section 10 hereof.

(c)      Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

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20.        Amendment or Termination.

(a)       The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b)       Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)      In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)     amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)     altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii)     shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv)    reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v)     reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21.       Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.       Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

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23.       Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.        Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of 20 years, unless sooner terminated under Section XX.

25.       Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.       Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

27.       No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28.       Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29.       Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

30.        Tax Qualification. Although the Company may endeavor to (a) qualify an option for specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to any potential negative tax impact on Participants under the Plan.

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EXHIBIT A

BOX, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

GLOBAL SUBSCRIPTION AGREEMENT

_____ Original Application	Enrollment Date: _______________________________________
_____ Change in Payroll Deduction Rate

1.     ____________________ hereby elects to participate in the Box, Inc. (the “Company”) 2015 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this subscription agreement, including the addendum (attached hereto) (the “Country Addendum”) containing country-specific terms and conditions (collectively, this “Agreement”) and the Plan. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

2.     I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.     I understand I may increase and reduce my Contributions rate once, and only once, during a Purchase Period. Any increase in my Contribution rate will only be effective for the following Purchase Period; provided, that I have timely submitted my change prior to the end of open enrollment for the following period. Any decrease in my Contribution rate will be effective in accordance with the Company’s stock administration policies then in effect.

4.     I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

5.     I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6.     Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of _____________ (Eligible Employee or Eligible Employee and Spouse only).

7.     I understand that if I am a U.S. taxpayer participating in the 423 Component of the Plan and I dispose of any shares of Common Stock received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or 1 year after the Exercise Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. To the extent that my shares acquired under the Plan are not held with a broker designated by the Company, I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for U.S. federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

I understand that if I am a U.S. taxpayer participating in the Non-423 Component of the Plan, the tax treatment under Code Section 423(b) will not apply and I will be treated for U.S. federal income tax purposes as having received ordinary income on the Exercise Date in an amount equal to the excess of the fair market value of the shares on the Exercise Date over the Purchase Price which I paid for the shares.

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8.     I acknowledge that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including, but not limited to, the grant of options, the purchase of shares of Common Stock, the issuance of Common Stock purchased, the sale of shares of Common Stock purchased under the Plan or the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares of Common Stock under the Plan, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer to satisfy the obligations with regard to all Tax-Related Items by withholding from my wages or other cash compensation payable to me by the Company and/or the Employer. If the obligations for Tax-Related Items cannot be satisfied by withholding from my wages or other cash compensation as contemplated herein, then I authorize the Company and/or the Employer or their respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the option, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent). If shares of Common Stock are sold to satisfy obligations for Tax-Related Items, I acknowledge that I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase or deliver the shares or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

9.     By enrolling and participating in the Plan, I acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company and it is discretionary in nature; (b) the grant of the option is voluntary and does not create any contractual or other right to receive future rights to purchase shares of Common Stock, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company; (d) the grant of options and my participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Affiliate of the Company to terminate my employment relationship (if any); (e) I am voluntarily participating in the Plan; (f) the Plan and the shares of Common Stock purchased under the Plan are not intended to replace any pension rights or compensation; (g) the Plan and the shares of Common Stock subject to the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; (h) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of the shares of Common Stock purchased under the Plan may increase or decrease in the future, even below the Purchase Price; (i) no claim or entitlement to compensation or damages shall arise from forfeiture of options under the Plan resulting from termination of my employment with the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of the option and the issuance of shares of Common Stock under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company, its Subsidiaries or Affiliates or the Employer, waive my ability, if any, to bring any such claim, and release the Company, its Subsidiaries and Affiliates and the Employer from any such claim; (j) in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), unless otherwise provided in the Plan or determined by the Administrator, my right to participate in the Plan and my right to purchase shares of Common Stock, if any, will terminate effective as of the date I cease to be actively employed and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Company’s chief human resources officer or other person performing that function or, with respect to executive officers, the Board, shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my option; and (k) neither the Company, the Employer nor any Subsidiary or Affiliate of the Company, shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the shares of Common Stock or any amounts due pursuant to the purchase of the shares of Common Stock or the subsequent sale of any shares purchased under the Plan.

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10.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my purchase or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

11.   I acknowledge that, depending on my country of residence, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell shares of Common Stock or rights to shares of Common Stock under the Plan during such times as I am considered to have “inside information” regarding the Company (as defined by the laws in my country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  I acknowledge that it is my responsibility to comply with any applicable restrictions and that I am advised to speak to my personal legal advisor on this matter.

12.   I hereby voluntarily consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Agreement and any other Plan participation materials (“Data”) by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options under the Plan or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested, or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan.

I understand that Data will be transferred to Charles Schwab & Co., Inc., or such stock plan service provider as may be selected by the Company in the future, which is assisting the Company, with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, the Company’s broker and any other possible recipients which may assist the Company, (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that if I reside outside the United States I may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant the right to purchase shares of Common Stock under the Plan to me or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

13.  This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of law provisions, as provided in the Plan. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.

14.   If I have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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15.   The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.   The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.   Notwithstanding any provisions in this Agreement, the grant of my option shall be subject to any terms and conditions set forth in any Country Addendum to this Agreement for my country. Moreover, if I relocate to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.

18.   The Company, at its option, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the Plan in accordance with the Plan withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements on my participation in the Plan, on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.   I acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by me or any other Participant.

20.   I understand that the Company may require that shares (i) be deposited directly with a broker designated by the Company and (ii) be retained with such broker or agent for a designated period of time (iii) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

21.   I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social Security Number or
Non-U.S. Tax Identification Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

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Addendum

Country-Specific Terms and Conditions to

Box, Inc. 2015 EMPLOYEE STOCK PURCHASE Plan

Global SUBSCRIPTION Agreement

Terms and Conditions

This Addendum, which is part of the Agreement, includes additional or different terms and conditions that govern my participation in the Plan and that will apply to me if I am working in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Addendum shall have the meanings ascribed to them in the Plan or the Agreement, as applicable.

If I am a citizen or resident of a country other than the one in which I am currently working, am considered a resident of another country for local law purposes or transfer employment and/or residency between countries after the Enrollment Date, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to me under these circumstances.

Notifications

This Addendum also includes information regarding securities, exchange control and certain other issues of which I should be aware with respect to my participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I not rely on the information in this Addendum as the only source of information relating to the consequences of my participation in the Plan because such information may be outdated when the shares of Common Stock are purchased and/or when I sell any shares purchased under the Plan.

In addition, the information contained herein is general in nature and may not apply to my particular situation. As a result, the Company is not in a position to assure me of any particular result. The Company therefore advises me to seek appropriate professional advice as to how the relevant laws in my country may apply to my particular situation.

Finally, if I am a citizen or resident of a country other than that in which I currently am working, am considered a resident of another country for local law purposes or transfer employment and/or residency to a different country after the Enrollment Date, the notifications contained herein may not apply in the same manner to me.

AUSTRALIA

Notifications

Securities Law Information.  If I acquire shares of Common Stock under the Plan and offer the shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and I should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

DENMARK

Terms and Conditions

Danish Stock Option Act. By participating in the Plan, I acknowledge that I have received a Danish translation of an “Employer Statement,” which is being provided to comply with the Danish Stock Option Act.

Notifications

Foreign Asset Reporting Information.  I understand that I may hold shares of Common Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank.  If the shares are held with a non-Danish broker or bank, I am required to inform the Danish Tax Administration about the safety-deposit account.  For this purpose, I must file a Declaration V (Erklaering V) with the Danish Tax Administration. The bank/broker and I must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, I acknowledge that I am solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares of Common Stock acquired at purchase and held in such account to the Danish Tax Administration as part of my annual income tax return.  By signing the Form V, I at the same time authorize the Danish Tax Administration to examine the account.  A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

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In addition, when I open a deposit account or a brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account.  Therefore, I must also file a Declaration K (Erklaering K) with the Danish Tax Administration.  The bank/broker and I must sign the Declaration K.  By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account.  In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, I acknowledge that I am solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of my annual income tax return. By signing the Declaration K, I at the same time authorize the Danish Tax Administration to examine the account.  A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

FRANCE

Terms and Conditions

Payroll Deduction Authorization. This provision translates Section 2 of the Subscription Agreement:

I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

Autorisation de prélèvements sur salaires. Le paragraphe suivant met en oeuvre la Section 2 du Formulaire de Participation:

J’autorise par la présente un prélèvement sur salaires à un taux de ____% (taux compris entre 0 et 15%) effectué à chaque paiement de mon salaire durant la Période d’Offre compte tenu du Plan. (Veuillez noter que le taux choisi doit être arrondi, sans chiffre après la virgule).

Language Consent.  By enrolling in the Plan, either by signing the Agreement or by using the Company’s online enrollment procedures with Charles Schwab & Co., Inc., or such stock plan service provider as may be selected by the Company in the future, I agree to be bound by, and understand that my participation in the Plan is in all respects subject to, the terms of the Plan and this Agreement.  I confirm having read and understood the documents relating to the Plan (the Plan and this Agreement) which were provided to me in the English language.  I accept the terms of those documents accordingly.

Langue utilisée. En acceptant de participer au Plan, soit en signant le Formulaire soit en utilisant les procédure de participation en ligne de la Société auprès de Charles Schwab & Co., Inc., ou auprès de tout autre gestionnaire de plan que la Société pourrait choisir à l’avenir, j’accepte d’être lié et je comprends que ma participation au Plan est telle que décrite dans le Plan et ce Formulaire. Je confirme avoir lu et compris les documents relatifs au Plan (le Plan et ce Formulaire) qui ont été communiqués en langue anglaise.  J’accepte les termes de ces documents en connaissance de cause.

Notifications

Foreign Asset Reporting Information. If I hold securities (including shares of Common Stock purchased under the Plan) or maintain a foreign bank account, I am required to report the maintenance of such to the French tax authorities when filing my annual tax return.

GERMANY

Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank. The online filing portal can be accessed at www.bundesbank.de. I understand that it is my responsibility to comply with this reporting obligation and that I should consult with my personal tax advisor in this regard.

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japan

Notifications

Foreign Asset Reporting Information. I understand that I will be required to report details of any assets held outside of Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. I understand that I should consult with my personal tax advisor as to whether the reporting obligation applies to me and whether I will be required to report details of any outstanding options under the Plan, shares of Common Stock and/or cash held by me in the report.

NETHERLANDS

Notifications

poland

Notifications

Exchange Control Notification. I understand that if I hold shares of Common Stock and/or maintain a bank account abroad and the aggregate value of shares of Common Stock and/or cash held in such foreign account exceeds PLN 7 million, I must file reports on the transactions and balances of the accounts on a quarterly basis to the National Bank of Poland. If I transfer funds into Poland exceeding EUR 15,000 in a single transaction, I will be required to do so through a bank account in Poland. I understand that all documents connected with foreign exchange transactions should be retained for a period of five (5) years, calculated from the end of the year when the foreign exchange transactions were made. I understand that I should consult a personal legal advisor to ensure compliance with applicable reporting obligations.

United Kingdom

Terms and Conditions

Tax-Related Items. The following provision supplements Section 8 of the Agreement:

I agree that, if I do not pay or the Company or the Employer does not withhold from me, the full amount of income tax that I owe in connection with the option within 90 days after the end of the tax year in which the event giving rise to the income tax liability arose or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by me to the Company and/or the Employer, effective on the Due Date. I agree that the loan will bear interest at the then-current official HMRC rate, it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement.

Notwithstanding the foregoing, if I am an executive officer or director within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended, the terms of the immediately foregoing provision will not apply. In the event that I am an executive officer or director and the income tax is not collected or paid by me by the Due Date, the amount of any uncollected income tax may constitute a benefit to me on which additional income tax and National Insurance contributions (“NICs”) may be payable. I acknowledge that I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from me at any time thereafter by any of the means set forth in Section 8 of the Agreement.

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Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of participation in the Plan and the purchase of shares of Common Stock, I agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the option and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 8 of the Agreement. Without prejudice to the foregoing, I agree to execute a joint election with the Company or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to me. I further agree to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of my Joint Election. I understand that if I do not complete the Joint Election prior to the Exercise Date, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, I will not be entitled to purchase shares of Common Stock or receive any benefit under the Plan, without any liability to the Company or the Employer. I understand that I must enter into the Joint Election attached to this Country Addendum, concurrent with the execution of the Agreement, or at such subsequent time as may be designated by the Company.

Important Note on the Election to Transfer Employer NICs

If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the Box, Inc. 2015 Employee Stock Purchase Plan, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.

By entering into the Election:

•	you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•	you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and

•	you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully.

Please print and keep a copy of the Election for your records.

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BOX, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.	The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to participate in the Box, Inc. 2015 Employee Stock Purchase Plan (the “Plan”), and

B.	Box, Inc., 4440 El Camino Real, Los Altos, CA 94022, USA (the “Company”), which may grant rights to purchase shares of Common Stock under the Plan and is entering into this Election on behalf of the Employer.

Introduction

This Election relates to all rights to purchase shares of Common Stock granted to the Employee under the Plan on or after [date] up to the termination date of the Plan.

In this Election the following words and phrases have the following meanings:

“Chargeable Event” means, in relation to the purchase rights:

the acquisition of securities pursuant to the purchase rights (within section 477(3)(a) of ITEPA);

the assignment or release of the purchase rights in return for consideration (within section 477(3)(b) of ITEPA);

the receipt of a benefit in connection with the purchase rights other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

post-acquisition charges relating to the purchase rights and/or the shares acquired pursuant to the purchase rights (within section 427 of ITEPA); and/or post-acquisition charges relating to the purchase rights and/or the shares acquired pursuant to the purchase rights (within section 439 of ITEPA).

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“SSCBA” means the Social Security Contributions and Benefits Act 1992.

This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the purchase rights pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

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Payment of the Employer’s Liability

The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the purchase rights; and/or

(iv)	by any other means specified in the applicable award agreement.

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the purchase rights until full payment of the Employer’s Liability is received.

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs, if payments are made electronically).

Duration of Election

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the purchase rights in circumstances where section 483 of ITEPA applies.

This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)	after due payment of the Employer’s Liability in respect of the entirety of the purchase rights to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

The Employee acknowledges that, by clicking on the “ACCEPT” box in the online acceptance screen, the Employee agrees to be bound by the terms of this Election.

OR:

The Employee acknowledges that, by signing this Election, the Employee agrees to be bound by the terms of this Election.

Name	______________________________

Signature	______________________________

Date	______________________________

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Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on

behalf of the Company	____________________________

Position	_________________________ _

Date	____________________________

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SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Election may apply:

For each company, provide the following details:

Name of Company:	Box.com (UK) Ltd
Registered Office:	White Collar Factory, 14th – 15th Floors, 1 Old Street Yard, London EC1Y 8AF
Company Registration Number:	08097316
Corporation Tax District:	Euston District
Corporation Tax Reference:	673 73432 29543
PAYE Reference:	475/KA 80221

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EXHIBIT B

BOX, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Box, Inc. 2015 Employee Stock Purchase Plan that began on ____________, ______ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Agreement.

Name and Address of Participant:

Signature:

Date:

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APPENDIX B

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of our Board of Directors, our Board of Directors’ nominees, and certain officers of the company are “participants” with respect to Board of Directors’ solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

For more information on the names, ages and principal occupations of the company’s directors and director nominees who are Participants, please see “Proposal No. 1—Election of Directors” beginning on page 39 of this Proxy Statement.

Other than as set forth in this Appendix B or elsewhere in this Proxy Statement, the business address for the company’s directors and director nominees is c/o Box, Inc., 900 Jefferson Ave., Redwood City, California 94063.

Officers

The executive officers of the company who are Participants are Aaron Levie, David Leeb, Dylan Smith, and Stephanie Carullo. The business address for each of these Participants is c/o Box, Inc., 900 Jefferson Ave., Redwood City, California 94063. For information on the principal occupations of these Participants, please see “Executive Officers” beginning on page 51 of this Proxy Statement.

Information Regarding Ownership of the Company’s Securities by Participants

For information on the number of the company’s securities beneficially owned by each Participant who is one of the company’s directors, director nominees or NEOs, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 68 of this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the company’s securities by each Participant during the period from July 1, 2019 through July 19, 2021. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares of Class A Common Stock	Transaction Description
Aaron Levie	4/7/2021	25,000	9
	4/1/2021	4,503	3
	4/1/2021	(1,794)	7
	3/16/2021	(100,000)	10
	12/21/2020	(50,000)	8
	9/21/2020	(50,000)	8
	7/10/2020	(86,000)	7
	7/10/2020	500,000	9
	7/9/2020	(215,000)	8
	7/9/2020	(50,000)	11
	7/9/2020	(40,000)	11
	7/7/2020	(200,000)	11
	6/2/2020	(65,000)	10
	4/2/2020	3,564	3
	4/2/2020	(1,454)	7
	3/30/2020	(40,000)	10
	3/20/2020	(60,000)	10
	10/1/2019	(1,666)	10
	7/15/2019	(6,200)	10

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Name	Transaction Date	Number of Shares of Class A Common Stock	Transaction Description
Dylan Smith	7/12/2021	(15,000)	8
	6/20/2021	(8,591)	7
	4/5/2021	17,362	9
	4/2/2021	175,000	4
	4/1/2021	9,255	3
	4/1/2021	(3,201)	7
	3/20/2021	(4,483)	7
	3/10/2021	(30,000)	8
	2/10/2021	(45,000)	8
	12/20/2020	(4,323)	7
	10/12/2020	(15,000)	8
	9/20/2020	(4,323)	7
	9/10/2020	(30,000)	8
	7/10/2020	(15,000)	8
	6/20/2020	(4,323)	7
	6/12/2020	(25,000)	10
	6/11/2020	(25,000)	10
	6/10/2020	(45,000)	8
	4/3/2020	200,000	4
	4/2/2020	(2,671)	7
	4/2/2020	7,262	3
Stephanie Carullo	6/20/2021	(12,753)	7
	4/2/2021	150,000	4
	4/1/2021	9,255	3
	4/1/2021	(3,201)	7
	3/20/2021	(7,183)	7
	12/20/2020	(10,072)	7
	9/20/2020	(7,158)	7
	6/20/2020	(7,025)	7
	4/3/2020	125,000	4
	4/2/2020	(2,534)	7
	4/2/2020	7,326	3
	3/20/2020	(4,590)	7
	12/20/2019	(4,725)	7
	9/20/2019	(4,323)	7
Sue Barsamian	7/15/2020	10,060	6
Carl Bass	5/26/2020	24,390	5
Dana Evan	7/15/2020	10,060	6
	7/10/2020	(3,000)	2
	7/8/2020	(3,000)	2

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Name	Transaction Date	Number of Shares of Class A Common Stock	Transaction Description
Kim Hammonds	7/15/2020	10,060	6
	10/18/2019	(3,328)	8
Jack Lazar	3/22/2020	15,833	5
	3/22/2020	31,666	12
Peter Leav	7/15/2020	10,060	6
Dan Levin	8/28/2020	100,000	9
	8/28/2020	(100,000)	2
	7/15/2020	10,060	6
	6/22/2020	(55,142)	2
	6/22/2020	55,142	9
	6/22/2020	(10,770)	2
	6/22/2020	10,770	9
	6/19/2020	(14,100)	2
	6/19/2020	14,100	9
	6/3/2020	(23,185)	2
	6/3/2020	23,185	9
	6/2/2020	(151,945)	2
	6/2/2020	151,945	9
Bethany Mayer	4/24/2020	29,239	5

Transaction Descriptions:

1.	Open market or private purchase

2.	Open market or private sale

3.	Grant of RSUs as a bonus payment earned under the company’s executive bonus plan

4.	Other grant of RSUs to an officer (including unvested RSUs)

5.	Grant of RSUs to new director

6.	Annual grant of RSUs as compensation to non-employee directors

7.	Shares withheld to satisfy tax withholding and remittance obligations in connection with the net settlement of RSUs

8.	Sale effected pursuant to Rule 10b5-1 Trading Plan

9.	Exercise of stock options

10.	Charitable contribution

11.	Gift

12.	Grant of employee stock option (right to buy) subject to vesting

Miscellaneous Information Concerning Participants

Each of the company’s directors and officers is entitled to indemnification under our Bylaws and Charter. In addition, the company has entered into indemnification agreements with each of its current directors and executive officers.

Other than as set forth in this Appendix B or elsewhere in this Proxy Statement and based on the information provided by each Participant:

1.	no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our Class A common stock, Class A Preferred Stock or other securities of the company or any parent or subsidiary of the Company;

2.	no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the company or, with respect to a director nominee, as a nominee for director; and

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3.	no Participant has purchased or sold any securities of the company within the past two years.

In addition, neither the company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Other than as set forth in this Appendix B or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the company or any of its affiliates or with respect to any future transactions to which the company or any of its affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since February 1, 2020 or any currently proposed transactions, or series of similar transactions, in which the company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

There are no material proceedings to which the Participants or any of their associates is a party or has a material interest adverse to the company. Neither the company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Other than the persons described in this Proxy Statement, no regular employees of the company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

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"At Box, our mission is to power how the world works together. That means enabling companies of every size and every industry across the globe to simplify how they share, access, and manage their files in the cloud. This interconnectedness is increasingly crucial as work evolves and teams become even more distributed around the world."

—Aaron Levie, CEO and Cofounder, Box

Corporate Headquarters

900 Jefferson Avenue, Redwood City, CA 94063, United States

Global Offices

San Francisco, CA
100 1st Street
17th Floor
San Francisco, CA
94105

New York, NY
386 Park Avenue South
3rd Floor
New York, NY
10016

Austin, TX
600 Congress Avenue
24th Floor
Austin, TX
78701

London, UK
White Collar Factory
1 Old Street Yard
15th Floor
London 8AF
United Kingdom

Tokyo, Japan
Tekko Building
15th Floor
Marunouchi 1-8-2
Chiyoda-Ku
Tokyo, 100-0005
Japan

www.box.com

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

BOX, INC.

ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 9, 2021, AT 8 A.M. PACIFIC TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

B L U E	The undersigned hereby constitutes and appoints Aaron Levie, Dylan Smith, and David Leeb, and each of them, as the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Box, Inc. to be held on September 9, 2021, via a live webcast at www.cesonlineservices.com/box21_vm, and at any adjournment, postponement, or continuation thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said Annual Meeting, as designated on the reverse side, on all matters coming before the meeting.

P R O X Y	THIS BLUE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 - 5, AND, TO THE EXTENT AUTHORIZED UNDER RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT, POSTPONEMENT, OR CONTINUATION THEREOF.

THE UNDERSIGNED HEREBY REVOKES ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENT, POSTPONEMENT, OR CONTINUATION THEREOF.

YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY

(continued and to be signed on the reverse side)

BOX, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Box, Inc.
for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet
Please access https://www.proxyvotenow.com/box (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone
Please call toll-free in the U.S. or Canada at 855-260-7729 on a touch-tone telephone. (If outside the U.S. or Canada, call 575-215-3573.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Submit your proxy by Mail
If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the postage-paid envelope provided to: Box, Inc., c/o 200 Business Park Circle Suite 112, Saint Augustine, FL 32095.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark vote as in this sample

The Board of Directors recommends a vote FOR ALL the nominees listed in Proposal 1, and FOR Proposals 2 - 5.

1.	To elect three Class I directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified: 1) Dana Evan; 2) Peter Leav; 3) Aaron Levie

FOR ALL ☐	WITHHOLD ALL ☐	*FOR ALL EXCEPT ☐

*NOTE: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	To approve an amendment to our 2015 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve, on an advisory basis, the compensation of our named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve an amendment to our amended and restated certificate of incorporation (the “Charter”) to eliminate the supermajority stockholder vote requirement to amend certain provisions of our Charter.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: ____________________________________________, 2021

Signature

Signature (if jointly held)

Title(s)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee, corporate officer or guardian, please provide full title and sign in full corporate name by duly authorized officer.